As filed with the Securities and Exchange Commission on January 13, 1994
                                            Registration No. 33-


FORM S-1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933


SUMMIT SECURITIES, INC.
(Exact name of registrant as specified
in governing instruments)

                      Idaho                                     6799
         (State or other jurisdiction of            (Primary Standard Industrial
         incorporation or organization)              Classification Code Number)

                                                        929 W. Sprague Avenue
                                                          Spokane, WA 99204
                   82-0438135                              (509) 838-3111
                (I.R.S. Employer                   (Address, including zip code,
               Identification No.)                      and telephone number,
                                                       including area code, of
                                                       registrant's principal
                                                         executive offices)

C. Paul Sandifur, Jr.
President
Summit Securities, Inc.
929 W. Sprague Ave.
Spokane, WA 99204
(509) 838-3111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933 check the following box. /X/

            Total Number of Pages: 153
            Exhibit at Page: 95

CALCULATION OF REGISTRATION FEE

Title of each                  Amount        Proposed     Proposed      Amount of
class of                        to be         maximum      maximum    registration
securities to                registered      offering     aggregate        fee
be registered                                price per    offering
                                               unit         price
Preferred
  Stock Shares                   150,000        $ 100    $15,000,000    $ 5,172.42

Investment
  Certificates               $40,000,000        $1.00    $40,000,000    $ 6,896.55


The Registrant is hereby proposing to register a new offering of Investment Certificates, Series A, in the amount of $20,000,000 and is hereby amending Registration No. 33-51836 pursuant to Rule 429 of which approximately $20,000,000 of Investment Certificates, Series A, remain unsold. The registration fee is calculated on the amount being registered hereunder.

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I

SUMMIT SECURITIES, INC.

Cross Reference Sheet
Showing Location in Prospectus of Items of the Form


1.   Forepart of the Registration Statement and
     Outside Front Cover Page of Prospectus........         Outside Front Cover
                                                            Page
2.   Inside Front and Outside Back Cover Pages
     of Prospectus.................................         Inside Front Cover
                                                            Page
3.   Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges............         Prospectus Summary;
                                                            Summary Financial
                                                            Data;
                                                            Certain Investment
                                                            Considerations/
                                                            Risk Factors;
4.   Use of Proceeds...............................         Use of Proceeds
5.   Determination of Offering Price...............                 *
6.   Dilution......................................                 *
7.   Selling Security Holders......................                 *
8.   Plan of Distribution..........................         Plan of Distribution
9.   Description of Securities to be Registered....         Description of
                                                            Securities;
                                                            Description
                                                            of Certificates;
                                                            Description of
                                                            Capital
                                                            Stock; Description
                                                            of Preferred Stock
10.  Interest of Named Experts and Counsel.........         Legal Matters;
                                                            Experts
11.  Information with Respect to Registrant........         Front Cover Page;
                                                            Prospectus
                                                            Summary; The
                                                            Company;
                                                            Capitalization;
                                                            Summary Financial
                                                            Data; Management's
                                                            Discussion and
                                                            Analysis
                                                            of Financial
                                                            Condition and
                                                            Results of
                                                            Operations;
                                                            Business;
                                                            Management;
                                                            Principal
                                                            Shareholders;
                                                            Certain
                                                            Transactions;
                                                            Financial Statements
                                                            and Supplementary
                                                            Data

12.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities...................................         Indemnification


*Not applicable or negative.

PROSPECTUS
SUMMIT SECURITIES, INC.
             $40,000,000  Investment Certificates, Series A
                 150,000 Shares Variable Rate Cumulative Preferred Stock, Series S-1 ($100 Per Share Offering Price and Liquidation Preference)

      The Investment Certificates, Series A ("Certificates") and the shares of Variable Rate Cumulative Preferred Stock, Series S-1 ("Preferred Stock") of Summit Securities, Inc. ("the Company") covered by this prospectus are being offered separately and not as units on a continuous, best efforts basis. The Certificates are unsecured indebtedness of the Company, senior in liquidation to the outstanding equity securities of the Company, including Preferred Stock to be issued hereunder, subordinate to the Company's collateralized debt and on a parity with all other outstanding Certificates issued by the Company, unsecured accounts payable and accrued liabilities. At the election of owners of Investment Certificates, Series A, interest will be paid monthly, quarterly, semi-annually or annually, or will remain with the Company to compound semi-annually. If annual payments of interest are elected, interest will not compound. Owners may elect to be paid monthly installments of the principal and interest pursuant to an amortization schedule selected by the owner. Interest rates, maturities, and minimum investment amounts, are set forth below. The Certificates will be issued in fully registered form in fractional denominations of $0.01 or multiples thereof at 100% of the principal amount paid. The Company reserves the right to change prospectively the interest rates, maturities, and minimum investment amounts on unsold Certificates. See "Description of Certificates".

      MINIMUM                           TERM TO                          ANNUAL
    INVESTMENT                         MATURITY                       INTEREST RATE
    ----------                  ----------------------                -------------
                          (Investment Certificates, Series A)
     $ 1,000                        60  to  120  months
     $ 1,000                        48  to   59  months
     $ 1,000                        36  to   47  months
     $   100                        24  to   35  months
     $   100                        12  to   23  months
     $ 1,000                         6  to   11  months

      Preferred Stock distributions are cumulative and are to be declared monthly on the first business day of the month to shareholders of record as of the fifth calendar day of each month. Distributions are to be paid in cash on the twentieth calendar day of each month in an amount equal to the offering price of $100 per share multiplied by the distribution rate divided by twelve. The Board has authorized for an indefinite period, a distribution rate on the Preferred Stock of one percentage point above the Applicable Rate. The Applicable Rate means the greater of the "Treasury Bill Rate," the "Ten Year Constant Maturity Rate" or the "Twenty Year Constant Maturity Rate" plus one half of one percentage point determined immediately prior to the Declaration Date. In no event, will the Applicable Rate for any distribution period be less than 6% per annum nor greater than 14% per annum. See "Description of Preferred Stock-Distributions."

      The initial distribution rate for distributions payable on the
20th day of February, 1994 is    % per annum.

      Preferred Stock may be redeemed, in whole or in part, at the option of the Company, at a price per share of $102 if redeemed prior to January 1, 1995, and of $100 per share thereafter plus, in each case, declared and unpaid dividends to the redemption date. Under certain limited circumstances, the Board of Directors may, in their sole discretion and without any obligation to do so, redeem shares tendered for redemption by stockholders. If redeemed, the price shall be at $97 per share during the first year after date of original issuance and $99 per share thereafter. See "Description of Preferred Stock-Redemption of Shares".

      As of September 30, 1993, the Company had outstanding approximately $21,959,000 (principal and compound and accrued interest) of Certificates and similar obligations, and approximately $23,000 (principal and accrued interest) of collateralized debt. The total liabilities of the Company ranking senior in liquidating preference to the Preferred Stock were approximately $22,254,000. Preferred Stock is junior to all debts of the Company including the Company's Investment Certificates, Series A, and preferred to the Company's common stock in liquidation.

      There are no limitations on the Company's ability to incur additional secured indebtedness. There is no trading market for the Certificates or the Preferred Stock and none is expected to be established in the future. See "Certain Investment Considerations-Risk Factors". A list of persons willing to sell or purchase preferred stock of the parent company, Metropolitan, has been maintained by the Company's broker-dealer affiliate as a convenience to holders of the parent company's preferred stock. The Company will use its best efforts to make this listing available for Preferred Stock offered hereunder following completion of this offering. This offering of Certificates and Preferred Stock is subject to withdrawal or cancellation by the Company without notice. No minimum amount of Certificates or Preferred Stock must be sold.

      The Certificates and Preferred Stock offered hereby involve significant investor considerations which should be analyzed prior to any investment decision. See "Certain Investment Considerations-Risk Factors".

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   PRICE                SALES              PROCEEDS TO
                 TO PUBLIC         COMMISSIONS (1)       THE COMPANY (2)
Per
Certificate     100%              .25% to 5%              99.75% to 95%
Total:          $40,000,000       $100,000-$2,000,000     $38,000,000-$39,900,000


Per
Preferred
Share           $100              0% to 5%                100% to 95%
Total:          $15,000,000       None - $750,000         $15,000,000-$14,250,000


      (1) There is no sales charge to the investor. The Company will reimburse Metropolitan Investment Securities, Inc., an affiliated company, for commissions paid to licensed securities sales representatives. Sales commission rates on the sale of Certificates depend upon the terms of the sale and upon whether the sales are renewals or new purchases. See "Plan of Distribution".

      (2)   Before deducting expenses estimated at $165,000.

      The Certificates and Preferred Stock are being offered for sale on a continuous, best efforts basis, directly to investors through Metropolitan Investment Securities, Inc., which is the exclusive sales agent for the publicly issued securities of the Company and its parent company, Metropolitan Mortgage & Securities Co., Inc. No offering will be made pursuant to this prospectus subsequent to January 31, 1995. The offering is subject to Schedule E of the Bylaws of the National Association of Securities Dealers, Inc. See "Plan of Distribution".

      The date of this prospectus is February      , 1994.

INSIDE FRONT COVER PAGE OF PROSPECTUS, REFER TO GRAPH APPENDIX ITEM 1

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files periodic reports and other information with the Securities and Exchange Commission. Such reports can be inspected at the public reference facilities maintained by the Commission in Washington, D.C. at 450 5th Street, N.W., Judiciary Plaza, Washington, DC 20549 and at the public reference facilities in the New York Regional Office, 7 World Trade Center, Suite 1300, New York, NY 10048, and Chicago Regional Office, Northwest Atrium Center, Suite 1400, 500 West Madison Avenue, Chicago, IL 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 5th Street N.W., Judiciary Plaza, Washington, DC 20549 at prescribed rates.

      The Company has filed with the Securities and Exchange Commission in Washington, D.C., a Registration Statement under the Securities Act of 1933 with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the exhibits filed or incorporated as a part thereof, which may be examined without charge at the Public Reference Room of the Commission in Washington, D.C., or copies of which may be obtained from the Commission upon payment of the prescribed fees.

TABLE OF CONTENTS

                                                                      Page

Available Information.............................

Prospectus Summary ...............................

Summary Financial Data............................

Certain Investment Considerations-Risk
Factors...........................................

Description of Securities.........................

      Description of Certificates..................
      Description of Capital Stock.................
      Description of Preferred Stock...............

Legal Matters.....................................

Experts...........................................

Plan of Distribution..............................

Use of Proceeds...................................

Capitalization....................................

Selected Financial Data...........................

Management's Discussion and Analysis of
Financial Condition and Results of
Operations........................................

Business..........................................

Management........................................

Executive Compensation............................

Indemnification...................................

Principal Shareholders............................

Certain Transactions..............................

Index to Financial Statements.....................

PROSPECTUS SUMMARY

      This summary is qualified in its entirety, and should be read in conjunction with the detailed information and financial statements appearing elsewhere in this prospectus. This offering involves certain considerations to prospective investors which are set forth in "Description of Securities" and "Certain Investment Considerations-Risk Factors".

The Company

      Summit Securities, Inc. (the "Company") was incorporated under the laws of the State of Idaho on July 25, 1990. Its Articles of
Incorporation provide that its existence is perpetual. The Company is a wholly-owned subsidiary of Metropolitan Mortgage & Securities Co., Inc., a Washington corporation ("Metropolitan").

      The Company is engaged, nationwide, in the business of acquiring, holding and selling real estate receivables (hereafter "Receivables"). The Company invests in Receivables using funds generated from Receivable cash flows, and the sale of Certificates and Preferred Stock. The Company's Receivable investments are acquired through its parent company, Metropolitan, which performs the underwriting and review procedures. Its Receivables are serviced through an affiliate, Spokane Mortgage Company, doing business under the trade name MetWest Services. The Company may also engage in other businesses or activities without restriction in accordance with the provisions of its Articles of Incorporation.

      The Company's principal offices are located at 929 West Sprague Avenue, Spokane, Washington 99204. Its telephone number is (509)
838-3111. The Company also maintains offices at 1000 Hubbard, Coeur d'Alene, Idaho.

The Offering
INVESTMENT CERTIFICATES:

The Offering . . . . $40,000,000 of Certificates due from six months to one hundred twenty months after date of issue, as selected by the purchaser. See "Description of Certificates." There is no minimum amount which must be sold.

The Certificates . . . . The Certificates are unsecured indebtedness of the Company which will rank equally with the Company's other unsecured obligations. At September 30, 1993, the Company had outstanding approximately $21,959,000 (principal and compounded and accrued interest) of certificates and similar obligations and approximately $23,000 (principal and accrued interest) of collateralized debt. The Certificates are not insured by any governmental or private agency nor are they guaranteed by the Company's parent corporation, Metropolitan.

Use of Proceeds . . . . To provide funds for Receivable investments, other investments, retiring maturing certificates, preferred stock dividends and for general corporate purposes which may include acquisition of affiliates as part of a corporate reorganization. See "Use of Proceeds" and "Certain Transactions."

Principal and Interest Payments . . . . Interest will be paid monthly, quarterly, semiannually or annually (without compounding) or if remaining with the Company to compound semiannually, as selected by the holder of the Certificates. Holders may elect to be paid equal monthly installments of principal and interest pursuant to an amortization schedule selected by the holder. The stated rates of interest on unissued Certificates offered hereby may be changed from time to time by the Company, but any such change shall not affect the rate of interest on any Certificates issued prior to the change. See "Description of Certificates."

Trustee . . . . West One Bank, Idaho, N.A. See "Description of
Certificates".

PREFERRED STOCK:

Offering . . . . 150,000 shares of Variable Rate Cumulative Preferred
Stock, $10 par value, Series S-1, (the "Preferred Stock"), being offered on a continuous basis at $100 per share.

Distributions. . . . Distributions (which may be classified as dividends or returns of capital for federal income tax purposes) on Preferred Stock offered hereunder are cumulative from the date of issue and, when and as declared, are payable monthly at the rates described on the cover page of the Prospectus based on the price of $100 per share. See "Description of Preferred Stock-Distributions".

Liquidation Rights . . . . $100 per share of Preferred Stock, plus declared and unpaid dividends and junior to all debts of the Company. See "Description of Preferred Stock - Liquidation Rights".

Redemption Upon Call by the Company . . . . The shares of Preferred
Stock are redeemable, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days' notice by mail, at a redemption price of $102 per share, if redeemed prior to January 1, 1995 and $100 per share if redeemed thereafter, plus, in each case, accrued and unpaid dividends to the date fixed for redemption. See "Description of Preferred Stock-Redemption of Shares".

Discretionary Redemption Upon Request of Holder . . . . Subject to
certain limitations, the Company may, in its sole discretion, accept shares of Preferred Stock for redemption upon the receipt of unsolicited written requests for redemption of blocks of shares from any holder. Redemption prices in such event will be $97 per share if the redemption occurs during the first year after the date of original issuance of the shares and $99 per share thereafter plus, in each case, any declared but unpaid dividends. The Company will not redeem shares at the holder's request during the first three years after the initial sale of such shares except in those cases involving the death or major medical emergency of the holder or any joint holder. Any such discretionary redemptions will also depend on the Company's financial condition, including its liquidity position. See "Description of Preferred Stock - Redemption of Shares". The Company, through its affiliated broker/dealer, intends to use its best efforts to maintain an in-house trading list for holders of Preferred Stock following the termination of the offering. See "Certain Investment Considerations-Risk Factors".

Voting Rights . . . . The holders of Preferred Stock have no voting rights except (i) as expressly granted by the State of Idaho law and
(ii) in the event distributions payable on Preferred Stock are in arrears in an amount equal to twenty-four or more full monthly distributions, or more per share. See "Description of Preferred Stock-Voting Rights".

Use of Proceeds . . . . Provide funds for Receivables investments, other investments, retiring maturing certificates, preferred stock dividends and for general corporate purposes which may include the acquisition of affiliates as part of a corporate reorganization. See "Use of Proceeds" and "Certain Transactions".

Federal Income Tax Considerations. . . . In the event the Company has earnings and profits for federal income tax purposes in any future year, the distributions paid in that year will constitute taxable income to the recipient to the extent of such earnings and profits. The Company is unable to predict the future character of its distributions. The Company will treat distributions made with respect to Preferred Stock in a manner similar to other dividends and distributions. Under current income tax law, such items are not deductible to the Company in computing taxable income. The Company believes that distributions made with respect to Preferred Stock will be characterized as tax free returns of capital for federal income tax purposes to the extent that the Company has no current or accumulated earnings and profits as computed for federal income tax purposes. Such distributions are tax free to both corporate and individual holders to the extent of their basis in the stock. Distributions in excess of the holder's basis are considered capital gain income. In the event a holder of Preferred Stock disposes of the stock in a taxable sale or exchange, taxable gain may be recognized by the holder to the extent prior distributions were a tax-free return of capital. Corporations generally can exclude 70% of taxable dividends received in any year (which may be reduced if it uses debt to acquire or continue to carry the Preferred Stock). Purchasers are advised to consult their own tax advisors with respect to the federal income tax treatment of distributions made. See "Description of Preferred Stock-Federal Income Tax Consequences of Distributions."

                               SELECTED FINANCIAL DATA

      The financial data shown below as of and for the years ended September 30, 1993, 1992, 1991 and for the period July 25, 1990 (date of incorporation) through September 30, 1990 (other than the Ratio of Earnings to Fixed Charges) have been derived from, and should be read in conjunction with, the Company's financial statements and related notes appearing elsewhere herein. The financial statements as of and for the year ended September 30, 1993 have been audited by Coopers & Lybrand. The financial statements as of and for the years ended September 30, 1992, and 1991 and for the period July 25, 1990 (date of incorporation) through September 30, 1990, have been audited by BDO Seidman.

                                                                                July 25, 1990
                                                                                  (Date of
                             Year Ended         Year Ended      Year Ended      Incorporation)
                            September 30,      September 30,   September 30,       Through
                                                                                September 30,
                                1993               1992            1991               1990
INCOME STATEMENT DATA:

Revenues                     $ 2,815,624       $ 2,435,843       $1,026,405       $    8,229
                              ==========        ==========       ==========       ==========
Income before
  extraordinary item         $   283,107       $   611,595       $  238,205       $    5,345
Extraordinary item (1)               ---            49,772               --               --
                              ----------        ----------       ----------       ----------
Net Income                   $   283,107       $   661,367       $  238,205       $    5,345
                              ==========        ==========       ==========       ==========
Weighted average number
  of common shares
  outstanding                     20,000            20,000           20,000           20,000

Per Common Share Data:
Income before
  extraordinary
  item                       $     14.15       $     30.58       $    11.91        $     .27
Extraordinary item                    --              2.49               --               --
                              ----------        ----------       ----------       ----------
Net income                   $     14.15       $     33.07       $    11.91        $     .27
                              ==========        ==========       ==========       ==========
Ratio of Earnings
  to Fixed
  Charges:                          1.24              1.53             1.37               --

BALANCE SHEET DATA:
Due from/(to) Parent
  Company, net               $ 1,710,743       $  (400,365)     $(5,528,617)      $  (22,010)
Total Assets                 $25,441,605       $17,696,628      $16,718,823       $2,027,355

Debt Securities
  and Other
  Debt Payable               $21,982,078       $14,289,648      $ 8,451,106               --

Stockholder's Equity         $ 3,188,024       $ 2,904,917      $ 2,243,550       $2,005,345

(1) Benefit from utilization of net operating loss carryforwards.

                  CERTAIN INVESTMENT CONSIDERATIONS - RISK FACTORS

General

      1. Limited Operating History: The Company was incorporated on July 25, 1990, and has been engaged in profitable business operations since December 1990. Due to such limited operating history no assurances can be given as to the continued profitability of the Company, nor are there any guarantees of performance of the Receivables described herein, although the Company's officers who are also officers and/or directors of Metropolitan have had extensive experience in the purchase and servicing of such Receivables. See "Business", "Management", and "Certain Transactions". The Company's ability to pay the principal and interest on the Certificates as they become due and dividends on Preferred Stock will depend on the Company's continued profitability, measured principally by its ability to maintain a positive interest spread between the rates on the Certificates and the returns on its investments.

      2. Impact of Interest Rates and Economic Conditions: The results of operations for financial institutions, including the Company, may be materially and adversely affected by changes in prevailing economic conditions, including changes in interest rates. Rates paid on certificates tend to rise more quickly in a rising interest rate environment than do rates on Receivables. Presently, however, the Company's interest sensitive assets will reprice more quickly in 1994 than its interest sensitive liabilities. Additionally, the extent to which borrowers prepay loans is affected by prevailing interest rates. When interest rates increase, borrowers are less likely to prepay loans, whereas when interest rates decrease, borrowers are more likely to prepay loans. Prepayments may or may not adversely affect the levels of Receivables retained in the Company's portfolio, as well as its net interest income. See "Business - Real Estate Receivable Investments - Yield and Discount Considerations". Recently, the interest rate environment has been one of declining rates and a steep "yield curve". That is, long-term rates are significantly higher than short-term rates. This environment has had a positive effect on the Company's profitability. It is unlikely, however, that this favorable interest rate environment will continue indefinitely. The Company is exposed to the risk that its interest expense may rise more quickly than its interest income. Currently, the Company's assets reprice sooner than do its liabilities and, therefore, the Company's net interest margin may increase if interest rates increase. Conversely, if interest rates decrease, the Company's net interest income would likely decrease. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Asset/Liability Management."

      3. Dependence Upon Parent Corporation and Management: All decisions with respect to the day-to-day management of the Company will be made exclusively by its officers, who are also officers and/or directors of Metropolitan, the Company's parent, which is responsible for the selection and acquisition of Receivables, the servicing and management of such Receivables, and other administrative services for the Company. These arrangements are expected to continue indefinitely. See "Certain Transactions." However, the Company is not contractually restricted from obtaining these services from outside sources. The Receivables acquired through Metropolitan consist of those considered acceptable by Metropolitan for its own portfolio but considered excess to Metropolitan's needs. See "Business". Through September 30, 1993, the Receivables were purchased by the Company at Metropolitan's cost of acquisition. Metropolitan may charge an underwriting fee to the Company for underwriting services in connection with such transactions in the future.

      4. Conflicts of Interest: Since the Company and Metropolitan are affiliated and all of the Company's officers and directors are also officers and directors of Metropolitan, certain conflicts of interest may arise between the companies. The purchasers of the Certificates and Preferred Stock must, to a great extent, rely on the integrity and corporate responsibilities of the Company's officers and directors to assure themselves that they will not abuse their discretion in selecting Receivables for purchase from Metropolitan, and in making other business decisions. The officers and directors expect to devote as much time as necessary to the affairs of the Company. See Note 7, Financial Statements. The Company may compete with Metropolitan in the acquisition of Receivables. Metropolitan will also be entitled to receive dividends from the Company except to the extent that applicable corporate law prohibits the payment of dividends if the effect would be the insolvency of the Company. There is otherwise no legal obligation for Metropolitan to maintain the Company's net worth or to support the Company's operations.

      5. Use of Leverage and Related Indebtedness: The Company's primary sources of new financing for its operations are the sale of certificates and preferred stock. See Business - Method of Financing and Management's Discussion and Analysis of Financial Condition and Results of Operations. The Company's principal sources of cash flow include Receivable payments and proceeds from the sale of certificates and preferred stock. To the extent the Company's cash flow is insufficient or unavailable for the payoff of certificates which mature during the period ending January 31, 1995, portions of the net proceeds from this Certificate and Preferred Stock offering may be used for such purpose. See "Use of Proceeds". Approximately $1,918,000 in principal amount of debt securities will mature between January 31, 1994 and January 31, 1995. The Company's ability to repay its other outstanding obligations, including those created by the sale of the securities described herein, may be contingent upon the success of future public offerings of certificates and preferred stock.

      6.    Concentration of Investments in Real Estate Receivables:
Approximately 77% of the Company's assets at September 30, 1993 were invested in Receivables. As of that date approximately 67% of such investments were secured by first position liens with 33% secured by second or lower position liens. Although there exists a generally inherent greater risk of loss with respect to non-first position lien receivables, generally higher yields are required for such investments. See "Business - Investment in Real Estate Secured Receivables." As of September 30, 1993, approximately 21% of the Receivable portfolio was collateralized by real estate located in the Pacific Northwest (Washington, Oregon, Idaho and Montana) and approximately 9% by property located in California and approximately 27% by property located in Hawaii. See Note 2, Financial Statements, and "Business-Plan of Operation-Method of Financing." All such Receivable investments are subject to a risk of the obligor's default on the obligation and loss in the event of foreclosure. The risk of default or loss on resale can be affected by changes in general or local economic conditions, property values, changes in zoning, land use, environmental laws and other legal restrictions including restriction and timing on methods of foreclosure.

Relative to Certificates

      1. Lack of Indenture Restrictions and Related Indebtedness: The Indenture pursuant to which the Certificates are issued does not restrict the Company's ability to issue additional certificates or to incur other debt. Neither does the Indenture require the Company to maintain any specified financial ratios, minimum net worth or minimum working capital. The Certificates are senior in liquidation to all outstanding equity securities of the Company, are subordinate only to the Company's collateralized debt and are on a parity with all other outstanding certificates, unsecured accounts payable and accrued liabilities. There are no limitations on the Company's ability to incur collateralized debt. As of September 30, 1993, the Company's collateralized debt and related accrued interest amounted to $23,000. There was $20,082,000 of principal plus compounded and accrued interest of $1,877,000 on outstanding certificates on September 30, 1993.

      2. Absence of Insurance and Guarantees: The Certificates are neither insured by the Company's parent, nor any governmental agency (as are certain investments in financial institutions such as banks, savings and loans or credit unions) nor are they guaranteed by any public agency or private entity. It should also be noted that the Company is not subject to any generally applicable governmental limitations on its own borrowing. In these respects, the Company is similar to most other commercial enterprises which sell debt to public investors, but dissimilar to those financial institutions providing insurance against the risk of loss to investors. The investment risk in the Certificates is thus higher than the risk incurred by investors in such insured financial institutions. There are no provisions for a sinking fund for repayment of the Certificates.

      3. Absence of Trading Market/Liquidity: It is not anticipated that a trading market for the Certificates will develop. The Certificates are not subject to redemption prior to maturity. Prepayments pursuant to the "prepayment on death" provision described in "Description of Certificates" or upon mutual agreement between the Company and the Certificateholders will not constitute redemptions. Prospective investors should carefully consider their needs for liquidity before investing in the Certificates and upon investing, should be prepared to hold the Certificates until maturity. See "Description of Securities".

Relative to Preferred Stock

      1. Effect of Certain Subordination and Liquidation Rights: The liquidation preference of Preferred Stock offered herein is $100 per share. In the event of liquidation of the Company, outstanding shares of Preferred Stock are at parity with the liquidation preference of all other series of preferred stock of the Company which may be outstanding, and are subordinate to all outstanding debt of the Company including its Certificates. Preferred Stock is preferred in liquidation to the Company's common stock. As of September 30, 1993, total assets of the Company were approximately $25,442,000 and the total liabilities of the Company ranking senior in liquidation preference to Preferred Stock were approximately $22,254,000.

      2. Federal Income Tax Considerations: To the extent that the Company may not have current or accumulated earnings and profits as computed for federal income tax purposes, the Company believes that distributions made with respect to Preferred Stock would be characterized as tax free returns of capital for federal income tax purposes. A tax free distribution reduces a shareholder's basis to the extent of the distribution received. Such distributions are tax free to both corporate and individual holders to the extent of their basis in the stock. Distributions in excess of the holder's basis are considered capital gain income. In the event a holder of Preferred Stock disposes of the stock in a taxable sale or exchange, taxable gain may be recognized by the holder to the extent prior distributions were a tax-free return of capital. In the event the Company has earnings and profits for federal income tax purposes in any future year, the distributions paid in that year will constitute taxable income to the recipient to the extent of such earnings and profits. Corporate holders generally can exclude 70% of taxable dividends received in any year (which will be reduced if it has debt that is directly attributable to the holder's investment in the Preferred Stock). The Company is unable to predict the future character of its distributions. Purchasers are advised to consult their own tax advisors with respect to the federal income tax treatment of distributions made. See "Description of Preferred Stock-Federal Income Tax Consequences of Distributions."

      3. Limited Marketability of Shares: The Preferred Stock is not expected to be traded on any National or Regional Stock Exchange and no independent public market for Preferred Stock is anticipated. At present, management does not anticipate applying for a listing for such public trading. In order to provide the parent company's preferred shareholders with some liquidity, the Company's broker/dealer affiliate has operated an in-house trading list to match buyers and sellers of the parent company's preferred stock. The Company will use its best efforts to make this listing available for the Preferred Stock offered hereunder following completion of this offering. With limited exceptions, the Company has established a policy that all preferred shareholders must place their shares for sale on the in-house trading list for 60 consecutive days before the Company will entertain a request for redemption. There is no assurance that the shares will be sold within the 60 day period. There is no assurance that the Company will redeem the shares if they have not sold within the 60 day period. There can be no assurance that this system will operate, nor that it will provide liquidity comparable to securities traded on recognized public stock exchanges. See "Description of Preferred Stock-Redemption of Shares".

      4. Control by Common Shareholders: The Common Stock is the only class of the Company's stock carrying voting rights. Common stockholders now hold, and upon completion of this offering will continue to hold, effective control of the Company except as described below. The Board resolution authorizing the Preferred Stock provides that in the event distributions payable on any shares of preferred stock, including the Preferred Stock offered hereunder, are in arrears in an amount equal to twenty four full monthly dividends or more per share, then the holders of Preferred Stock and all other outstanding preferred stock shall be entitled to elect a majority of the Board of Directors of the Company. Preferred Stock shareholders may also become entitled to certain other voting rights as required by law. See "Description of Preferred Stock-Voting Rights".

      5.    Limitations on Redemption and Restrictions on Distributions:
Preferred Stock is designed as a long term investment in the equity of the Company, not as a short-term liquid investment. The Preferred
Stock is redeemable solely at the option of the Company, and with limited exceptions is specifically not redeemable for 3 years following its purchase. In addition, the Company may not purchase or acquire any shares of Preferred Stock in the event that cumulative dividends thereon have not been paid in full except pursuant to a purchase or exchange offer made on the same terms to all holders of Preferred
Stock. See "Description of Preferred Stock-Redemption of Shares". The Company is restricted from making distributions on Preferred Stock in the event that any distributions to which the holders of other series of preferred stock are entitled to have not been paid. See "Description of Preferred Stock-Distributions."

                              DESCRIPTION OF SECURITIES

Description of Certificates

      The Certificates will be issued under a Trust Indenture, as amended, dated as of November 15, 1990, between the Company and West One Bank, Idaho, N.A. as Trustee (the "Trustee"). The following statements under this caption relating to the Certificates and the Indenture are summaries and do not purport to be complete. Such summaries are subject to the detailed provisions of the Indenture and are qualified in their entirety by reference to the Indenture. A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part and is incorporated in this Prospectus by reference.

General

      The Certificates will represent general unsecured obligations of the Company and will be issued in fully registered form without coupons, in fractional denominations of $0.01 or more. The Certificates will be sold at 100% of the principal amount, subject to the stated minimum investment amount requirements. The Certificates will have the maturities and the interest rates set forth on the cover page of this Prospectus. The stated interest rates, maturities, minimum investment amounts and incremental denominations of unissued Certificates may be changed at any time by the Company. Any such change will have no effect on the terms of the previously sold certificates.

      Certificates may be transferred or exchanged for other Certificates of the same series of a like aggregate principal amount, subject to the limitations provided in the Indenture. No service charge will be made for any transfer or exchange of Certificates. The Company may require payment of taxes or other governmental charges imposed in connection with any such transfer or exchange. Interest will accrue at the stated rate from date of issue until maturity. The Certificates are not convertible into capital stock or other securities of the Company.

      The Certificates are not subject to redemption prior to maturity, but may be prepaid pursuant to the prepayment on death provision described below or upon mutual agreement between the holder of the Certificate and the Company.

Payment of Principal and Interest

      Interest will be payable in cash to the Certificateholder(s) under one of several plans of interest payment. The purchaser may elect to have interest paid on a monthly, quarterly, semiannual or annual basis, without compounding or elect to accumulate interest with compounding semiannually at the stated interest rate. Certificateholders make the interest payment election at the time of purchase of the Certificates. The interest payment election may be changed at any time by written notice to the Company. Under the compounding option, the Certificateholder(s), upon written notice to the Company, may withdraw the interest accumulated during the last two completed semiannual compounding periods as well as the interest accrued from the end of the last compounding period to the date the Company receives the notice. Amounts compounded prior to the last two compounding periods are available only at maturity.

      At the election of the Certificateholder at the time of investment, and subject to the minimum term and investment requirements set forth on the cover page of this Prospectus, level monthly installments comprised of principal and interest will be paid to the Certificateholder commencing 30 days from the issue date of the Certificate until maturity. The amount of each installment will be determined by the amortization term designated by the Certificateholder at the time the Certificate is purchased. The minimum amortization term is 60 months.

      Certificateholders will be notified in writing approximately 30 days prior to the date their Certificates will mature. The amounts due on maturity are placed in a separate non interest-bearing bank trust account until paid to the Certificateholder(s). Certificates do not earn interest after the maturity date. Unless otherwise requested by the Certificateholder, the Company will pay the principal and accumulated interest due on the matured certificate to the Certificateholder(s) in cash at the Company's main office, or by check mailed to the address of the Certificateholder(s).

Prepayment on Death

      In the event of the death of a registered owner of a Certificate, any party entitled to receive some or all of the proceeds of the Certificate may elect to have his or her portion of the principal and any accrued but unpaid interest prepaid in full in five consecutive equal monthly installments. Interest will continue to accrue on the declining principal balance of such portion. No interest penalties will be assessed. Any request for prepayment shall be made to the Company in writing and shall be accompanied by the Certificate and evidence satisfactory to the Company of the death of the registered owner or joint registered owner. Before prepayment, the Company may require the submission of additional documents or other material which it may consider necessary to determine the portion of the proceeds the requesting party is entitled to receive, or assurances which, in the Company's discretion, it considers necessary to the fulfillment of its obligations.

Related Indebtedness

      The Indenture pursuant to which the Certificates are issued does not restrict the Company's ability to issue additional Certificates or to incur other debt. The Indenture does not require the Company to maintain any specified financial ratios, minimum net worth or minimum working capital. Certificates will not be guaranteed or insured by any governmental or private agency. The Certificates offered hereby are senior in liquidation to all outstanding equity securities of the Company. They are subordinate to the Company's collateralized debt and are on a parity with all other outstanding certificates, unsecured accounts payable and accrued liabilities. The amount of outstanding certificates on September 30, 1993, (including compounded and accrued interest) was $21,959,000. There are no limitations on the Company's ability to incur collateralized debt. Collateralized debt outstanding on that date of $23,000 (principal and accrued interest) consisted primarily of senior liens on the real estate collateral for the Company's real estate receivables.

      West One Bank, the Trustee, is obligated under the Indenture to oversee and, if necessary, to take action to enforce fulfillment of the Company's obligations to Certificateholders. The Trustee is a national banking association headquartered in Boise, Idaho, with a combined capital and surplus in excess of $200,000,000. The Company and certain of its affiliates maintain deposit accounts with and expect to, from time to time, borrow money from the bank and conduct other banking transactions with it. At September 30, 1993 and as of the date of this Prospectus, no loans from the Trustee were outstanding. In the event of default, the Indenture permits the Trustee to become a creditor of the Company and does not preclude the Trustee from enforcing its rights as a creditor, including rights as a holder of collateralized indebtedness.

Rights and Procedures in the Event of Default

      Events of Default include the failure of the Company to pay interest on any Certificate for a period of 30 days after it becomes due and payable; the failure to pay the principal or any required installment thereof of any Certificate when due; the failure to perform any other covenant in the Indenture for 60 days after notice; and certain events in bankruptcy, insolvency or reorganization with respect to the Company. Upon the occurrence of an Event of Default, either the Trustee or the holders of 25% or more in principal amount of Certificates then outstanding may declare the principal of all the Certificates to be due and payable immediately.

      The Trustee must give the Certificateholders notice by mail of any default within 90 days after the occurrence of the default, unless it has been cured or waived. The Trustee may withhold such notice if it determines in good faith that such withholding is in the best interest of the Certificateholders, except if the default consists of failure to pay principal or interest on any Certificate.

      Subject to certain conditions, any such default, except failure to pay principal or interest when due, may be waived by the holders of a majority (in aggregate principal amount) of the Certificates then outstanding. Such holders will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any power conferred on the Trustee, except as otherwise provided in the Indenture. The Trustee may require reasonable indemnity from holders of Certificates before acting at their direction.

      Within 120 days after the end of each fiscal year the Company must furnish to the Trustee a statement of certain officers of the Company concerning their knowledge as to whether or not the Company is in default under the Indenture.

Modification of the Trust Indenture

      Certificateholders' rights may be modified with the consent of the holders of 66 2/3% of the outstanding principal amounts of Certificates, and 66 2/3% of each series specially affected. In general, no adverse modification of the terms of payment and no modification reducing the percentage of Certificates required for modification is effective against any Certificateholder without his or her consent.

Restrictions on Consolidation, Merger, etc.

      The Company may not consolidate with or merge into any other corporation or transfer substantially all its assets unless either the Company is the continuing corporation formed by such consolidation, or into which the Company is merged, or the person acquiring by conveyance or transfer of such assets shall be a corporation organized and existing under the laws of the United States or any state thereof which assumes the performance of every covenant of the Company under the Indenture and certain other conditions precedent are fulfilled. The Indenture contains no other provisions or covenants which afford holders of the Certificates special protection in the event of a highly leveraged buyout transaction.

DESCRIPTION OF CAPITAL STOCK

      Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted on by the shareholders. Subject to the rights of holders of outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available, and upon liquidation or dissolution of the Company are entitled to receive all assets available for distribution to common shareholders. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of Common Stock are fully paid and nonassessable. Currently, Metropolitan holds 100% of the Common Stock of the Company.

DESCRIPTION OF PREFERRED STOCK

      This offering consists of 150,000 shares of Variable Rate Cumulative Preferred Stock, Series S-1 (hereinafter referred to as "Preferred Stock"). All of the shares of Preferred Stock offered by the Company, hereby, when issued and sold against the consideration set forth in the prospectus will be validly issued, fully paid and nonassessable. The relative rights and preferences of Preferred Stock have been fixed and determined by the Board of Directors of the Company and are set forth in the Preferred Stock Authorizing Resolution (the "Authorizing Resolution").

      The following statements relating to the Preferred Stock are summaries and do not purport to be complete and are qualified in their entirety by reference to the Preferred Stock Authorizing Resolution, a copy of which has been filed with the Commission as an exhibit to the Registration Statement and is also available for inspection at the principal office of the Company.

Distributions

      Distributions on Preferred Stock are cumulative and are to be declared monthly on the first business day of the month payable to the shareholders of record as of the fifth calendar day of each month commencing on the month following commencement of the offering. Distributions are to be paid in cash on the twentieth calendar day of each month in an amount equal to the offering price of $100 per share multiplied by the distribution rate divided by twelve. The distribution rate will be the "Applicable Rate" as defined herein subject to the authority of the Company's Board of Directors to authorize, by resolution, a higher rate.

      The Applicable Rate for any monthly distribution period cannot be less than 6% or greater than 14% per annum. The Applicable Rate for any monthly distribution period shall be (i) the highest of the Treasury Bill Rate, the Ten-Year Constant Maturity Rate and the Twenty-Year Constant Maturity Rate (each as hereinafter defined), (ii) plus one half of one percentage point. Should the Company determine in good faith that one or more of such rates cannot be determined for any distribution period, then the Applicable Rate of such period shall be the higher of whichever of such rates can be so determined, plus one half of one percentage point. Should the Company determine in good faith that none of such rates can be determined for any distribution period, then the Applicable Rate in effect for the preceding distribution period shall be continued for such distribution period. The distribution rate for each monthly distribution period shall be calculated as promptly as practical by the Company. The Company will cause notice of the distribution rate to be enclosed with the next mailed distribution payment check. In making such calculation, the Treasury Bill Rate, Ten-Year Constant Maturity Rate and Twenty-Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

      The Company's Board of Directors has adopted a resolution to authorize a distribution rate on the Preferred Stock at one percentage point higher than the Applicable Rate. Such higher distribution rate will continue from month to month until the Board elects to terminate it.

Treasury Bill Rate

      Except as provided below in this paragraph, the "Treasury Bill Rate" for each distribution period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant weekly Calendar Period (as defined below)) for the three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the first day of the distribution period for which the distribution rate on Preferred Stock is being determined. In the event that Federal Reserve Board does not publish such weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for the related distribution period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for the three-month U.S. Treasury Bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum market discount rate for the three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank, or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such distribution period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury Bills then having maturities of not less than 80 nor more the 100 days , as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any distribution period as provided above in this paragraph, the Treasury Bill Rate for such distribution period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable noninterest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized primary U.S Government securities dealers selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any distribution period as provided above in this paragraph, the Treasury Bill Rate for such distribution period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized primary U.S. Government securities dealers selected by the Company.

Ten-year Constant Maturity Rate

      Except as provided below in this paragraph, the "Ten-Year Constant Maturity Rate" for each distribution period shall be the arithmetic average of the two most recent weekly per annum Ten-Year Average Yields (or the one weekly per annum Ten-Year average Yield, if only one such yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve board during the Calendar Period immediately prior to the ten calendar days immediately preceding the first day of the distribution period for which the distribution rate on Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten-Year Average Yield during such calendar Period, then the Ten-Year Constant Maturity Rate for such distribution period shall be the arithmetic average of the two most recent weekly per annum Ten-Year Average Yields (or the one weekly per annum Ten-Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve
Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Ten-Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten-Year Constant Maturity Rate for such distribution period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than

Special Securities (as defined below) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any distribution period as provided above in this paragraph, then the Ten-Year Constant Maturity Rate for such distribution period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more then twelve years from the date of each quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized primary U.S. Government securities dealers selected by the Company.

Twenty-Year Constant Maturity Rate

      Except as provided below in this paragraph, the "Twenty-Year Constant Maturity Rate" for each distribution period shall be the arithmetic average of the two most recent weekly per annum Twenty-Year Average Yields (or the one weekly per annum Twenty-Year Average Yield, if only one such yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve board during the Calendar Period immediately prior to the ten calendar days immediately preceding the first day of the distribution period for which the distribution rate on Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty-Year Average Yield during such Calendar Period, then the Twenty-Year Constant Maturity Rate for such distribution period shall be the arithmetic average of the two most recent weekly per annum Twenty-Year Average Yields (or the one weekly per annum Twenty-Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Twenty-Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the twenty-Year Constant Maturity Rate for such distribution period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more than twenty-two years, as published during such Calendar Period by the Federal Reserve board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company.

      In the event the Company determines in good faith that for any reason the Company cannot determine the Twenty-Year Constant Maturity rate for any distribution period as provided above, then the Twenty-Year Constant Maturity Rate for such distribution period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury Fixed interest rate securities (other than Special Securities) with a final maturity date of not less than eighteen or more than twenty-two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized primary U.S. Government securities dealers selected by the Company.

      As used herein, the term "Calendar Period" means a period of 14 calendar days; the term "Special Securities" means securities which may, at the option of the holder, be surrendered at face value in payment of any federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Twenty-Year Average Yield" means the average yield of maturities for actively traded marketable U.S. treasury fixed interest rate securities (adjusted to constant maturities of 20 years).

Restrictions on Distributions

      The Company may not declare or pay a distribution on any share of Preferred Stock for any distribution period unless, at the same time a like distribution shall be declared or paid on all shares of preferred stock then issued and outstanding and entitled to receive distributions. See "Capitalization".

      So long as any shares of Preferred Stock are outstanding, and unless the full cumulative dividends on all outstanding preferred shares shall have been paid or declared and set apart for all past dividend periods, the Company may not: (i) declare or pay or set aside for payment any dividend (other than a dividend in common stock or in any other stock ranking junior to Preferred Stock as to dividends and upon liquidation and other than as provided in the foregoing paragraph); (ii) declare or pay any other distribution upon common stock or upon any other stock ranking junior to or on a parity with Preferred Stock as to dividends or upon liquidation; or (iii) redeem, purchase or otherwise acquire common stock or any other stock of the Company ranking junior to or on a parity with Preferred Stock as to dividends or upon liquidation for any consideration (or pay or make available any funds for a sinking fund for the redemption of any shares of any such stock) except by conversion into or exchange for stock of the Company ranking junior to Preferred Stock as to dividends and upon liquidation.

      The Company may make distributions ratably on the shares of Preferred Stock and shares of any stock of the Company ranking on a parity therewith with regard to the payment of dividends, in accordance with the sums which would be payable on such shares if all dividends, including accumulations, if any, were declared and paid in full. As of the date hereof, no dividends on the Company's common stock are in arrears. No interest will be paid for or on account of any unpaid dividends.

Liquidation Rights

      In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any stock of the Company ranking, upon liquidation, junior to Preferred Stock, liquidating distributions in the amount of $100 per share plus declared and unpaid dividends. Preferred Stock is junior in liquidation to outstanding debt of the Company. As of September 30, 1993, the total liabilities of the Company ranking senior in liquidation preference to Preferred Stock were $22,254,000. There were no previous series of preferred stock issued and outstanding as of September 30, 1993. See "Business - Regulation". There are no limitations on the Company's ability to incur additional secured indebtedness. See "Capitalization and Certain Investment Considerations - Risk Factors".

      The Preferred Stock Authorizing Resolution provides that, without limitation, the voluntary sale, lease or conveyance of all or substantially all of the Company's property or assets to, or its consolidation or merger with, any other corporation shall not be deemed to be a liquidation, dissolution or winding up of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to Preferred Stock and any other shares of stock of the Company ranking as to any such distribution on a parity with Preferred Stock are not paid in full, the holders of Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

Redemption of Shares

      Upon call by the Company: . . . The shares of Preferred Stock are redeemable, in whole or in part, only at the option of the Company at a redemption price of $102 per share if redeemed prior to January 1, 1995 and $100 per share if redeemed thereafter plus, in each case, declared and unpaid dividends to the date fixed for redemption.

      Discretionary Redemption Upon Request of the Holder: . . . As provided in the Preferred Stock Authorizing Resolution, the shares of Preferred Stock are not redeemable at the option of the holder. If, however, the Company receives an unsolicited written request for redemption of a block of shares from any holder, the Company may, in its sole discretion and subject to the limitations described below, accept such shares for redemption. Any shares so tendered, which the Company in its discretion, allows for redemption shall be redeemed by the Company directly, (and not from or through a broker or dealer), at a price equal to $97 per share, plus any declared but unpaid dividends to date if redeemed during the first year after the date of original issuance and $99 per share plus any declared but unpaid dividends if redeemed thereafter. The Company may change such optional redemption prices at anytime with respect to unissued shares of Series S.

      There can be no assurance that the Company's financial condition will allow it to exercise its discretion to accept any particular request for redemption of Preferred Stock. The Company will not redeem any such shares tendered for redemption if to do so would be unsafe or unsound in light of the Company's financial condition (including its liquidity position); if payment of interest or principal on any outstanding instrument of indebtedness is in arrears or in default; or if payment of any dividend on Preferred Stock or share of any stock of the Company ranking at least on a parity therewith is in arrears as to dividends. In the event that cumulative dividends on Preferred Stock have not been paid in full, the Company may not purchase or acquire any shares of Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Preferred Stock.

      As provided in the Preferred Stock Authorizing Resolution, for a period of three years from the date of initial sale of each share of Preferred Stock, any such optional redemption of such share shall occur only upon the death or major medical emergency of the holder or any joint holder of the share requested to be redeemed.

Voting Rights

      The Preferred Stock has no voting rights except as provided in the Preferred Stock Authorizing Resolution and except as required by Idaho State Law regarding amendments to the Company's Articles of Incorporation which adversely affect holders of such shares as a class and requires approval of a majority of the outstanding shares entitled to vote.

      The Preferred Stock Authorizing Resolution provides that holders of Preferred Stock, together with the holders of the Company's other preferred stock thereafter authorized, voting separately and as a single class, shall be entitled to elect a majority of the Board of Directors of the Company in the event that distributions payable on any shares of Preferred Stock shall be in arrears in an amount equal to twenty-four full monthly dividends per share. Such right will continue until all distributions in arrears have been paid in full.

Federal Income Tax Consequences of Distributions

      The following discussion of the federal income tax consequences of distributions is based upon the present Internal Revenue Code of 1986 as amended (the "Code"), existing Treasury regulations, current published administrative positions of the Internal Revenue Service (the "Service") contained in revenue rulings revenue procedures and notes and existing judicial decisions. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming that could significantly modify the statements in this discussion. Any such changes may or may not be retroactive with respect to transactions effected prior to the date of such changes.

      Distributions made to the holders of Preferred Stock will either be taxable or not depending, in part, on the extent to which they are made out of current or accumulated earnings and profits of the Company as calculated for federal income tax purposes. To the extent, if any, that distributions made by the Company to the holders of Preferred Stock exceed current and accumulated earnings and profits of the

Company, such distributions will be treated first as a tax-free return of capital, reducing the holder's basis in Preferred Stock (not below zero) and thereafter as capital gains (provided Preferred Stock is held by the holder as a capital asset).

      Distributions treated as capital gains result in (1) federal income tax to a corporate holder at a maximum federal rate of 35% for 1993 and thereafter (exclusive of the impact, if any, of the alternative minimum tax imposed by Section 55 of the Code) and (2) federal income tax to a noncorporate holder on any amount treated as a long-term capital gain at a maximum rate of 28% for 1993 and thereafter (exclusive of the impact, if any, of the alternative minimum tax imposed by Section 55 of the Code). Under certain circumstances, distributions could be taxed as short-term capital gains which are subject to the same tax rates as dividends. For 1993 and later years, the maximum tax rate of noncorporate holders on such ordinary income is 39.6% which may be higher pursuant to certain statutory adjustments.

      Although the Company believes that distributions made to the holders of Preferred Stock may initially constitute nontaxable distributions for federal income tax purposes, as described above, certain events may cause the distributions to be treated as taxable dividends. For example, the Company may generate taxable earnings and profits, as computed for federal income tax purposes in future years, the Service may challenge the Company's tax accounting methods, or legislative enactments may cause a change in either the Company's tax accounting methods or the manner in which earnings and profits are computed for federal income tax purposes.

      If, and to the extent, distributions made to the holders of Preferred Stock constitute dividends for federal income tax purposes, any corporate holder of Preferred Stock otherwise entitled to the 70% dividends received deduction permitted by Section 243 of the Code will be entitled to such deduction with respect to such dividends. If such holder is entitled to the full dividends-received deduction, the maximum effective federal income tax rate on such dividends will be 10.5% based on existing federal income tax rates applicable to corporations generally (exclusive of the alternative minimum tax). However, a corporate holder should be aware that, under Code Section 246A, the 70% dividends received deduction will be reduced if the holder has debt that is directly attributable to the holder's investment in Preferred Stock. In addition, corporate shareholders may be required under Code Section 1059 to treat the amount of dividends as an extraordinary dividend and reduce the remaining basis and recognize capital gain if no basis remains when the stock is sold. Noncorporate taxpayers are not entitled to such a dividends received deduction.

      The corporate dividends received deduction, pursuant to Section 246(b)(1) of the Code, cannot exceed 70% of the corporate shareholder's taxable income computed without regard to the dividends received deduction, net operating loss deduction, and certain other deductions and adjustments. Code Section 246(b)(2) provides that the 246(b)(1) limitation does not apply for any taxable year for which there is a net operating loss and, for purposes of determining whether there is a net operating loss, the dividends received deduction is allowed without regard to the 246(b)(1) limit. In addition, Section 246(c)(2) mandates, in the case of preferred stock, that the stock on which the dividend is paid be held for at least 91 days in order for the corporate shareholder to qualify for the dividends received deduction. This rule applies if the holder receives dividends on that stock which were attributable to a period or periods more than 366 days. Special rules prescribed by Section 246(c)(3) apply for determining holding periods.

      At this time, the Company is unable to determine the characterization of distributions to be made during calendar 1994 or any future year.

      In the event the holder of Preferred Stock disposes of the stock by redemption or otherwise in a taxable sale or exchange, the holder will recognize gain equal to the excess of the amount received over the holder's basis in the stock. The basis is equal to the holder's cost of acquiring the stock, which is anticipated to be the $100 per share offering price. This amount is reduced (not below zero) by the return of capital distributions previously received by the holder. Provided the stock is held by such holder as a capital asset, such gain would be capital gain.

      Thus, the basis in the Preferred Stock may ultimately be reduced to zero assuming distributions are a return of a capital and that the holder received aggregate distributions at least equal to the holder's basis. In that event, the entire amount received by the holder from redemption or otherwise in a taxable sale or exchange would be recognized as gain.

      Prospective purchasers are advised to consult their own tax advisor with respect to the income tax treatment or any distribution made with respect to the Preferred Stock.

      Distributions paid with respect to Preferred Stock, whether deemed to be dividends, return of capital, or capital gains for federal income tax purposes will result in the same federal income tax consequences to the Company as other payments of dividends. These distributions are not deductible by the Company under current tax law. Additionally, distributions to foreign taxpayers are subject to special rules not discussed herein.

          TAX WITHHOLDING WITH RESPECT TO CERTIFICATES AND PREFERRED STOCK

      The Code generally requires reporting of all distributions on capital stock and inclusion of dividends as income to the stockholder. In addition, the Code requires the reporting of interest income earned on investment certificates, and inclusion of interest as income to the certificate holder. The Code will, in certain instances, require 31% backup withholding by the payor of such dividends and interest.

      In general, the Company is required to file with the Service each year a Form 1099-DIV and Form 1099-INT information return (with a copy to the holder) reporting the amount of dividends and interest paid to the applicable holder during each calendar year. The holder must report dividends, capital gain distributions or interest as income on the holder's federal income tax return for that year. In addition, nontaxable distributions on capital stock may be subject to tax if the stockholder has no remaining tax basis in the stock.

      Backup withholding on dividends and interest generally will be imposed if:

      (1) the taxpayer fails to furnish a taxpayer identification number to the payor;

      (2) the Service notifies the payor twice within three calendar years that the taxpayer furnished an incorrect taxpayer identification number;

      (3) the taxpayer is notified that he is subject to backup withholding because he failed to report taxable dividends or interest applicable;

      (4) the taxpayer fails to certify to the payor that the taxpayer is not subject to backup withholding; or

      (5) the taxpayer fails to certify his taxpayer identification number.

Transfer Agent and Registrar

The Company acts as its own Transfer Agent and Registrar for its Certificates and capital stock.

LEGAL MATTERS

      The legality of the Certificates and Preferred Stock being offered hereby is being passed upon for the Company by Susan A. Thomson, Esq., who is employed by Metropolitan as its Assistant Corporate Counsel and Assistant Secretary, is a Vice President and legal counsel for Metropolitan Investment Securities, Inc. and is Assistant Corporate Counsel for the Company.

EXPERTS

      The Financial Statements of the Company as of September 30, 1993 and for the year ended September 30, 1993 included in this Prospectus have been included herein in reliance on the report, which includes an explanatory paragraph describing changes in the Company's methods of accounting for repossessed real properties and income taxes, of Coopers & Lybrand, independent accountants given on the authority of that firm as experts in accounting and auditing. The Financial Statements and schedules of the Company as of September 30, 1992 and for each of the years in the two-year period ended September 30, 1992 included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein, and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

PLAN OF DISTRIBUTION

      The Certificates and Preferred Stock are offered directly to the public on a continuing best efforts basis through the Company's affiliate, Metropolitan Investment Securities, Inc. (MIS).
Accordingly, the offering has not received the independent selling agent review customarily made when an unaffiliated selling agent offers securities. MIS is the exclusive selling agent for the publicly issued securities of the Company and its parent company, Metropolitan Mortgage & Securities Co., Inc. No commission or other expense of the offering will be paid by the purchasers of the Certificates or Preferred Stock. A commission will, however, be paid by the Company on most Certificate purchases ranging from 0.25% to 5% of the Certificate price, depending on the term of the Certificate and whether or not the transaction is a reinvestment or new purchase. A commission in the maximum amount of 5% of the offering price will also be paid by the Company on most Preferred Stock purchases. Certificates are offered only for cash or cash equivalents. Preferred Stock is offered for cash or other consideration acceptable to the Company as determined by the Board of Directors. The Company will also pay certain other expenses in connection with the offering. During the three fiscal years ended September 30, 1993, MIS has received commissions of $667,000 from the Company on sales of approximately $23,612,000 of the Company's certificates. Preferred Stock was not sold in previous years.

      MIS is a member of the National Association of Securities Dealer's, Inc. (NASD). As such Schedule E of the By-laws of the NASD applies and requires, in part, that a qualified independent underwriter be engaged to render an opinion regarding the fairness of the interest rates to be paid on the Certificates and the fairness of the pricing of the Preferred Stock offered through this Prospectus. Accordingly, MIS has obtained an opinion from Welco Securities, Inc., an NASD member, ("Welco") that the interest rates on the Certificates using a formula tied to corresponding interest rates paid by the U.S. Treasury and regional financial institutions meets this fairness objective based on conditions and circumstances existing as of the date of the Prospectus. A similar opinion has been obtained from Welco, which states that the offering price of the Preferred Stock meets the fairness objective based on conditions and circumstances, existing as of the date of the Prospectus. The Company undertakes to maintain the interest rates on Certificates no lower than those recommended by Welco based on the formula. Accordingly, the yield at which the Certificates will be distributed will be no lower than that recommended by Welco and the price offered for the Preferred Stock will be no higher than Welco would have independently recommended. Welco has assumed the responsibilities of acting as the qualified independent underwriter in pricing the offering and conducting due diligence. For performing its functions as a qualified independent underwriter with respect to the Certificates and Preferred Stock offered hereunder, Welco is to be paid $33,500 in fees and $10,000 in non-accountable expenses plus its accountable expenses, which are not expected to exceed $2,500.

      There is not now and the Company does not expect that there will be a public trading market for the Certificates or Preferred Stock in the future. MIS does not intend to make a market for the Certificates or Preferred Stock. However, MIS maintains a list of its parent company's, Metropolitan's, preferred stock holders who wish to sell Metropolitan's preferred stock. The Company will use its best efforts to make this listing available for Preferred Stock offered hereunder following completion of this offering. See "Certain Investment Considerations -Risk Factors-Limited Marketability of Shares."

      MIS may enter into selected dealer agreements with and reallow to certain dealers who are members of the NASD, and certain foreign dealers who are not eligible for membership in the NASD, a commission of up to 5% of the principal amount of Certificates and Preferred Stock sold by such dealers. After the commencement of the offering the commissions and reallowances, if any, may be lowered.

USE OF PROCEEDS

Certificate Proceeds . . . . The Company expects net proceeds from this
Certificate offering of $38,000,000 to $39,900,000 before deducting expenses estimated at $165,000 (combined total for both Certificates and Preferred Stock expenses) and after sales commissions, assuming all of the Certificates are sold. There can be no assurance, however, that any of the Certificates can be sold. Sales commissions will range between $100,000 and $2,000,000 (0.25% to 5%) depending on maturities of Certificates sold and whether sales are reinvestments or new purchases. Such proceeds may be supplemented with funds generated by the Company's operations and/or borrowings from brokers or banks. See "Business-Method of Financing."

Preferred Stock Proceeds . . . .The Company expects net proceeds from this Preferred Stock offering of $14,250,000 to $15,000,000 before deducting expenses estimated at $165,000 (combined total for both Certificates and Preferred Stock expenses) and after sales commissions of up to $750,000 (5%), assuming all of the Preferred Stock is sold. There can be no assurance, however, that any of the Preferred Stock can
be sold.   Such proceeds may be supplemented with funds generated by
the Company's operations and/or borrowings from brokers or banks. See "Business-Method of Financing."

      In conjunction with the other funds available to it, the Company will utilize the proceeds of the Certificates and Preferred Stock offerings for funding investments in Receivables, and other investments, which may include the acquisition of affiliates as part of a corporate reorganization. See "Certain Transactions". To the extent internally generated funds are insufficient or unavailable for the retirement of maturing certificates through the period ending January 31, 1995, and for payment of operational expenses and preferred stock dividend requirements, portions of the net proceeds of this offering may also be used for such purposes. Approximately $1,918,000 million in principal amount of debt securities will mature between January 31, 1994 and January 31, 1995 with interest rates ranging from 6% to 10% and averaging approximately 7.7% per annum. See Note 4 to the Consolidated Financial Statements and "Certain Investment Considerations - Risk Factors".

      Management anticipates that some of the proceeds of this offering will be invested in money market funds, bank repurchase agreements, commercial paper, U.S. Treasury Bills and similar short term investments until used as stated above. Due to the Company's inability to accurately forecast the total amount of Certificates or Preferred Stock to be sold pursuant to this offering, no specific amounts have been allocated for any of the foregoing purposes.




         CIRCULAR DIAGRAM OF USE OF PROCEEDS REFER TO GRAPH APPENDIX ITEM 2

CAPITALIZATION

      The following table sets forth the capitalization of the Company at September 30, 1993:

                                                       September 30,
                                                           1993
DEBT PAYABLE

Real estate contracts and
mortgage notes payable
7% to 10%, due 1993 to 2002                            $    22,653
                                                       -----------
INVESTMENT CERTIFICATES

Investment Certificates,
Maturing 1993 to 1998,
at 6% to 11%                                            20,082,501
Compound and accrued interest                            1,876,924
                                                       -----------
Total Investment Certificates                           21,959,425
                                                       -----------
STOCKHOLDER'S EQUITY
Common Stock, $10 par:
2,000,000 shares authorized;
20,000 shares issued and
outstanding                                                200,000

Additional paid-in capital                               1,800,000

Retained earnings                                        1,188,024
                                                       -----------
Total Stockholder's Equity                               3,188,024
                                                       -----------
Total Capitalization                                   $25,170,102
                                                       ===========

                               SELECTED FINANCIAL DATA

      The financial data shown below as of and for the years ended September 30, 1993, 1992, 1991 and for the period July 25, 1990 (date of incorporation) through September 30, 1990 (other than the Ratio of Earnings to Fixed Charges) have been derived from, and should be read in conjunction with, the Company's financial statements and related notes appearing elsewhere herein. The financial statements as of and for the year ended September 30, 1993 have been audited by Coopers & Lybrand. The financial statements as of and for the years ended September 30, 1992, and 1991 and for the period July 25, 1990 (date of incorporation) through September 30, 1990, have been audited by BDO Seidman.

                                                                                July 25, 1990
                                                                                  (Date of
                             Year Ended         Year Ended      Year Ended      Incorporation)
                            September 30,      September 30,   September 30,       Through
                                                                                September 30,
                                1993               1992            1991               1990
INCOME STATEMENT DATA:

Revenues                     $ 2,815,624       $ 2,435,843       $1,026,405       $    8,229
                              ==========        ==========       ==========       ==========
Income before
  extraordinary item         $   283,107       $   611,595       $  238,205       $    5,345
Extraordinary item (1)               ---            49,772               --               --
                              ----------        ----------       ----------       ----------
Net Income                   $   283,107       $   661,367       $  238,205       $    5,345
                              ==========        ==========       ==========       ==========
Weighted average number
  of common shares
  outstanding                     20,000            20,000           20,000           20,000

Per Common Share Data:
Income before
  extraordinary
  item                       $     14.15       $     30.58       $    11.91        $     .27
Extraordinary item                    --              2.49               --               --
                              ----------        ----------       ----------       ----------
Net income                   $     14.15       $     33.07       $    11.91        $     .27
                              ==========        ==========       ==========       ==========
Ratio of Earnings
  to Fixed
  Charges:                          1.24              1.53             1.37               --

BALANCE SHEET DATA:
Due from/(to) Parent
  Company, net               $ 1,710,743       $  (400,365)     $(5,528,617)      $  (22,010)
Total Assets                 $25,441,605       $17,696,628      $16,718,823       $2,027,355

Debt Securities
  and Other
  Debt Payable               $21,982,078       $14,289,648      $ 8,451,106               --

Stockholder's Equity         $ 3,188,024       $ 2,904,917      $ 2,243,550       $2,005,345

(1) Benefit from utilization of net operating loss carryforwards.

                  Management's Discussion and Analysis of Financial
                         Condition and Results of Operations

Results of Operations

      Revenues of the Company increased to $2.8 million in 1993 from $2.4 million in 1992 and $1.0 million in 1991. The growth from 1992 to 1993 is attributable primarily to increased investment earnings on additional outstanding Receivables and increased revenues associated with the sale of repossessed property. The growth from 1991 to 1992 was almost entirely attributable to increased investment earnings on additional outstanding Receivables. The Company has increased its investment in Receivables from $8.2 million at September 30, 1991 to $11.6 million at September 30, 1992 to $19.5 million at September 30, 1993.

      The Company continued to realize net income from operations during 1993. Net income for the fiscal year ended September 30, 1993 was $283,000 compared to $661,000 in 1992 and $238,000 in 1991. The 1993 decrease in net income is attributable to a reduced spread between interest sensitive income and interest sensitive expense along with increased operating expenses associated with the increased volume of Certificate sales, Receivable investments and real estate held for sale. The 1992 increase in net income is attributable to an increased spread between interest sensitive income and interest sensitive expense along with increased operating expenses associated with the increased volume of Certificate sales, Receivables investments and real estate held for sale.

      The Company, during 1993, experienced a slight increase in the loss from sale of real estate repossessions and also increased its provision for losses on Receivables.

      Since the date of its incorporation, the Company has benefitted from a declining interest rate environment with lower money costs and relatively consistent yields on Receivables acquired through Metropolitan. In addition, a declining rate environment has positively impacted earnings by increasing the value of the portfolio of predominantly fixed rate Receivables. Higher than normal prepayments in the Receivable portfolio were experienced during 1993 and 1992, allowing the Company to recognize unamortized discounts on Receivables at an accelerated rate. It is anticipated that Metropolitan may begin charging the Company underwriting fees associated with Receivables acquired from Metropolitan. Management anticipates that any such underwriting fee that may be charged by Metropolitan in the future will result in a slightly lower yield over the life of the Receivables. Management is unable to predict the specific impact of any such underwriting fee because no specific fee has been proposed or suggested to date. See "Business-Investment in Real Estate Receivables."

      Maintaining efficient collection procedures and minimizing delinquencies in the Company's Receivable portfolio are ongoing management goals. During 1993, the Company experienced a loss on sale of repossessed real estate of $18,400. Management believes that yields received on Receivables, which currently range from 12-15% (approximately 6-9% in excess of the Treasury, or risk-free, rate), will more than compensate the Company for such risk of loss.

      In April 1992, the Accounting Standards Division of the American Institute of Certified Public Accountants issued Statement of Position
(SOP) No. 92-3, "Accounting for Foreclosed Assets," which provides guidance on determining the accounting treatment for foreclosed assets. SOP 92-3 requires that foreclosed assets be carried at the lower of (a) fair value minus estimated costs to sell, or (b) cost. The Company applied the provisions of SOP 92-3 effective October 1, 1992. The initial charge for its application is estimated to be approximately $10,000, before the application of related income taxes, and is included in continuing operations in 1993.

Interest Sensitive Income and Expense

      Management continually monitors the interest sensitive income and expense of the Company. Interest sensitive expense is predominantly the interest costs of Investment Certificates, while interest sensitive income includes interest on Receivables, earned discount on Receivables, dividends and other investment income.

      The spread between interest sensitive income and interest sensitive expense was $362,300 in 1991, $925,300 in 1992 and $695,600 in 1993. The decrease from 1992 to 1993 of approximately $230,000 was the result of management's decision to accumulate cash to fund a contract purchase commitment in excess of $7 million from an affiliate in December 1992. Also, the Company recognized $366,935 of dividend income (13% dividend rate) from its preferred stock investment in its affiliate in 1992 and paid interest to its parent company at prime plus 1 1/2% on the borrowings used to finance the purchase of the preferred stock. In March 1992, the Company transferred the preferred stock to Metropolitan in full satisfaction of the $6 million payable. Therefore, there were no dividends received by the Company in fiscal 1993 on the preferred stock. See Note 7 to Financial Statements.

Other Income

      Other income increased from approximately $500 in 1991 to $16,600 in 1992 to $42,700 in 1993. Other income is predominantly miscellaneous fees and charges related to Receivables, thus its growth is primarily due to the growth in Receivables.

Other Expenses

      Operating expenses increased from approximately $100,600 in 1991 to $178,300 in 1992 to $244,600 in 1993 largely due to the increased volume of Investment Certificate sales and Receivable investments.

Provision for Losses on Real Estate Receivables

      The provision for losses on Receivables has increased as the size of the portfolio of Receivables has grown. The following table summarizes the Company's allowance for losses on Receivables:

                                   1993            1992            1991
          Beginning Balance      $59,244         $50,000        $      -
          Provision               15,000          18,762          50,000


          (Charge-offs)/
             Recoveries, net      22,410         ( 9,518)              -
                                 -------         -------         -------
          Ending Balance         $96,654         $59,244         $50,000
                                 =======         =======         =======

These allowances are in addition to unamortized purchase discounts of $1.1 million in 1993, 1992 and 1991.

Gain/Loss on Real Estate Sold

      During 1993, the Company experienced a loss on the sale of real estate of approximately $18,400. At the end of fiscal 1993, the Company had $61,000 in real estate held for sale, less than 1% of total real estate assets.

Effect of Inflation

      During the three year period ended September 30, 1993, inflation has had a generally positive impact on the Company's operations. This impact has primarily been indirect in that the level of inflation tends to influence inflation expectations, which tends to impact interest rates on both Company assets and liabilities. Thus, with lower inflation rates over the past three years, interest rates have been generally declining during this period, which has reduced the Company's cost of funds. Interest rates on Receivables acquired, due to their nature, have not declined to the same extent as the cost of the Company's borrowings. In addition, inflation has not had a material effect on the Company's operating expenses. The main reason for the increase in operating expenses has been an increase in the number of Receivables acquired and serviced and increased sales of Investment Certificates.

      Revenues from real estate sold are influenced in part by inflation, as, historically, real estate values have fluctuated with the rate of inflation. However, the Company is unable to quantify the effect of inflation in this respect.

Asset/Liability Management

      As most of the Company's assets and liabilities are financial in nature, the Company is subject to interest rate risk. Currently, the Company's financial assets (primarily Receivables and fixed income investments) reprice faster than its financial liabilities (primarily Investment Certificates). In a rising rate environment, this will tend to increase earnings, while in a falling rate environment, earnings will decrease. However, yields on Receivables have not been as sensitive to rate fluctuations as have Investment Certificate rates.

      During fiscal 1994, approximately $5.8 million of interest sensitive assets (cash and Receivables) are expected to reprice or mature.

      For liabilities, approximately $2.0 million of Investment
Certificates will mature during fiscal 1994, along with about $5,000 of other debt payable.

      These estimates result in a one year interest rate mismatch
(interest sensitive assets less interest sensitive liabilities) of approximately $3.8 million, or a ratio of interest sensitive assets to interest sensitive liabilities of approximately 290%.

New Accounting Rules

      In the fourth quarter of fiscal 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109), retroactive to October 1, 1992 and resulted in no significant affect on the Company's financial position. SFAS No. 109 requires a company to recognize deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in a company's financial statements. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. In 1992 and 1991, the Company accounted for income taxes as required by Accounting Principles Board Opinion No. 11. See Note 1 to Financial Statements.

      In May, 1993, Statement of Financial Accounting Standards No. 114 (SFAS No. 114) "Accounting by Creditors for Impairment of a Loan" was issued. SFAS No. 114 requires that certain impaired loans be measured based on the present value of expected future cash flows discounted at the loans' effective interest rate or the fair value of the collateral. The Company is required to adopt this new standard by October 1, 1995. The Company does not anticipate that the adoption of SFAS No. 114 will have a material effect on the financial statements.

      In December 1991, Statement of Financial Accounting Standards No. 107 (SFAS No. 107), "Disclosures about Fair Value of Financial Instruments," was issued. SFAS No. 107 requires disclosures of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. SFAS No. 107 is effective for financial statements issued for fiscal years ending after December 31, 1995 (Summit's fiscal year ending September 30, 1996) for entities with less than $150 million in total assets. This pronouncement does not change any requirements for recognition, measurement or classification of financial instruments in the Company's financial statements.

      Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and SFAS No. 112 "Employers' Accounting for Postretirement Benefits" are not applicable because the Company maintains no programs designed to provide employees with post-retirement or post-employment benefits.

Liquidity and Capital Resources

      As a financial institution, the Company's liquidity is largely tied to its ability to renew, maintain or obtain additional sources of cash. The Company has successfully performed this task during the past three years and has continued to invest funds generated by operations and financing activities.

      The Company has continued to generate cash from operations with net cash provided of $1.4 million in 1993; $1.4 million in 1992; and $.5 million in 1991. Cash utilized by the Company in its investing activities increased to $9.2 million in 1993 from $2.6 million in 1992 and $14.1 million in 1991. Cash provided by the Company's financing activities was $5.8 million in 1993 compared to $5.0 million in 1992 and $13.4 million in 1991. These cash flows have resulted in year end cash and cash equivalent balances of $3.6 million in 1993; $5.6 million in 1992; and $1.8 million in 1991. Management considers the cash balance at September 30, 1993 of $3.6 million to be adequate to finance any required debt retirements or planned asset additions.

      During 1993, the $2.1 million decrease in cash and cash equivalents resulted from cash provided by operating activities of $1.4 million less cash used in investing activities of $9.2 million plus cash provided by financing activities of $5.7 million. Cash from operating activities resulted primarily from net income of $.3 million and the increase in compound and accrued interest on Investment Certificates of $1.0 million. Cash used in investing activities primarily included: (1) acquisition of real estate Receivables net of payments and sales, of $7.6 million; and (2) an advance to its parent company of $1.7 million for the purchase of Receivables. Cash provided by financing activities included: (1) issuance of Investment Certificates, net of repayments and related debt issue costs, of $7.0 million; less (2) repayment of amounts due its parent of $.4 million; and (3) repayment to banks and others of $.9 million.

      The Company's investing activities during 1993 were supported by cash from operations and external financing. The Company's increases in Receivables were primarily funded by sales of Investment Certificates. During 1992, the $3.9 million increase in cash and cash equivalents resulted from cash provided by operating activities of $1.4 million less cash used in investing activities of $2.5 million plus cash provided by financing activities of $5.0 million. Cash from operating activities resulted primarily from net income of $.7 million and the increase in compound and accrued interest on Investment Certificates of $.7 million. Cash used in investing activities primarily included the acquisition of real estate Receivables net of payments and sales, of $3.0 million less $.5 million advance repaid by its parent. Cash provided by financing activities included: (1) issuance of Investment Certificates, net of repayments and related debt issue costs, of $4.7 million; (2) borrowings from its parent of $.4 million; less (3) repayment to banks and others of $.1 million.

      Thus, during 1992, the Company's investing activities were supported by internal cash from operations and external cash from financing. The Company's increases in Receivables were primarily funded by sales of Investment Certificates.

      During 1991, the $.2 million decrease in cash and cash equivalents resulted from cash provided by operating activities of $.5 million less cash used in investing activities of $14.1 million plus cash provided by financing activities of $13.4 million. Cash from operating activities resulted primarily from net income of $.2 million and the increase in compound and accrued interest on Investment Certificates of $.2 million. Cash used in investing activities primarily included the acquisition of real estate Receivables net of payments, of $7.7 million, while the total advanced to or invested in affiliates was $6.5 million. Cash provided by financing activities included: (1) issuance of Investment Certificates, net of repayments and related debt issue costs, of $7.4 million; and (2) borrowings from parent of $6.0 million.

      Thus, during 1991 as in 1992 and 1993, the Company's investing activities were supported by internal cash from operations and external cash from financing. The Company's increases in Receivables were primarily funded by sales of Investment Certificates.

      Management believes that cash flow from operating activities and financing activities will be sufficient for the Company to conduct its business and meet its anticipated obligations as they mature during fiscal 1994. The Company has not defaulted on any of its obligations since its founding in 1990.

BUSINESS

General

      The Company's business activities consist primarily of investment of the net proceeds of the public sale of its debt securities ("Investment Certificates") and Preferred Stock in Receivables or other investments which could be expected to generate returns higher than the Company's cost of its capital. There are no preestablished standards by which such investment determinations are to be made. The Company's business also involves the servicing of its investments and other functions related to such activity. The Company may also engage in other businesses or activities without restriction in accordance with the provisions of its Articles of Incorporation.

Employees

      As of September 30, 1993, the Company's personnel consisted of its officers and directors, See "Management", an accountant and an attorney. Each of those individuals are also employed by Metropolitan. It is anticipated that they will continue to devote substantially all of their time to their duties related to their respective positions with Metropolitan and its other affiliates subject to the necessary commitment of time to ensure that the Company fulfills its obligations to Preferred shareholders and its duties under the Indenture pursuant to which it issues Investment Certificates and such other duties and responsibilities as the Company may undertake in the conduct of its business or as may be required by law. No additional employees are expected to be necessary or hired during the foreseeable future.

Properties

      The Company owns various repossessed properties held for sale. At September 30, 1993, two properties, acquired in satisfaction of debt, with a combined carrying amount of approximately $61,000 were held.
The Company rents office space consisting of approximately 200 square feet from an affiliate, at 1000 Hubbard, Coeur d'Alene, Idaho. The rental terms are month to month at $150 per month. The Company believes such terms to be at least as fair as those which could have been obtained from unaffiliated third parties.

Investment In Real Estate Receivables

      Receivables include contracts for the sale of real estate and promissory notes secured by mortgages or deeds of trust on primarily single-family residential real estate including timeshares. The Company invests in Receivables that meet its yield requirements (as established from time to time by its Board of Directors) and its investment guidelines as funds become available to it from the sale of its securities to the public. The Company's yield requirements are expected to fluctuate depending on real estate market conditions, its cost of investment capital, the rate of growth of the Company and its operating expenses. During fiscal 1993 the average initial yield requirement was 13.75% per annum while actual average yield was approximately 2% to 3% over the Company's initial yield projections. The Company's investment guidelines are substantially the same as Metropolitan's as described below. To facilitate such investments, the Company has contracted with Metropolitan to provide a non-exclusive means for the acquisition of Receivables. The agreement with Metropolitan effectively permits the Company to invest in Receivables acquired by Metropolitan in the normal course of its business at Metropolitan's cost with no underwriting fees charged to the Company through September 30, 1993, although underwriting fees could be charged in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations". Structured as an option agreement, it allows the Company to purchase those Receivables which are in excess of Metropolitan's needs. Metropolitan's Evaluation Committee, the team of officers and employees which routinely underwrites Metropolitan's Receivable investments, designates the Receivables that are available to the Company for purchase. The Company is under no obligation to purchase any specific amount or number of such Receivables.

      During fiscal 1993, the Company purchased, from an affiliate, approximately $6.0 million of timeshare Receivables, of which approximately $5.5 million were outstanding at September 30, 1993. These Receivables were originated by another affiliate of Metropolitan in connection with sales of its timeshare resort condominiums in Hawaii. These Receivables have an approximate contractual interest rate of 13% and were purchased at par from the affiliate. In conjunction with the purchase, the Company withheld a 10% performance holdback of $600,000 to cover any realized losses from these Receivables. The holdback will be maintained at a balance of approximately 10% of the outstanding timeshare Receivables and will be released as principal is paid down. At September 30, 1993, the Company held approximately $680,000 of delinquent timeshare contracts purchased from the affiliate. The Company believes that the performance holdback of $600,000 is adequate to cover any losses related to these certain timeshare Receivables. At September 30, 1993, timeshare Receivables represented approximately 27% of the total outstanding principal for Receivables owned by the Company.

      The supply of Receivables available for purchase has continued at a relatively high level during the period since the Company's formation and has not caused restrictions on such investments by the Company or by Metropolitan. Accordingly, the Company is able to invest in Receivables all of the funds available to it to the extent deemed appropriate by the Company's management and the investment designations made by Metropolitan's Evaluation Committee are based primarily on the availability of such funds.

      Metropolitan, through a subsidiary, has also contracted to provide servicing for the Company's Receivables. The function of "servicing" primarily involves the collection, application and remittance of receipts; the maintenance of account records; and, as directed by the Company when deemed necessary, the maintenance of foreclosure or other legal action and the repossession or other disposition of properties securing Receivables. The terms of the servicing contract provides that Metropolitan will perform, on a non-exclusive basis, the servicing functions for all Receivables which the Company designates for a fee equal to $6.00 per month for each Receivable. The Company is also required to reimburse Metropolitan for its out-of-pocket expenses and costs, including attorney fees, in the performance of collection and foreclosure activities with respect to such Receivables. Management believes that there would not be a material difference in the Company's cost for such services if the servicing fee were structured as a percentage of the unpaid balances of the serviced Receivables since the fee, in either case, is based on an estimate of Metropolitan's actual cost of providing the service.

      The terms and conditions of the agreements with Metropolitan are believed by management to be at least as favorable as those that could be obtained from a non-affiliated third party. The agreements may be terminated by either party upon a maximum of 90 days notice. No assurance is made that the terms of these agreements will not be modified in the future.

Metropolitan

      The following discussion of Metropolitan's Receivable investment activity is provided because the Company relies on Metropolitan's resources and experience for its Receivable investments. Metropolitan has been investing in Receivables for its own account for approximately forty years. During the past ten years, it has expanded its Receivable purchasing activity from the northwestern U.S. to the entire country to avoid concentration of its investments in any particular state or region. Metropolitan currently maintains twelve branch offices in seven states in the continental U.S. supporting this activity. The Receivable evaluation, underwriting, closing, collection and servicing functions are performed at Metropolitan's headquarters in Spokane, Washington. As of September 30, 1993, Metropolitan's consolidated assets were $1,031,958,000, of which $562,440,000 were invested in Receivables.

Sources of Receivables

      Approximately 85% of Metropolitan's Receivables are acquired by it through independent brokers around the country. These brokers typically deal directly with individuals or organizations who wish to sell a Receivable owned by them. These brokers contact one of Metropolitan's offices to submit the Receivable for evaluation and consideration by Metropolitan. In cases where a broker is not involved in the transaction, Metropolitan is usually approached directly by a prospective seller of a Receivable as a result of a referral or a previous business contact. Metropolitan also actively seeks and acquires portfolios of Receivables from banks, savings and loan organizations, the Resolution Trust Corporation and the Federal Deposit Insurance Corporation.

Yield and Discount Considerations

      Metropolitan invests in Receivables at prices less than their unpaid balances (i.e. at a discount). The difference between the investment price and the unpaid balance is the "discount". The amount of the discount will vary in any given transaction depending upon the Receivable's characteristics and Metropolitan's yield requirements at the time of purchase. Yield requirements are established in light of capital costs, market conditions, the characteristics of particular classes or types of Receivables and the risk of default by the payor on any given Receivable. The risk of default can be affected by changes in general or local economic conditions, neighborhood values, the value of the specific real estate collateral and by changes in zoning, land use and environmental laws. Discounts originating at the time of purchase, net of capitalized acquisition costs are amortized using the level yield (interest) method. For contracts acquired after September 30, 1992, net purchase discounts are amortized on an individual contract basis using the level yield method over the remaining contractual term of the contract. For contracts acquired before October 1, 1992 discounted contracts are pooled by the fiscal year of purchase and by similar contract types. The amortization period, which is approximately 78 months, estimates a constant prepayment rate of 10-12 percent per year on scheduled payments, which is consistent with the Company's prior experience with similar loans and Metropolitan's expectations.




                     YIELD CHART: REFER TO GRAPH APPENDIX ITEM 3

      Management establishes the yield requirements for its Receivable investments by assuming that all payments on the Receivables will be paid as scheduled. During fiscal 1993, Metropolitan's average initial yield requirement was 13.75%. However, to the extent that payments are received earlier than anticipated by Metropolitan, the discount is earned more quickly resulting in an increase in the yield. The effective yield realized by Metropolitan as a result of actual prepayments during the three year period ended September 30, 1993 was 2% to 3% over Metropolitan's initial yield projections.

      Metropolitan can also experience greater effective yields through negotiating amendments to the Receivable agreements. These amendments may involve adjusting the interest rate and/or monthly payments, extension of financing in lieu of a required balloon payment or other adjustments in cases of delinquencies where the payor appears able to resolve the delinquency. As a result of these amendments, the cash flow may be maintained or accelerated, the latter of which increases the yield realized on the Receivable.

Underwriting

      When Metropolitan is offered a Receivable an initial study of the terms of the Receivable, including any associated documents, is performed by Metropolitan's underwriting and closing staff. If the Receivable appears acceptable to Metropolitan, the purchase price for the Receivable is calculated based on Metropolitan's yield requirements at that time. If the broker and/or seller accepts the proposed purchase price, a written agreement to purchase is executed, subject to Metropolitan's full underwriting requirements. Metropolitan also purchases "partial" interests in Receivables whereby it acquires the right to receive a portion of the Receivable's balance, and where the seller's right to the unsold portion of the Receivable is subordinated to the interest acquired by Metropolitan. These "partials" generally result in a reduced level of investment risk to Metropolitan than if the entire Receivable cash flow is purchased.

      The underwriting guidelines adopted by Metropolitan include a requirement that the ratio of Metropolitan's investment in a Receivable compared to the appraised value of the property which secures the Receivable may not exceed 75% on Receivables secured by single family residences; and that the ratio of the investment to the property's appraised value may not exceed 70% on Receivables secured by other types of improved property; and 55% on unimproved raw land. These higher than conventional investment to collateral ratios provide higher than conventional levels of collateral to protect Metropolitan's investment in the event of a default on a Receivable.

      For each Receivable, a current market value appraisal of the real estate providing security is obtained. These appraisals are obtained through licensed independent appraisers or through one of Metropolitan's licensed staff appraisers. These appraisals are based on drive-by and comparative sales analysis. Each independent appraisal is also subject to review by a staff appraiser. Metropolitan is currently exploring the use of computerized appraisals.

      Members of Metropolitan's Underwriting Committee review and approve each Receivable prior to purchase. Additionally, every proposed investment in a Receivable is evaluated by Metropolitan's demography department utilizing computerized data which identifies local trends in property values, personal income, population and other social and economic indicators. Other underwriting functions may include obtaining and evaluating credit reports on the Receivable payors; evaluation of the potential for environmental risks; verifying payment histories and current payment status; and obtaining title reports to verify the record status of the Receivables and other matters of record. Receivable investments which the Underwriting Committee identifies for legal review are referred to Metropolitan's in-house legal department which currently includes a staff of four attorneys. All Receivable purchases which involve investments greater than $150,000 ($100,000 or more if the real property collateral is other than an owner-occupied single family residence) are submitted to an additional special risk evaluation committee, are subject to legal department review, and subject to the approval of Metropolitan's president. In addition, transactions involving investments of more than $500,000 are subject to approval by Metropolitan's Board of Directors.

      Upon completion of the underwriting process and the approval of the investment, appropriate documents are executed by the seller and/or broker transferring the Receivable to Metropolitan, and the transaction is funded.

      Management believes that the underwriting functions that are employed in its Receivable investment activity are as thorough as reasonably possible considering the nature of Metropolitan's business. Metropolitan's Receivable acquisition business should be distinguished from the conventional mortgage lending business which involves substantial first-hand contact by lenders with each borrower and the ability to obtain an interior inspection appraisal prior to granting a loan.

      Management continually monitors branch office activity as well as economic and demographic conditions in all areas of the country in order to avoid a concentration of its Receivable investments in those areas in economic decline which could result in higher default rates and subsequent investment losses.

Additional Information Regarding Summit

      The Company's investments in Receivables are secured by first or second liens primarily on single family residential property (including residential timeshare units). The Company believes that these Receivables present lower credit risks than a portfolio of mortgages secured by commercial property or raw land, and that much of the risk in the portfolio is dissipated by the large numbers of relatively small individual Receivables and their geographic dispersion.

      The following table presents information about the Company's investments in Receivables as of September 30, 1993 and 1992:

                                           1993             1992
Face value of discounted
   receivables                         $14,416,037      $12,108,904


Face value of originated
   and non-discounted
   receivables                           6,285,706          398,999

Unrealized discounts,
   net of amortized
   acquisition costs                    (1,076,488)      (1,116,522)

Allowance for losses                       (96,654)         (59,244)

Performance Holdback on
   Receivable Purchase                    (600,000)

Accrued interest
   receivable                              598,624          264,593
                                       -----------      -----------
Carrying value                         $19,527,225      $11,596,730
                                       ===========      ===========

      Approximately 67% of the Company's investments in Receivables are in first lien position Receivables with the balance in second lien positions. The Receivables are secured by residential, timeshare, business and commercial properties with residential and timeshare properties securing approximately 90% of such investments. The Receivables acquired by the Company for investment purposes are generated primarily by private individuals or businesses and are therefore not government insured loans.

      The Company's receivable investments at September 30, 1993 were secured by properties located throughout the United States with not more than 3% (by dollar amount) in any single state except as follows:


                  Arizona . . . . . .       8%
                  California  . . . .       9%
                  Hawaii .  . . . . .      27%
                  Oregon  . . . . . .       6%
                  Texas . . . . . . .       6%
                  Washington  . . . .      14%

      The Company held 1,231 Receivables as of September 30, 1993. The average stated interest rate (weighted by principal balances) on Receivables held by the Company on that date was approximately 10.0%. See Note 2, to Financial Statements.

Delinquency Experience & Collection Procedures

      The principal amount of Receivables held by the Company (as a percentage of the total outstanding principal amount of Receivables) which was in arrears for more than ninety days at September 30, 1993 was 8.0% as compared to 4.2% at September 30, 1992 and .6% at September 30, 1991. The increase in the amount for September 30, 1993 includes approximately $680,000 of timeshare contracts purchased from an affiliate. The Company has a performance holdback of $600,000 to cover any losses related to certain contracts including these Receivables. Because Receivables purchased by the Company are typically not of the same quality as mortgages that are subsequently securitized and sold in the secondary market with government guarantees, higher delinquency rates are expected. However, because these Receivables are purchased at a discount, losses on sales after repossession are generally lower than might otherwise be expected given these higher delinquency rates. Management believes that the Company's credit experience is within expectations, given the yields obtained on the performing Receivables.

      Payors of the Receivables which become delinquent are initially contacted by telephone. If the default is not promptly cured then additional collection activity, including written correspondence and further telephone contact, is pursued. If these collection procedures are unsuccessful then foreclosure proceedings (either judicial or non-judicial) are generally initiated within approximately ninety days after the initial default. Collection activity may also involve the initiation of legal proceedings against the payor of the Receivable to recover past due payments. If accounts are reinstated prior to completion of the action then attorney fees, costs, expenses and late charges are generally collected from the payor as a condition of the reinstatement.

Allowance for Losses on Real Estate Assets

      The Company establishes an allowance for losses on Receivables based on an evaluation of delinquent Receivables. During 1992, the Company adopted an appraisal policy to require annual appraisals on properties securing delinquent receivables when the Receivable balances exceed a threshold equal to 1/2% of total assets of the Company. Biannual appraisals are required on all other delinquent Receivables with balances in excess of $50,000. The allowance for losses was .5%, of the face value of Receivables at September 30, 1993, 1992 and 1991.

Method of Financing

      The Company's continued growth is expected to depend on its ability to market its securities to the public and to invest the proceeds in higher-yielding investments. Financing needs are intended to be met primarily by the sale of its Investment Certificates and Preferred Stock. Such funds may be supplemented by short term bank financing and borrowing from affiliates. As of the date of this document the Company had not established any formal lines of credit with banks or other lending institutions.

      The availability of Receivables offered for investment in the national market is believed by management to be adequate to meet the needs of the Company which are in addition to the needs of Metropolitan.

Competition

      The Company's ability to compete for Receivable investments is currently dependent upon its parent company. Metropolitan competes with various real estate financing firms, real estate brokers, banks and individual investors for the Receivables it acquires. The largest single competitors are subsidiaries of much larger companies such as Chrysler Financial and Fleet Mortgage while the largest number of competitors are a multitude of individual investors. The primary competitive factors are the amounts offered and paid to Receivable sellers and the speed with which the processing and funding of the transaction can be completed. Competitive advantages enjoyed by Metropolitan include its branch office system which allows it access to markets throughout the country; its ability to purchase long-term Receivables; availability of funds; its reputation for reliability established by its long history in the business; and its in-house capabilities for processing and funding transactions. Competitive disadvantages include the length of time required to process and fund approved transactions (up to thirty days); an investment policy which excludes purchases of Receivables which involve discounts of less than $3,500; and relatively high yield requirements.

      Management is unaware of any competitors with acquisition networks and Receivable investment portfolios comparable to Metropolitan's and believes Metropolitan to be one of the largest purchasers of such Receivables in the United States. Marketing research performed by Metropolitan indicates that it has approximately 6% to 8% of the national secondary market for seller-financed real estate Receivables. Management does not anticipate that the Company will compete directly in the marketplace for Receivables for the foreseeable future but will continue to be dependent on Metropolitan's activity in the field.

MANAGEMENT

Directors and Executive Officers
(As of December 31, 1993)

      Name                     Age                 Position

C. Paul Sandifur, Sr.          90             Chairman of the Board

C. Paul Sandifur, Jr.          52             President, Director and Chief
                                              Executive Officer

Alton Cogert                   39             Assistant Vice President and
                                              Chief Financial Officer

Irv Marcus                     69             Sr. Vice President

Reuel Swanson                  55             Secretary and Director

Michael Barcelo                43             Treasurer

      C. PAUL SANDIFUR, SR. has been engaged in real estate financing, insurance and other businesses for more than fifty years. He was one of the founders of Summit's parent corporation, Metropolitan, in 1953. He is the Chairman of the Board of Metropolitan. C. Paul Sandifur, Jr. is his son.

      C. PAUL SANDIFUR, JR. is the Chief Executive Officer of Metropolitan and Summit. He has been President of Metropolitan since 1981 and has served as a Director of that company since 1975. He has been a licensed real estate broker in the State of Washington since 1978. Mr. Sandifur also serves as President of Metropolitan Investment Securities, Inc.

      ALTON COGERT joined Metropolitan as Chief Financial Officer in January 1991. From 1988 through 1991, he was Manager, Financial Forecasting for Washington Mutual Savings Bank. From 1984 through 1988, he was Chief Financial Officer for CU Bancorp (formerly Lincoln Bancorp). He is a CPA with a BS from the Wharton School of the University of Pennsylvania and a MBA from the University of Southern California. Mr. Cogert obtained his CFA (Chartered Financial Analyst) designation in 1991. Mr. Cogert was designated Summit's Assistant Vice President and Chief Financial officer in January 1992.

      IRV MARCUS has served as a Vice President and Director of Metropolitan since 1974. He supervises Metropolitan's and Summits's real estate financing operations. He became an officer of Summit in 1991.

      REUEL SWANSON has been employed continuously by Metropolitan since 1960 and has been a Director since 1969. From 1976 he has served as Metropolitan's Secretary; and from 1976-1993 he also served as Metropolitan's Treasurer. Mr. Swanson is also Secretary-Treasurer of Metropolitan Investment Securities, Inc. He was Secretary/Treasurer and Director of Summit from 1990 to August, 1993. From August, 1993 to the present, he is Secretary and Director.

      MICHAEL BARCELO joined Metropolitan in August of 1992, as

Portfolio Manager and was promoted to Treasurer of Metropolitan and Summit in August of 1993. Mr. Barcelo has over 12 years of experience in managing investment portfolios and treasury functions which he acquired at Pacific First Bank, Great Western Federal Savings Bank and Washington Mutual Savings Bank. Mr. Barcelo received a B.A. in Economics in 1974 and a C.F.A. (Chartered Financial Analyst) designation in 1992.

      The directors of the Company are elected for one-year terms at annual shareholder meetings. The officers of the Company serve at the direction of the Board of Directors.

      The Company's officers and directors will continue to hold their respective positions with Metropolitan and do not anticipate that their responsibilities with the Company will involve a significant amount of time. They will, however, devote such time to the business and affairs of the Company as may be necessary for the proper discharge of their duties.

                               EXECUTIVE COMPENSATION

      The officers and directors do not receive any compensation for services rendered on behalf of the Company but they are entitled to reimbursement for any expenses incurred in the performance of such services. Such expenses include only items such as travel expense incurred for attendance at corporate meetings or other business. No such expenses have been incurred to date.

                                   INDEMNIFICATION

      The Company's Articles of Incorporation provide for indemnification of the Company's directors, officers and employees for expenses and other amounts reasonably required to be paid in connection with any civil or criminal proceedings brought against such persons by reason of their service of or position with the Company unless it is adjudged in such proceedings that the person or persons are liable due to willful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office. Such right of indemnification is not exclusive of any other rights that may be provided by contract of other agreement or provision of law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Company's officers, directors or controlling persons pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                               PRINCIPAL SHAREHOLDERS

      The following table sets forth information with respect to the beneficial owners of more than five percent of Summit's voting stock as of September 30, 1993.

                                   SHARES OF
NAME AND ADDRESS                 COMMON STOCK        % OF CLASS
Metropolitan Mortgage &
Securities Co., Inc.                20,000              100%
W. 929 Sprague Ave.,
Spokane, Washington

CERTAIN TRANSACTIONS

       C. Paul Sandifur, Sr., C. Paul Sandifur, Jr. and Reuel Swanson, directors and officers of the Company, and Irv Marcus, Alton Cogert and Michael Barcelo, officers of the Company, are also directors and/or officers of Metropolitan. Metropolitan is a closely-held corporation in which approximately 71% of the outstanding voting common stock is owned or controlled by C. Paul Sandifur, Jr. and approximately 5% is owned by
C. Paul Sandifur, Sr.  See also "Management".

      Inter-company transactions between Metropolitan and the Company take place in the normal course of the Company's business. Such transactions include rental of office space, provision of administrative and data processing support, accounting and legal services and similar matters. Receivable acquisition and servicing agreements have been entered into between the Company and Metropolitan and are summarized under "Business". See Note 7, to Financial Statements, for additional information. The Company believes that such transactions are or will be made on terms at least as favorable as could be obtained from non-affiliated parties.

      Metropolitan Investment Securities, Inc. (MIS) is a securities broker-dealer which is wholly-owned by Metropolitan. MIS is currently the exclusive selling agent for securities issued by Metropolitan and its affiliates, including the Company's Investment Certificates. The Company has entered into Selling Agreements with MIS to provide for the sale of the Certificates and Preferred Stock pursuant to which MIS will be paid commissions ranging from .25% to 5% of the investment amount in each transaction. During the fiscal year ended September 30, 1993, the Company paid or accrued commissions to MIS in the amount of $276,060 upon the sale of $9,677,843 of Certificates (there were no Preferred Stock sales in prior years). MIS also maintains, on behalf of the Company, certain investor files and information pertaining to investments in the Company's Certificates.

      The Company's parent company and C. Paul Sandifur, Jr. are currently negotiating a reorganization which would involve the sale of Summit to C. Paul Sandifur, Jr. to be followed by the sale of Old Standard (an insurance subsidiary of Metropolitan) to Summit. The Company considers this reorganization to be in its best interest due to regulatory considerations and other business considerations. The sale prices are expected to be established through an independent appraisal of the subsidiary company's values and the transaction will be subject to approval by the Company's Board of Directors.

INDEX TO FINANCIAL STATEMENTS

YEARS ENDED SEPTEMBER 30, 1993, 1992 AND 1991

                                                                            Page
Reports of Independent Certified
    Public Accountants...................................

Balance Sheets...........................................

Statements of Income.....................................

Statements of Stockholder's Equity.......................

Statements of Cash Flows.................................

Notes to Financial Statements............................

                          REPORT OF INDEPENDENT ACCOUNTANTS



The Directors and Stockholder
Summit Securities, Inc.



      We have audited the accompanying balance sheet of Summit Securities, Inc. (a wholly-owned subsidiary of Metropolitan Mortgage & Securities Co., Inc.) as of September 30, 1993, and the related statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Summit Securities, Inc. as of September 30, 1993 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

      As discussed in Note 1, the Company changed its methods of accounting for repossessed real property and income taxes in 1993.


                                    /s/ Coopers & Lybrand

                                    COOPERS & LYBRAND




Spokane, Washington
December 13, 1993

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors of
Summit Securities, Inc.



We have audited the accompanying balance sheet of Summit Securities, Inc. (a wholly-owned subsidiary of Metropolitan Mortgage & Securities Co., Inc.) as of September 30, 1992 and the related statements of income, stockholder's equity, and cash flows for each of the two years in the period ended September 30, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Summit Securities, Inc. at September 30, 1992, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 1992, in conformity with generally accepted accounting principles.


                                    /s/ BDO Seidman

                                    BDO SEIDMAN



Spokane, Washington
December 7, 1992

                               SUMMIT SECURITIES, INC.

                                   BALANCE SHEETS
                             September 30, 1993 and 1992
                                    ____________

           ASSETS                                    1993             1992
                                                    ______           ______
Cash and cash equivalents                       $   3,594,472    $   5,647,202
Real estate contracts and mortgage
  notes receivable, net
  (Notes 2, 3 and 7)                               19,527,225       11,596,730
Real estate held for sale (Note 3)                     60,816           95,000
Deferred costs (Note 5)                               524,376          342,650
Advances to parent and affiliated
  companies (Note 7)                                1,710,743
Other assets                                           23,973           15,046
                                                  -----------      -----------
  Total assets                                  $  25,441,605    $  17,696,628
                                                  ===========      ===========

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
  Investment certificates and accrued
    interest (Note 4)                           $  21,959,425    $  13,622,634
  Debt payable (Note 3)                                22,653          667,014
  Accounts payable and accrued expenses                49,353           25,398
  Accrued income taxes due parent
  company (Note 6)                                    222,150           76,300
  Advances and note payable to parent
    and affiliated companies (Note 7)                                  400,365
                                                  -----------      -----------
  Total liabilities                                22,253,581       14,791,711
                                                  -----------      -----------
Stockholder's equity:
  Common stock, $10 par; 2,000,000
    shares authorized; 20,000 shares
    issued and outstanding                            200,000          200,000
  Additional paid-in capital                        1,800,000        1,800,000
  Retained earnings                                 1,188,024          904,917
                                                  -----------      -----------
  Total stockholder's equity                        3,188,024        2,904,917
                                                  -----------      -----------
  Total liabilities and
    stockholder's equity                        $  25,441,605    $  17,696,628
                                                  ===========      ===========

                       The accompanying notes are an integral
                          part of the financial statements.

                               SUMMIT SECURITIES, INC.

                                STATEMENTS OF INCOME
                For the Years Ended September 30, 1993, 1992 and 1991
                                    ____________

                                       1993            1992            1991
                                    ----------      ----------      ----------
Revenues:
  Interest on receivables         $ 1,938,206     $ 1,319,825     $   334,164
  Dividends (Note 7)                                  366,935         390,000
  Earned discount on receivables      428,482         542,047         118,531
  Other investment interest           120,998          87,447         159,930
  Real estate sales                   280,500         103,000
  Realized net gains on sales
    of investment securities            4,724                          23,320
  Other income                         42,714          16,589             460
                                    ---------       ---------       ---------
  Total revenues                    2,815,624       2,435,843       1,026,405
                                    ---------       ---------       ---------
Expenses:
  Interest expense                  1,792,059       1,390,968         640,318
  Cost of real estate sold            298,900         108,256
  Provision for losses on
    real estate assets                 51,012          18,762          50,000
  Operating expenses (Note 7)         244,595         178,273         100,571
                                    ---------       ---------       ---------
      Total expenses                2,386,566       1,696,259         790,889
                                    ---------       ---------       ---------
Income before income taxes and
  extraordinary item                  429,058         739,584         235,516
Income tax (provision) benefit
  (Note 6)                           (145,951)       (127,989)          2,689
                                    ---------       ---------       ---------
Income before extraordinary item      283,107         611,595         238,205

Extraordinary item - utilization
  of net operating loss
  carryforwards (Note 6)                               49,772
                                    ---------       ---------       ---------
Net income                        $   283,107     $   661,367     $   238,205
                                    =========       =========       =========
Net income per common share:
  Before extraordinary item       $     14.15     $     30.58     $     11.91
  Extraordinary item                                     2.49
                                    ---------       ---------       ---------
Net income per common share       $     14.15     $     33.07     $     11.91
                                    =========       =========       =========
Weighted average number of
  shares of common stock
  outstanding                          20,000          20,000          20,000
                                    =========       =========       =========

                       The accompanying notes are an integral
                          part of the financial statements.

                               SUMMIT SECURITIES, INC.

                         STATEMENTS OF STOCKHOLDER'S EQUITY
                For the Years Ended September 30, 1993, 1992 and 1991
                                    ____________

                                                    Additional
                                         Common       Paid-In     Retained
                                Shares    Stock       Capital     Earnings      Total
                                ______   _______    __________    _________     _____
Balance, October 1, 1990        20,000   $200,000   $1,800,000   $    5,345   $2,005,345
Net income                                                          238,205      238,205
                                ------   --------   ----------   ----------   ----------
Balance, September 30, 1991     20,000    200,000    1,800,000      243,550    2,243,550
Net income                                                          661,367      661,367
                                ------   --------   ----------   ----------   ----------
Balance, September 30, 1992     20,000    200,000    1,800,000      904,917    2,904,917
Net income                                                          283,107      283,107
                                ------   --------   ----------   ----------   ----------
Balance, September 30, 1993     20,000   $200,000   $1,800,000   $1,188,024   $3,188,024
                                ======   ========   ==========   ==========   ==========

                       The accompanying notes are an integral
                          part of the financial statements.

                               SUMMIT SECURITIES, INC.
                              STATEMENTS OF CASH FLOWS
                For the Years Ended September 30, 1993, 1992 and 1991
                                    ____________

                                         1993            1992           1991
                                        ______          ______         ______
Operating activities:
  Net income                       $    283,107   $     661,367   $    238,205
  Adjustments to reconcile net
    income to net cash provided
    by operating activities:
      Gain on sale of investment
        securities                       (4,724)                       (23,320)
      Loss on sale of real estate        18,400           5,256
      Provision for losses on
        real estate assets               51,012          18,762         50,000
      Amortization of deferred
        costs                           151,763         144,647         67,939
      Changes in:
        Compound and accrued
          interest on investment
          certificates
          and debt payable              955,322         689,014        232,576
        Accrued interest
          receivable                   (175,460)       (153,709)      (110,884)
        Accrued income taxes            145,850          76,300
        Other                             7,484         (19,054)        19,888
                                     ----------      ----------     ----------
  Net cash provided by
    operating activities              1,432,754       1,422,583        474,404
                                     ----------      ----------     ----------
Investing activities:
  Investment in affiliate                                           (6,000,000)
  Advances to parent and
    affiliated companies             (1,710,743)                      (471,383)
  Collection of advances to
    parent company                                      471,383
  Principal payments on real
    estate contracts and
    and mortgage notes receivable     8,083,497       2,245,740         92,144
  Purchases of real estate
    contracts and mortgage
    notes receivable                (15,667,120)     (5,274,528)    (7,760,198)
  Proceeds from real estate sales        75,008           6,283
  Additions to real estate held         (24,155)         (8,400)
  Purchase of investment
    securities                       (2,047,812)                    (5,630,039)
  Proceeds from sale of
    investment securities             2,052,187                      5,653,359
                                     ----------      ----------    -----------
  Net cash used in
    investing activities             (9,239,138)     (2,559,522)   (14,116,117)
                                     ----------      ----------    -----------

                               SUMMIT SECURITIES, INC.

                For the Years Ended September 30, 1993, 1992 and 1991
                                    ____________

                                         1993            1992           1991
                                        ______          ______         ______
Financing activities:
  Repayment of amounts due to
    parent company                 $   (400,365)                  $    (22,010)
  Borrowings from parent company                   $    400,365      6,000,000
  Proceeds from investment
    certificates                      9,677,843       5,864,051      8,070,558
  Repayments of investment
  certificates                       (2,300,088)       (903,226)      (326,637)
  Repayments to banks and others       (890,247)        (99,182)       (30,184)
  Debt issuance costs                  (333,489)       (240,490)      (295,620)
                                     ----------      ----------    -----------
Net cash provided by
  financing activities                5,753,654       5,021,518     13,396,107
                                     ----------      ----------    -----------
Net increase (decrease) in
  cash and cash
    equivalents                      (2,052,730)      3,884,579       (245,606)

Cash and cash equivalents,
  beginning of year                   5,647,202       1,762,623      2,008,229
                                     ----------      ----------     ----------
Cash and cash equivalents,
  end of year                      $  3,594,472    $  5,647,202   $  1,762,623
                                     ==========      ==========     ==========

See Note 8 for supplemental cash flow information.

                       The accompanying notes are an integral
                          part of the financial statements.

                               SUMMIT SECURITIES, INC.

                            NOTES TO FINANCIAL STATEMENTS
                                    ____________

1.    Summary of Accounting Policies

        Business

        Summit Securities, Inc., d/b/a National Summit Securities, Inc. in the states of New York and Ohio ("Summit" or "the Company"), a wholly-owned subsidiary of Metropolitan Mortgage & Securities Co., Inc. ("Metropolitan") was incorporated on July 25, 1990. Summit purchases contracts and mortgage notes collateralized by real estate, with funds generated from the public issuance of debt securities in the form of investment certificates, cash flow from receivables and sales of real estate.

        Cash and Cash Equivalents

        For purposes of balance sheet classification and the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents. Cash includes all balances on hand and on deposit in banks and financial institutions. The Company periodically evaluates the credit quality of its financial institutions. Substantially all cash and cash equivalents are on deposit with one financial institution and balances periodically exceed the FDIC insurance limit.

        Real Estate Contracts and Mortgage Notes Receivable

        Real estate contracts and mortgage notes held for investment purposes are carried at amortized cost. Discounts originating at the time of purchase net of capitalized acquisition costs are amortized using the level yield (interest) method. For contracts acquired after September 30, 1992, net purchase discounts are amortized on an individual contract basis using the level yield method over the remaining contractual term of the contract. For contracts acquired before October 1, 1992, the Company accounts for its portfolio of discounted loans using anticipated prepayment patterns to apply the level yield (interest) method of amortizing discounts. Discounted contracts are pooled by the fiscal year of purchase and by similar contract types. The amortization period, which is approximately 78 months, estimates a constant prepayment rate of 10-12 percent per year and scheduled payments, which is consistent with the Company's prior experience with similar loans and the Company's expectations.

                               SUMMIT SECURITIES, INC.

                                    ____________

1.    Summary of Accounting Policies, Continued

        Real Estate Contracts and Mortgage Notes Receivable, Continued

        In May 1993, Statement of Financial Accounting Standards No. 114 (SFAS No. 114), "Accounting by Creditors for Impairment of a Loan," was issued. SFAS No. 114 requires that certain impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral. The Company is required to adopt this new standard by October 1, 1995. The Company does not anticipate that the adoption of SFAS No. 114 will have a material effect on the financial statements.

        Real Estate Held for Sale

        Real estate is valued at the lower of cost or market. The Company principally acquires real estate through foreclosure or forfeiture. Cost is determined by the purchase price of the real estate or, for real estate acquired by foreclosure, at the lower of (a) the fair value of the property at date of foreclosure less estimated selling costs, or (b) cost (unpaid contract carrying value).

        Profit on sales of real estate is recognized when the buyers' initial and continuing investment is adequate to demonstrate that (1) a commitment to fulfill the terms of the transaction exists, (2) collectibility of the remaining sales price due is reasonably assured, and (3) the Company maintains no continuing involvement or obligation in relation to the property sold and transfers all the risks and rewards of ownership to the buyer.

        In April 1992, the Accounting Standards Division of the American Institute of Certified Public Accountants issued Statement of Position (SOP) No. 92-3, "Accounting for Foreclosed Assets," which provides guidance on determining the accounting treatment of foreclosed assets. SOP 92-3 requires that foreclosed assets be carried at the lower of (a) fair value minus estimated costs to sell, or (b) cost. The Company applied the provisions of SOP 92-3 effective October 1, 1992. The application of SOP 92-3, estimated to be approximately $10,000 before the application of related income taxes, is included in continuing operations for the year ended September 30, 1993.

                               SUMMIT SECURITIES, INC.

                                    ____________

1.    Summary of Accounting Policies, Continued

        Allowance for Losses on Real Estate Assets

        The established allowances for losses on real estate assets include amounts for estimated probable losses on both real estate held for sale and real estate contracts and mortgage notes receivable. Specific allowances are established for all delinquent contract receivables with net carrying values in excess of $100,000. Additionally, the Company establishes general allowances, based on prior actual delinquency and loss experience, for currently performing receivables and smaller delinquent receivables. Allowances for losses are determined on net carrying values of the contracts, including accrued interest. Accordingly, the Company continues interest accruals on delinquent loans until foreclosure, unless the principal and accrued interest on the loan exceed the fair value of the collateral, net of estimated selling costs.

        Deferred Costs

        Commission and other expenses incurred in connection with the registration and public offering of investment certificates are capitalized and amortized using the interest method over the estimated life of the related investment certificates, which range from 6 months to 5 years.

        Income Taxes

        The Company is included in the group of companies which file a consolidated income tax return with Metropolitan. The Company is allocated a current and deferred tax provision from Metropolitan as if the Company filed a separate tax return. Effective October 1, 1992, Metropolitan adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under this method, deferred tax liabilities and assets are determined on temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. There was no effect on the Company's financial statements of adopting SFAS No. 109. In 1992 and 1991, Metropolitan and the Company accounted for income taxes as required by Accounting Principles Board Opinion No. 11.

                               SUMMIT SECURITIES, INC.

                                    ____________

1.    Summary of Accounting Policies, Continued

        Financial Instruments

        In December 1991, Statement of Financial Accounting Standards No. 107 (SFAS No. 107), "Disclosures about Fair Value of Financial Instruments," was issued. SFAS No. 107 requires disclosures of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. SFAS No. 107 is effective for financial statements issued for fiscal years ending after December 31, 1995 (Summit's fiscal year ending September 30, 1996) for entities with less than $150 million in total assets. This pronouncement does not change any requirements for recognition, measurement or classification of financial instruments in the Company's financial statements.

        Reclassifications

        Certain amounts in the 1992 and 1991 financial statements have been reclassified to conform with the current year's presentation. These reclassifications had no effect on net income or retained earnings as previously reported.

2.    Real Estate Contracts and Mortgage Notes Receivable

      Real estate contracts and mortgage notes receivable include mortgages collateralized by property located throughout the United States. At September 30, 1993, the Company held first position liens associated with contract and mortgage notes receivable with a face value of approximately $13,800,000 and second position liens of approximately $6,900,000. Approximately 21% of the face value of the Company's real estate contracts and mortgage notes receivable are collateralized by property located in the Pacific Northwest (Washington, Idaho, Montana and Oregon), approximately 9% by property located in California and approximately 27% by property located in Hawaii.

                               SUMMIT SECURITIES, INC.

                                    ____________

2.    Real Estate Contracts and Mortgage Notes Receivable, Continued

      Contracts totaling approximately $6,000,000 which are collateralized by property in Hawaii were purchased from a Metropolitan affiliated company during fiscal 1993. At September 30, 1993, approximately $5,500,000 of these Receivables are outstanding. These contracts relate to the sale of time share units in a condominium resort development which is owned by a Metropolitan affiliated company.

      The face value of the Company's real estate contracts and mortgage notes receivable as of September 30, 1993 and 1992 are grouped by the following dollar ranges:

                                                    1993              1992
                                                   ______            ______
        Under $15,001                        $    5,210,788    $      734,335
        $15,001 to $40,000                        7,649,859         6,543,583
        $40,001 to $80,000                        4,609,278         4,701,063
        $80,001 to $150,000                       2,324,242           528,922
        Greater than $150,000                       907,576
                                               ------------      ------------
                                             $   20,701,743    $   12,507,903
                                               ============      ============

      Contractual interest rates on the face value of the Company's real estate contracts and mortgage notes receivable as of September 30, 1993 and 1992 are as follows:

                                                    1993              1992
                                                   ______            ______
        Less than 8.00%                      $    1,433,022    $      785,094
        8.00% to 8.99%                            1,664,066           958,637
        9.00% to 9.99%                            3,232,543         2,480,986
        10.00% to 10.99%                          6,342,842         5,682,197
        11.00% to 11.99%                          1,799,826         1,369,142
        12.00% to 12.99%                          2,189,840         1,046,802
        13% or higher                             4,039,604           185,045
                                               ------------      ------------
                                             $   20,701,743    $   12,507,903
                                               ============      ============

      The weighted average contractual interest rate on these receivables at September 30, 1993 is approximately 10.5%.
      Maturity dates range from 1993 to 2023. The constant effective yield on contracts purchased in fiscal 1993 and 1992 was approximately 12% and 15%, respectively.

                               SUMMIT SECURITIES, INC.

                                    ____________

2.    Real Estate Contracts and Mortgage Notes Receivable, Continued

      The following is a reconciliation of the face value of the real estate contracts and mortgage notes receivable to the Company's carrying value:

                                                    1993              1992
                                                   ______            ______
        Face value of discounted
          receivables                        $   14,416,037    $   12,108,904
        Face value of originated and
          non-discounted receivables              6,285,706           398,999
        Unrealized discounts, net
          of unamortized acquisition
          costs                                  (1,076,488)       (1,116,522)
        Allowance for losses                        (96,654)          (59,244)
        Performance holdback on
          receivable purchase                      (600,000)
        Accrued interest receivable                 598,624           264,593
                                               ------------      ------------
        Carrying value                       $   19,527,225    $   11,596,730
                                               ============      ============

      The principal amount of receivables with required principal or interest payments being in arrears for more than three months was approximately $1,662,000 and $529,000 at September 30, 1993 and 1992, respectively. Included in the amount for September 30, 1993 is approximately $680,000 of delinquent contracts purchased from an affiliate during 1993. The Company has a performance holdback of $600,000 to cover any losses related to certain timeshare unit contracts, including these delinquent contracts.

      Aggregate amounts of receivables (face amount) expected to be received, based upon prepayment patterns, are as follows:

         Fiscal year ending
            September 30,
            _____________
                1994                                            $   2,216,000
                1995                                                2,124,000
                1996                                                2,039,000
                1997                                                1,961,000
                1998                                                1,889,000
             Thereafter                                            10,472,743
                                                                  -----------
                                                                $  20,701,743
                                                                  ===========

                               SUMMIT SECURITIES, INC.

                                    ____________

3.    Debt Payable

      At September 30, 1993 and 1992, debt payable consists of:

                                                    1993              1992
                                                   ______            ______
        Real estate contracts and
          mortgage notes payable,
          interest rates ranging
          from 7% to 11%, due in
          installments through 2002;
          collateralized by senior
          liens on the Company's
          real estate contracts,
          mortgage notes and
          real estate held for sale             $    22,653       $   663,312
        Accrued interest payable                                        3,702
                                                  ---------         ---------
                                                $    22,653       $   667,014
                                                  =========         =========
      Aggregate amounts of principal payments due on debt payable at
      September 30, 1993 are as follows:

         Fiscal year ending
            September 30,
            _____________
                1994                                              $     5,440
                1995                                                    1,958
                1996                                                    2,100
                1997                                                    2,251
                1998                                                    2,414
             Thereafter                                                 8,490
                                                                    ---------
                Total                                             $    22,653
                                                                    =========

                               SUMMIT SECURITIES, INC.

                                    ____________

4.    Investment Certificates

      At September 30, 1993 and 1992, investment certificates consist of:

          Annual
         Interest     Principally
           Rates      Maturing In               1993               1992
         ________     ___________              ______             ______
        6% to 7%        1994              $   1,265,000     $     388,288
        7% to 8%        1995 and
                        1996                  1,018,000           166,832
        8% to 9%        1998                  7,947,000         2,009,301
        9% to 10%       1995, 1996
                        and 1997              3,624,000         3,869,389
        10% to 11%      1996                  6,228,501         6,270,936
                                            -----------       -----------
                                             20,082,501        12,704,746
        Compound
          and accrued
          interest                            1,876,924           917,888
                                            -----------       -----------
        Total                             $  21,959,425     $  13,622,634
                                            ===========       ===========
      The weighted average interest rate on outstanding investment certificates at September 30, 1993 and 1992 was approximately 9.1%
      and 9.5%, respectively.

      Investment certificates and compound and accrued interest at September 30, 1993 mature as follows:

         Fiscal year ending
            September 30,
            _____________
                1994                                            $   1,988,000
                1995                                                  988,000
                1996                                                7,792,000
                1997                                                3,725,000
                1998                                                7,181,000
             Thereafter                                               285,425
                                                                -------------
                Total                                           $  21,959,425
                                                                =============

                               SUMMIT SECURITIES, INC.
                      NOTES TO FINANCIAL STATEMENTS, Continued
                                    ____________

5.    Deferred Costs

      Unamortized commissions and other capitalized expenses incurred in connection with the sale of investment certificates aggregated $524,376 and $342,650 at September 30, 1993 and 1992,
      respectively, and are shown as deferred costs on the balance sheets.

      An analysis of such deferred costs is as follows:

                                                       1993           1992
                                                      ______         ______
        Balance at the beginning of
          the year                                $   342,650    $   246,807
        Deferred during the year:
          Commissions                                 276,060        168,089
          Other expenses                               57,429         72,401
                                                    ---------      ---------
        Total deferred                                676,139        487,297

        Amortized during the year                    (151,763)      (144,647)
                                                    ---------      ---------
        Balance at the end of the year            $   524,376    $   342,650
                                                    =========      =========
6.    Income Taxes

      The tax effect of the primary temporary differences giving rise to the Company's deferred tax assets and liabilities as of September
      30, 1993 is as follows:

                                                      Asset         Liability
                                                     _______        _________
        Allowance for losses on real
          estate assets                            $   35,139
        Deferred loan fees                                         $  481,472
        Net operating loss carryforwards              224,183
                                                     --------        --------
        Total deferred income taxes                $  259,322      $  481,472
                                                     ========        ========

      No valuation allowance has been established to reduce the deferred tax assets, as it is more likely than not that these assets will be realized due to the future reversals of existing taxable temporary differences. As of September 30, 1993, the Company's share of the consolidated group's net operating loss carryforwards was approximately $659,000, which expires in 2005.

                               SUMMIT SECURITIES, INC.
                      NOTES TO FINANCIAL STATEMENTS, Continued
                                    ____________

6.    Income Taxes, Continued

      The provision for income taxes is computed by applying the statutory federal income tax rate to income before income taxes as follows:

                                            1993          1992           1991
                                           ______        ______         ______
        Computed federal tax            $  145,880    $   251,458    $   80,075
        Affiliate corporate
          dividend received
          deduction                                      (124,758)      (92,820)
        Other                                   71          1,289        10,056
                                          --------      ---------      --------
        Income tax expense
          (benefit)                     $  145,951    $   127,989    $   (2,689)
                                          ========      =========      ========
      The components of the allocated provision for income taxes from
      Metropolitan are as follows:
                                            1993          1992           1991
                                           ______        ______         ______
        Current                                       $     1,917    $   (2,689)
        Deferred                        $  145,951        126,072
                                          --------      ---------     ---------
                                        $  145,951    $   127,989    $   (2,689)
                                          ========      =========      ========
      The deferred provision for income taxes for each of the fiscal years ended September 30, 1993, 1992 and 1991 results from the following:
                                            1993          1992           1991
                                           ______        ______         ______
        Earned discounts                $   69,081    $   200,532    $   54,284
        Contract acquisition
          costs                             15,400         52,342       199,185
        Allowance for possible
          losses                           (13,976)        (3,127)      (17,000)
        Net operating losses used
          to reduce deferred tax
          credits                                        (123,675)     (236,469)
        Realization of net
          operating loss
          carryforwards to
          reduce current
          taxes payable                     75,446
                                          --------      ---------      --------
                                        $  145,951    $   126,072    $        0
                                          ========      =========      ========

                               SUMMIT SECURITIES, INC.

                                    ____________
6.    Income Taxes, Continued

      During the year ended December 31, 1992, the Company recognized an extraordinary credit of $49,772 by the utilization of net operating loss carryforwards of approximately $146,000.

7.    Related Party Transactions

      Summit receives accounting, data processing, contract servicing and other administrative services from Metropolitan. Charges for these services were approximately $97,000 in fiscal 1993, $50,000 in fiscal 1992 and $0 in fiscal 1991 and were assessed based on the number of real estate contracts and mortgage notes receivable serviced by Metropolitan on Summit's behalf. Other indirect services provided by Metropolitan to Summit, such as management and regulatory compliance, are not directly charged to Summit.

      Management believes that this allocation is reasonable and results in the reimbursement to Metropolitan of all significant direct expenses incurred on behalf of Summit. Management does not believe that Summit could obtain these services from outside sources for less than the allocated costs, or that these costs would be significantly higher if Summit operated alone.

                               SUMMIT SECURITIES, INC.

                                    ____________

7.    Related Party Transactions, Continued

      Summit had the following related party transactions with Metropolitan and affiliates during fiscal 1993 and 1992:

                                                       1993            1992
                                                      ______          ______
        Real estate contracts and mortgage
          notes purchased through
          Metropolitan or affiliates              $  15,423,706      $  4,792,398
        Contract acquisition costs
          charged to Summit on
          purchased real estate
          contracts and mortgage notes                  243,414           347,021
                                                    -----------        ----------
        Total cost of real estate contracts
          and mortgage notes purchased
          through Metropolitan                    $  15,667,120      $  5,139,419
                                                    ===========        ==========
        Dividends received from Western
          United Life Assurance Company                              $    366,935
        Interest expense paid to parent
          and affiliated companies                $       6,000      $    243,306
        Commissions capitalized as
          deferred costs, paid to an
          affiliate on sale of
          investment certificates                 $     276,060      $    168,089


      Advances to parent of $1,710,743 at September 30, 1993 represent advances to Metropolitan for the purchase of Summit's investments in real estate contracts and mortgage notes receivable. Advances from parent of $400,365 at September 30, 1992 represent real estate contracts and mortgage notes and related costs advanced by Metropolitan on behalf of Summit. These advances to and from Metropolitan are non-interest bearing.

      On March 31, 1991, the Company borrowed $6,000,000 from Metropolitan, which was payable on demand and required monthly interest-only payments. The stated note rate was equal to the prime rate as quoted monthly by the Seattle-First National Bank plus 1.5%. Summit used the funds borrowed from Metropolitan to purchase preferred stock issued by Western United Life Assurance Company ("Western"), a full service life insurance company. Metropolitan also owns approximately 96% of the outstanding stock of Western. In March 1992, the Company repaid the $6,000,000 note payable to Metropolitan through the transfer of the Company's preferred stock investment in Western to Metropolitan.

                               SUMMIT SECURITIES, INC.

                                    ____________

8.    Supplemental Disclosures for Statements of Cash Flows

      Supplemental information on interest and income taxes paid during the years ended September 30, 1993, 1992 and 1991 is as follows:

                                           1993           1992        1991
                                          ______         ______      ______
        Interest paid                  $  836,737    $   701,955   $  407,742
        Income taxes paid                     101          1,917           61

      Non-cash investing and financing activities of the Company during the years ended September 30, 1993, 1992 and 1991 are as follows:

                                          1993           1992          1991
                                         ______         ______        ______
        Assumption of other debt
          payable in conjunction
          with purchase of real
          estate contracts and
          mortgage notes
          receivable                   $ 235,374    $    259,116   $   504,793
        Assumption of other debt
          payable in conjunction
          with acquisition of
          real estate held
          for sale                        14,225          28,769
        Transfer of investment
          in affiliate as full
          consideration for
          amount due on
          note payable to
          parent company                               6,000,000
        Real estate held for sale
          acquired through
          foreclosure                    276,573         194,856
        Loans to facilitate
          the sale of
          real estate                    205,492          96,717

                  INSIDE BACK COVER PAGE: REFER TO APPENDIX ITEM 4

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

      Item 13.    Other Expenses of Issuance and Distribution.

      The following table sets forth the estimated expenses in connection with the issuance and distribution of the Certificates, other than selling commissions:

      SEC Registration Fee ....................           $ 12,068.97
      NASD Filing Fee .........................              6,000.00
      Independent Underwriter Fee..............             43,500.00
      *Printing ...............................             10,000.00
      *Legal Fees and Expenses ................             10,000.00
      *Accounting Fees and Expenses ...........             10,000.00
      *Trustee's Fees and Expenses ............              5,000.00
      *Blue Sky Fees and Expenses .............             20,000.00
      *Miscellaneous ..........................              3,431.03

            TOTAL .............................           $165,000.00
                                                          -----------

      *Estimated

      Item 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's Articles of Incorporation provide for indemnification of the Company's directors, officers and employees for expenses and other amounts reasonably required to be paid in connection with any civil or criminal proceedings brought against such persons by reason of their service of or position with the Company unless it is adjudged in such proceedings that the person or persons are liable due to willful malfeasance, bad faith, gross negligence or reckless disregard of his duties in the conduct of his office. Such right of indemnification is not exclusive of any other rights that may be provided by contract or other agreement or provision of law.

        Item 15.    RECENT SALES OF UNREGISTERED SECURITIES.

                    None.

        Item 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                    (a).  Exhibits:

       *1(a)(i).    Form of Selling Agreement between Summit and
                    Metropolitan Investment Securities, Inc. with respect to Certificates.

      *1(a)(ii).    Form of Selling Agreement between Summit and
                    Metropolitan Investment Securities, Inc. with respect to Preferred Stock Series S-1.

       *1(b)(i).    Form of Agreement to Act as Qualified Independent
                    Underwriter between Summit, Metropolitan Investment
                    Securities, Inc. and Welco Securities, Inc. with respect to Certificates to be registered.

      *1(b)(ii).    Form of Agreement to Act as Qualified Independent
                    Underwriter between Summit, Metropolitan Investment
                    Securities, Inc. and Welco Securities, Inc. with respect to Preferred Stock to be registered.

       *1(c)(i).    Form of Pricing Opinion of Welco Securities, Inc. with
                    respect to Certificates to be registered.

      *1(c)(ii).    Form of Pricing Opinion of Welco Securities, Inc. with
                    respect to Preferred Stock to be registered.

          *1(d).    Form of Selected Dealer's Agreement.

           3(a). Articles of Incorporation of the Company. (Exhibit 3(a) to Registration No. 33-36775).

           3(b). Bylaws of the Company. (Exhibit 3(b) to Registration No. 33-36775).

           4(a). Indenture dated as of November 15, 1990 between Summit and West One Bank, Idaho, N.A., Trustee. (Exhibit 4(a) to Registration No. 33-36775).

           4(b). Amendment to Indenture dated as of November 15, 1990 between Summit and West One Bank, Idaho, N.A., Trustee. (Exhibit 4(b) to Registration No. 33-36775).

          *4(c).    Form of Statement of Rights, Designations and
                    Preferences of Variable Rate Cumulative Preferred Stock Series S-1.

          *4(d).    Form of Variable Rate Cumulate Preferred Stock
                    Certificate.

          *4(e).    Form of Investment Certificate.

          *5(a). Opinion of Susan A. Thomson, Attorney at Law, as to validity of Investment Certificates. (Includes consent.)

          *5(b). Opinion of Susan A. Thomson, Attorney at Law, as to validity of Preferred Stock. (Includes consent.)

          10(a). Receivable Purchase Option Agreement between Summit and Metropolitan Mortgage & Securities Co., Inc. dated November 15, 1990. (Exhibit 10(a) to Registration No. 33-36775).

          10(b). Service Contract between Summit and Metropolitan Mortgage & Securities Co., Inc. dated November 15, 1990. (Exhibit 10(b) to Registration No. 33-36775).

          10(c). Promissory Note dated March 31, 1991 between Summit and Metropolitan Mortgage & Securities Co., Inc. (Exhibit 10 to registrant's Annual Report on Form 10-K for the year ended September 30, 1991.)

             11.    Computation of Earnings Per Common Share. (See

                    Financial Statements.)

            *12.    Computation of Ratio of Earnings to Fixed Charges.

      *23(a)(i).    Consent of Coopers & Lybrand, Independent Certified
                    Public Accountants.

     *23(a)(ii).    Consent of BDO Seidman, Independent Certified Public
                    Accountants.

          23(b). Consent of Susan A. Thomson, Attorney. (Included in opinion furnished as Exhibit 5.)

            *25.    Statement on Form T-1 of West One Bank, Idaho, N.A.,
                    Trustee.

*Filed herewith

      (b)   Financial Statement Schedules:

      Reports of Independent Certified Public
            Accountants on Financial Statement Schedules
      I     Summary of Investments Other Than Investments in Related
                  Parties
      VIII  Valuation and Qualifying Accounts and Reserves
      XII   Loans on Real Estate

Schedules other than those listed above are omitted for the reason that they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto. Columns omitted from schedules filed have been omitted because the information is not applicable.

      Item 17.    UNDERTAKINGS.

                  (a)     The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling persons of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

      Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on January 13, 1994.

                        SUMMIT SECURITIES, INC.



                        /S/ C. PAUL SANDIFUR, JR.

                  By:
                        _________________________________________________
                        C. Paul Sandifur, Jr., President and
                        Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                        Title                                 Date


/S/ C. PAUL SANDIFUR, SR.
                                                                       1/13/94
_________________________        Chairman of the Board                 ________
C. Paul Sandifur, Sr.

/S/ C. PAUL SANDIFUR, JR.
                                                                       1/13/94
_________________________        President, Director and Chief         ________
 C. Paul Sandifur, Jr.           Executive Officer

/S/ REUEL SWANSON
                                                                       1/13/94
_________________________        Director and Secretary                ________
Reuel Swanson

/S/ ALTON COGERT
                                                                       1/13/94
_________________________        Chief Financial Officer and           ________
Alton Cogert                     Assistant Vice President

/S/ STEVEN CROOKS
                                                                       1/13/94
_________________________        Controller and Principal              ________
Steven Crooks                    Accounting Officer

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

ON FINANCIAL STATEMENT SCHEDULES



The Directors and Stockholders
Summit Securities, Inc.


      The audits referred to in our report dated December 7, 1992, relating to the financial statements of Summit Securities, Inc., as of September 30, 1992 and for the two years in the period then ended, which is contained in the Prospectus constituting part of this Registration Statement, included the audits of the financial statement schedules listed under Item 16(b) for each of the two years in the period ended September 30, 1992. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based upon our audits.

      In our opinion, such financial statement schedules present fairly, in all material respects, the information set forth therein.

                                   /s/ BDO SEIDMAN


                                     BDO Seidman


Spokane, Washington
December 7, 1992

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

ON FINANCIAL STATEMENT SCHEDULES

The Directors and Stockholder
Summit Securities, Inc.

      In connection with our audit of the financial statements of Summit Securities, Inc. as of September 30, 1993 and for the year then ended, included herein, we have issued our report thereon, which includes an explanatory paragraph describing changes in the Company's methods of accounting for repossessed real property and income taxes, which financial statements are included in the Prospectus. We have also audited the 1993 financial statement schedules listed in Item 16 herein.

      In our opinion, these 1993 financial statement schedules, when considered in relation to the basic 1993 financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.


                                /s/ COOPERS & LYBRAND


Coopers & Lybrand


Spokane, Washington
December 13, 1993

                                                         SCHEDULE I

SUMMIT SECURITIES, INC.
SUMMARY OF INVESTMENTS
OTHER THAN INVESTMENTS IN RELATED PARTIES
SEPTEMBER 30, 1993

    COLUMN A                  COLUMN B        COLUMN C         COLUMN D
                                                               Amount at
                                                              Which Shown
                                               Market         on Balance
                                Cost            Value            Sheet
                             __________      __________       __________
Type of Investment:
   Real Estate
   Contracts
   and Mortgage Notes
   Receivables               $19,623,879                     $19,623,879

Less Allowance for
   Losses                             --                         (96,654)
                             -----------                     -----------
TOTAL INVESTMENTS            $19,623,879                     $19,527,225
                             ===========                     ===========

                                                      SCHEDULE VIII

                               SUMMIT SECURITIES, INC.
                   VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                    YEARS ENDED SEPTEMBER 30, 1993, 1992 AND 1991

                                            Additions
                                          (Reductions)   Deductions
                           Balance at      Charged to        and        Balance
                            Beginning       Costs and     Accounts     at end of
Description                  of Year        Expenses       Written       Year
                                                             Off
                                                         (Recovery)
                           __________      __________     _________    _________
Allowance for Losses
Deducted from Real
Estate Contracts and
Mortgage Notes Receivable
on Balance Sheet
                1993         $59,244         $15,000       $(22,410)   $96,654
                1992          50,000          18,762          9,518     59,244
                1991              --          50,000             --     50,000

Allowances for Losses
Deducted from Real
Estate Held for Sale
on Balance Sheet

                1993          $   --         $36,012        $29,255    $ 6,757
                1992              --              --             --         --
                1991              --              --             --         --

                                                                 Schedule XII

SUMMIT SECURITIES, INC.
LOANS ON REAL ESTATE
September 30, 1993


      Real estate contracts and mortgage notes ("Receivables) are located throughout the United States. Approximately 21% of the Company's Receivables are collateralized by property located in the Pacific Northwest (Washington, Idaho, Montana and Oregon), approximately 9% by property located in California and approximately 27% by property located in Hawaii. Less than 1% of the Contracts are subject to variable interest rates. Interest rates range from 4% to 15%.

                                                                 Carrying         Delinquent
                                     Interest      Maturity      Amount of         Principal
Description                            Rates         Dates      Receivables         Amount
                                     --------      --------     -----------       ----------
RESIDENTIAL                         Principally
First Mortgage > $ 50,000           9% to 12%      1993-2023    $ 3,725,561   $    121,001
First Mortgage > $ 25,000           9% to 12%      1993-2023      2,508,012        113,233
First Mortgage < $ 25,000           9% to 12%      1993-2023      6,747,806        848,667
Second or Lower> $ 50,000           9% to 12%      1993-2023      1,199,410            ---
Second or Lower> $ 25,000           9% to 12%      1993-2023      3,016,995         48,886
Second or Lower< $ 25,000           9% to 12%      1993-2023      1,480,524         68,514

COMMERCIAL
First Mortgage > $ 50,000           9% to 12%      1993-2023        253,291            ---
First Mortgage > $ 25,000           9% to 12%      1993-2023         46,942         46,942
First Mortgage < $ 25,000           9% to 12%      1993-2023         23,021            ---
Second or Lower> $ 50,000           9% to 12%      1993-2023        148,720            ---
Second or Lower> $ 25,000           9% to 12%      1993-2023        363,431         31,596
Second or Lower< $ 25,000           9% to 12%      1993-2023         40,323            ---

FARM, LAND AND OTHER
First Mortgage > $ 50,000           9% to 12%      1993-2023         64,052            ---
First Mortgage > $ 25,000           9% to 12%      1993-2023        268,595            ---
First Mortgage < $ 25,000           9% to 12%      1993-2023        145,371         46,425
Second or Lower> $ 50,000           9% to 12%      1993-2023        568,615        326,433
Second or Lower> $ 25,000           9% to 12%      1993-2023             --             --
Second or Lower< $ 25,000           9% to 12%      1993-2023        101,074         10,303
Unrealized discounts, net

of unamortized acquisition
costs, on receivables
purchased at a discount                                          (1,076,488)

Accrued Interest Receivable                                         598,624

Performance Holdback on Receivable
  Purchase                                                         (600,000)

Allowance for Losses                                                (96,654)
                                                                -----------    -----------
TOTAL                                                          $ 19,527,225     $1,662,000
                                                                ===========    ===========

The principal amount of Receivables subject to delinquent principal or interest is defined as being in arrears for more than three months.  Included in the delinquent principal amounts for
September 30, 1993 is approximately $680,000 of timeshare contracts purchased form an affiliate during the current year. The Company has a performance holdback of $600,000 to cover losses related to certain contracts including these contracts.

                                               Schedule XII Continued

SUMMIT SECURITIES, INC.
LOANS ON REAL ESTATE
September 30, 1993

                                              For the Years Ended
                                                 September 30,

                                      1993           1992           1991
Balance at beginning
  of period                       $11,596,730    $ 8,233,732    $       ---
                                  -----------     ----------     ----------
Additions during period

New receivables - cash             15,667,120      5,274,528      7,760,199

Loans to facilitate the
  sale of real estate
  held - non cash                     205,492         96,717            ---

Assumption of other debt
  payable in conjunction
  with acquisition
  of new receivables
  - non cash                          235,374        259,116        504,793

Increase in Accrued
  Interest                            154,034        153,709        110,884
                                   ----------     ----------     ----------
Total Additions                    16,262,020      5,784,070      8,375,876
                                   ----------     ----------     ----------
Deductions During Period

Collections of Principal
  - cash                            8,083,497      2,245,741         92,144

Foreclosures - non
  cash                                210,618        166,087            ---

Increase in Allowances
  for Losses                           37,410          9,244         50,000
                                   ----------     ----------     ----------
Total Deductions                    8,331,525      2,421,072        142,144
                                   ----------     ----------     ----------
Balance at End of Period          $19,527,225    $11,596,730     $8,233,732
                                  ===========     ==========     ==========

GRAPHS APPENDIX

1.    INSIDE FRONT COVER PAGE:

A full color page with the registrants name and logo. the full color back ground is the image of a mountain range which matches the cover of the company's annual report.

2. A circular diagram with an arrow from one paragraph to the next, depicting how the investor's proceeds are used. The graphic contains the following introductory statement: "The following diagram depicts a standard model for how an investor's money is used by the Company for investment in Receivables. This model is for illustrative purposes, and is not intended to be exhaustive. It is qualified in its entirety and should be read in conjunction with the detailed information provided elsewhere in the prospectus."

The graphic includes the following paragraphs within the circular diagram. The diagram contains an arrow from one paragraph to the next:
Election is made to invest/reinvest in Preferred Stock. The Company invests the money in Receivables secured by real estate. The Receivable obligors make principal and interest payments to the Company. Some of the money received as payment is used to finance the cost of doing business. Dividend payments are paid or reinvested at the direction of the investor.

The graphic contains the following statement in bold in the center of the circular diagram: DIAGRAM SHOWING HOW INVESTORS' MONEY IS USED IN THE PURCHASE OF RECEIVABLES.

3. Two graphs depicting how the Company earns a greater yield on a Receivable through purchasing the Receivables at a discount from the face amount. Both graphs have a vertical axis which show the Company's investment in the receivable, the face value and the interest earned. The horizontal axis shows years. A line is drawn from each of the three points on the vertical axis, sloping down to the 15 year mark on the horizontal axis. The areas between these lines are identified as A, B and C.

The first graph contains the following explanatory heading: Receivable Purchased At a Discount - Example of a $50,000 Receivable purchased at a discount. Interest rate is 10%, term is 15 years. The Company pays A and receives B &C as income.

The second graph contains the following explanatory heading:
Receivable Purchased Without a Discount  -  Example of a $50,000
Receivable purchased without a discount. Interest rate if 10%, term is 15 years. The Company pays A & B. The Company receives C as income.

4.    INSIDE BACK COVER:

A full color page containing the company name and logo. The center of the page contains a color map of the U.S. and indicates the locations of the headquarters and branch offices of Metropolitan. The copy reads:

      The source for Summit Securities' Receivables Investments is: The Metropolitan Receivable Acquisition Network. Location of home and branch offices: Metropolitan Mortgage & Securities Co., Inc. *
home office. Branch office.

The full color back ground is the image of a mountain range which matches the cover of the Company's annual report.

As filed with the Securities and Exchange Commission on January 13, 1994. Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________________

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

__________________________

(Exact name of registrant as specified in charter)

__________________________

                   Idaho                                    6799

      (State or other jurisdiction of           (Primary Standard Industrial
       incorporation or organization             Classification Code Number)

                                                   West 929 Sprague Avenue
                                                  Spokane, Washington 99204
                82-0438135                             (509) 838-3111
             (I.R.S. Employer                   (Address, including zip code
            Identification No.)                and telephone number, including
                                                 area code, of registrant's
                                                principal executive offices)

C. Paul Sandifur, Jr.
President
Summit Securities, Inc.
W. 929 Sprague Avenue
Spokane, WA 99204
Telephone No. (509) 838-3111
_____________________________________
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)
_____________________________________

EXHIBIT VOLUME

EXHIBIT INDEX
                                                                      Page
                                                                      Number
   1(a)(i).  Form of Selling Agreement between Summit and
             Metropolitan Investment Securities, Inc. with respect to Certificates.

 *1(a)(ii).  Form of Selling Agreement between Summit and
             Metropolitan Investment Securities, Inc. with respect to Preferred Stock Series S-1.

  *1(b)(i).  Form of Agreement to Act as Qualified
             Independent Underwriter between Summit,
             Metropolitan Investment Securities, Inc. and
             Welco Securities, Inc. with respect to
             Certificates to be registered.

 *1(b)(ii).  Form of Agreement to Act as Qualified
             Independent Underwriter between Summit,
             Metropolitan Investment Securities, Inc. and
             Welco Securities, Inc. with respect to Preferred
             Stock to be registered.
  *1(c)(i).  Form of Pricing Opinion of Welco Securities,
             Inc. with respect to Certificates to be
             registered.

 *1(c)(ii).  Form of Pricing Opinion of Welco Securities,
             Inc. with respect to Preferred Stock to be registered.

     *1(d).  Form of Selected Dealer's Agreement.

     *4(c).  Form of Statement of Rights, Designations and
             Preferences of Variable Rate Cumulative
             Preferred Stock Series S-1.

     *4(d).  Form of Variable Rate Cumulate Preferred Stock
             Certificate.

     *4(e).  Form of Investment Certificate.

     *5(a). Opinion of Susan A. Thomson, Attorney at Law, as to validity of Investment Certificates.
             (Includes consent.)

     *5(b). Opinion of Susan A. Thomson, Attorney at Law, as to validity of Preferred Stock. (Includes consent.)

       *12.  Computation of Ratio of Earnings to Fixed
             Charges.

 *23(a)(i).  Consent of Coopers & Lybrand, Independent
             Certified Public Accountants.

*23(a)(ii).  Consent of BDO Seidman, Independent Certified
             Public Accountants.

       *25.  Statement on Form T-1 of West One Bank, Idaho,
             N.A., Trustee.

 * Filed herewith

                                                      Exhibit 1(a)(i)


SELLING AGREEMENT


      This Agreement made as of the                           , by and
between SUMMIT SECURITIES, INC., an Idaho corporation ("Summit") and METROPOLITAN INVESTMENT SECURITIES, INC., a Washington corporation (the "Selling Agent").

WITNESSETH:

      WHEREAS, Summit proposes to issue and sell $40,000,000 principal amount of its Investment Certificates, Series A (the "Certificates") pursuant to a Registration Statement (or Registration Statements) and a Prospectus (or Prospectuses) filed under the Securities Act of 1933; and

      WHEREAS, the Selling Agent, an affiliate of Summit, for good and valuable consideration the receipt of which is hereby acknowledged, desires to assist in the sale of the Certificates upon the terms and in reliance upon the representations, warranties and agreements set forth herein;

      NOW, THEREFORE, the parties hereto agree as follows:

      1.       Appointment of Selling Agent.

      Summit hereby appoints the Selling Agent as its managing agent to offer and sell the Certificates at the prices and in the manner described in the Registration Statement and the Prospectus and in compliance with the terms and conditions thereof. Summit agrees to provide the Selling Agent with such number of Registration Statements and Prospectuses as it reasonably requests to enable it to offer the Certificates and authorizes the Selling Agent to distribute the Registration Statements and Prospectuses.

      2.       Undertaking of Selling Agent.

      The Selling Agent agrees to use its best efforts to sell the Certificates on the terms stated herein and in the Registration Statement and Prospectus and to notify Summit of the number of Certificates with respect to which subscription agreements have been executed by subscribers. It is understood that the Selling Agent has no commitment to sell the Certificates other than to use its best efforts. The Selling Agent will deliver all cash and checks received from the subscribers to Summit by noon of the next business day. All checks received by the Selling Agent from subscribers shall be made payable to Summit. The Selling Agent will not maintain discretionary customer accounts and undertakes that it will not, in any event make discretionary purchases for the accounts of customers.

      3.       Amendment of the Registration Statement and Prospectus.

      Summit agrees, at its expense, to amend or supplement the Registration Statement or the Prospectus and to provide the Selling Agent with sufficient copies thereof for distribution as contemplated in the Registration Statement or the Prospectus or otherwise for purposes contemplated by federal and state securities laws, if (i) the Selling Agent advises Summit that in its opinion and that of its counsel, such amendment or supplement is necessary or advisable, or
(ii) such amendment or supplement is necessary to comply with federal or state securities laws or the rules or regulations promulgated thereunder or is necessary to correct any untrue statement therein or eliminate any material omissions therein or any omissions therein which make any of the statements therein misleading. The representations, warranties and obligations to indemnify all parties hereto contained herein relating to the Registration Statement or the Prospectus shall attach to any such amendment or supplement.

      4.       Undertakings of Summit.

      Summit will promptly notify the Selling Agent in the event of the issuance by the Securities and Exchange Commission ("SEC") of any stop order or other order suspending the Registration of the Certificates, or in the event of the institution or intended institution of any action or proceeding for that purpose. In the event that the SEC shall enter a stop order suspending or otherwise suspend the Registration of the Certificates, Summit will make every reasonable effort to obtain as promptly as possible the entry of an appropriate order setting aside such stop order or otherwise reinstating the Registration of the Certificates.

      5.       Representations and Warranties.

      Summit represents and warrants to the Selling Agent that:

      (i) The Registration Statement and the Prospectus comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations of the SEC thereunder, accurately describe the operations of Summit and do not contain any misleading or untrue statements of a material fact or omit to state a material fact which is necessary to prevent the statements therein from being misleading.

      (ii) Summit is a corporation duly organized and validly existing under the laws of the State of Idaho with full corporate power to perform its obligations as described in the Registration Statement and the Prospectus.

      (iii) The Certificates, when issued and sold pursuant to the terms hereof and of the Registration Statement, Prospectus and subscription agreements, will constitute valid, binding and legal outstanding obligations of Summit, in accordance with their terms.

      (iv) This Agreement has been duly and validly authorized, executed and delivered on behalf of Summit and is a valid and binding agreement in accordance with its terms.

      6.       Indemnification.

      Summit and the Selling Agent each (a) agree to indemnify and hold harmless the other (and each person, if any, who controls the other) against any loss, claim, damage, charge or liability to which the other (or such controlling persons) may become subject, insofar as such loss, claim, damage, charge or liability (or actions in respect thereof) (i) arises out of or is based upon any misrepresentation or breach of warranty of such party herein or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) which relates to or was supplied by such party, or (ii) arises out of or is based upon the omission or alleged omission to state therein a material fact relating to such party required to be stated therein or necessary to make the statements therein not misleading, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and (b) agree to reimburse such other party (and any controlling persons) for any legal or other fees or expenses reasonably incurred in connection with investigating or defending any action or claim arising out of or based upon any of the foregoing.

      7.       Fees and Expenses.

      Summit will pay all expenses incurred in connection with the offering and sale of the Certificates, including without limitation, fees and expenses of counsel, blue sky fees and expenses (including legal fees), printing expenses, accounting fees and expenses, and fees and expenses of West One Bank, Idaho, N.A., as Trustee.

      In the event of termination of the offering, Selling Agent will be reimbursed only for its actual accountable out-of-pocket expenses.

      The maximum commissions payable upon sale of the Certificates shall be 5% of the investment amount.

      8.       Governing Law.

      This Agreement shall be deemed to be made under and governed by the laws of the State of Idaho.

      IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above mentioned.

SUMMIT SECURITIES, INC.

      /S/ PAUL SANDIFUR JR.


By:___________________________________
      C. Paul Sandifur Jr., President


METROPOLITAN INVESTMENT SECURITIES, INC.


      /S/ SUSAN A. THOMSON


By_____________________________________
      Susan A. Thomson, Vice President

                                                   Exhibit 1(a)(ii)

                                       FORM OF

VARIABLE RATE CUMULATIVE PREFERRED STOCK

SELLING AGREEMENT

      This Agreement made as of the       day of January, 1994, by and
between SUMMIT SECURITIES, INC., an Idaho corporation ("Summit") and METROPOLITAN INVESTMENT SECURITIES, INC., a Washington corporation (the "Selling Agent").

WHEREAS, Summit proposes to issue and sell 150,000 shares of

WITNESSETH:
Variable Rate Cumulative Preferred Stock, Series S-1 (par value $10.00 per share) ("Preferred Stock") pursuant to a Registration Statement (or Registration Statements) and a Prospectus (or Prospectuses) filed under the Securities Act of 1933; and

      WHEREAS, the Selling Agent, an affiliate of Summit, for good and valuable consideration the receipt of which is hereby acknowledged, desires to assist in the sale of the Preferred Stock upon the terms and in reliance upon the representations, warranties and agreements set forth herein;

      NOW, THEREFORE, the parties hereto agree as follows:

      1.    APPOINTMENT OF SELLING AGENT.

      Summit hereby appoints the Selling Agent as its exclusive agent to offer and sell the Preferred Stock at the prices and in the manner described in the Registration Statement and the Prospectus and in compliance with the terms and conditions thereof. Summit agrees to provide the Selling Agent with such number of Registration Statements and Prospectuses as it reasonably requests to enable it to offer the Preferred Stock and authorizes the Selling Agent to distribute the Registration Statements and Prospectuses.

      2.    UNDERTAKING OF SELLING AGENT.

      The Selling Agent agrees to use its best efforts to sell the Preferred Stock on the terms stated herein and in the Registration Statement and Prospectus and to notify Summit of the number of shares of Preferred Stock with respect to which subscription agreements have been executed by subscribers. It is understood that the Selling Agent has no commitment to sell the Preferred Stock other than to use its best efforts. The Selling Agent will deliver all cash and checks received from subscribers to Summit by noon of the next business day. All checks received by the Selling Agent from subscribers shall be made payable to Summit.

      The Selling Agent will not maintain discretionary customer accounts and undertakes that it will not in any event make discretionary purchases of the Preferred Stock for the accounts of customers.

      3.    AMENDMENT OF THE REGISTRATION STATEMENT AND PROSPECTUS.

      Summit agrees, at its expense, to amend or supplement that Registration Statement or the Prospectus and to provide the Selling Agent with sufficient copies thereof for distribution as contemplated in the Registration Statement or the Prospectus or otherwise for purposes contemplated by federal and state securities laws, it (i) the Selling Agent advises Summit that in its opinion and that of its counsel, such amendment or supplement is necessary or advisable, or
(ii) such amendment or supplement is necessary to comply with federal or state securities laws or the rules or regulations promulgated thereunder or is necessary to correct any untrue statement therein or eliminate any material omissions therein which make any of the statement s therein misleading. The representation, warranties, and obligations to indemnify all parties thereto contained herein relating to the Registration Statement or the Prospectus shall attach to any such amendment or supplement.

      4.    UNDERTAKINGS OR SUMMIT.

      Summit will promptly notify the Selling Agent in the event of the issuance by the Securities and Exchange Commission ("SEC") of any stop order or other orders us pending the Registration of the Preferred Stock, or in the event of the institution or intended institution of any action or preceding for that purpose. In the event that the SEC shall enter a stop order suspending or otherwise suspend the Registration of the Preferred Stock, Summit will make every reasonable effort to obtain as promptly as possible the entry of an appropriate order setting aside such stop order or otherwise reinstate the Registration of the Preferred Stock.

      5.    REPRESENTATIONS AND WARRANTIES.

      Summit represents and warrants to the Selling Agent that:

      (i) The Registration Statement and the Prospectus comply as to form in all material respects with the Securities Act of 1933; and the rules and regulations of the SEC thereunder, accurately describe the operations of Summit and do not contain any misleading or untrue statements of a material fact or omit to state a material fact which is necessary to prevent the statements therein from being misleading.

      (ii) Summit is a corporation duly organized and validly existing under the Washington Business Corporation Act with full corporate power to perform its obligations as described int he Registration Statement and the Prospectus.

      (iii) The Preferred Stock, when issued and sold pursuant to the terms hereof and of the Registration Statement, Prospectus and subscription agreements, will be legally issued, fully paid and nonassessable.

      (iv) This Agreement has been duly and validly authorized, executed, and delivered on behalf of Summit and is a valid and binding agreement of Summit in accordance with its terms.

      6.      INDEMNIFICATION.

      Summit and the Selling Agent each (a) agree to indemnify and hold harmless the other (and each person, if any, who controls the other) against any loss, claim, damage, charge or liability to which the other or such charge or liability (or actions in respect thereof) (i) arises out of or is based upon any misrepresentation or breach of warranty of such party herein or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) which relates to or was supplied by such party, or (i) arises out of or is based upon the omission or alleged omission to state therein a material fact relating to such party required to be stated therein or necessary to make the statements therein not misleading, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and (b) agree to reimburse such other party (and any controlling persons) for any legal or other fees or expenses reasonably incurred in connection with investigating or defending any action or claim arising out of or based upon any of the foregoing.

      7.    FEES AND EXPENSES.

      Summit will pay all expenses incurred in connection with the offering and sale of the Preferred Stock, including without limitation, fees and expenses of counsel, blue sky fees and expenses (including legal fees), printing expenses, and accounting fees and expenses. Provided, however, that in the event of termination of the offering, Selling Agent will only be reimbursed for its actual, accountable, out-of-pocket expenses.

      The maximum commissions payable upon sale of the Preferred Stock shall be 5% of the investment amount.

      8. This agreement shall not in any way affect, modify or change the terms of that certain Selling Agreement, dated between the parties hereto which provides
for the sale of Investment Certificates.

      9.    GOVERNING LAW.

      This Agreement shall be deemed to be made under and governed by the laws of the State of Washington.

      IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above mentioned.

                        SUMMIT SECURITIES, INC.

                              /S/ C. PAUL SANDIFUR, JR.

                        By ______________________________________________
                              C. Paul Sandifur, Jr., President

                        METROPOLITAN INVESTMENT SECURITIES, INC.

                              /S/ SUSAN A. THOMSON

                        By ______________________________________________
                              Susan A. Thomson, Vice President

                                                    Exhibit 1(b)(i)

FORM OF
AGREEMENT TO ACT AS "QUALIFIED INDEPENDENT UNDERWRITER"


      This agreement made as of the                             , by and
between Summit Securities, Inc., an Idaho corporation ("Summit"),
Metropolitan Investment Securities, Inc., a Washington corporation ("MIS"), and Welco Securities, Inc., a Nevada Corporation ("Welco").

WITNESSETH:

      WHEREAS, Summit intends to offer $40,000,000 of Investment Certificates Series A (hereinafter referred to as "Certificates"), which will be offered in reliance on registration statement filed on
Form S-1, bearing SEC file number                   ; and,
      WHEREAS, MIS, an affiliate of Summit and a member of the National Association of Securities Dealers ("NASD"), will be engaged as the managing sales agent for Summit; and,
      WHEREAS, pursuant to Section 3 of Schedule E of the Bylaws of the NASD, MIS, as a NASD member, may participate in such underwriting only if the yield at which the Certificates offered to the public is not lower than the yield recommended by a "Qualified Independent
Underwriter" as that term is defined in Section 2(l) (1) through 2(l)
(7) of Schedule E to the Bylaws of the NASD, and who participates in the preparation of the registration statement and prospectus relating to the offering and exercises customary standards of due diligence, with respect thereto; and,
      WHEREAS, this agreement ("Agreement") describes the terms on which Summit is retaining Welco to serve as such a "Qualified Independent Underwriter" in connection with this offering of Certificates;
      NOW, THEREFORE, in consideration of the recitations set forth above, and the terms, promises, conditions, and covenants herein contained, the parties hereby contract and agree as follows:
DEFINITIONS
      As hereinafter used, except as the context may otherwise require, the term "Registration Statement" means the registration statement on Form S-1 (including the related preliminary prospectus, financial statements, exhibits and all other documents to be filed as a part thereof or incorporated therein) for the registration of the offer and sale of the Certificates under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act") filed with the Securities and Exchange Commission (the "Commission"), and any amendment thereto, and the term "Prospectus" means the prospectus including any preliminary or final prospectus (including the form of prospectus to be filed with the Commission pursuant to Rule 424(b) under the Act) and any amendment or supplement thereto, to be used in connection with the offering.
      1. SCHEDULE E REQUIREMENT. Welco hereby confirms its agreement as set forth in clause (6) of paragraph (l) of Section 2 of Schedule E of the Bylaws of the NASD and represents that, as appropriate, Welco satisfies or at the times designated in such paragraph (l) will satisfy the other requirements set forth therein or will receive an exemption from such requirements from the NASD.
      2. CONSENT. Welco hereby consents to be named in the Registration Statement and Prospectus as having acted as a "Qualified Independent Underwriter" solely for the purposes of Schedule E referenced herein. Except as permitted by the immediately preceding sentence or to the extent required by law, all references to Welco in the Registration Statement or Prospectus or in any other filing, report, document, release or other communication prepared, issued or transmitted in connection with the offering by Summit or any corporation controlling, controlled by or under common control with Summit, or by any director, officer, employee, representative or agent of any thereof, shall be subject to Welco's prior written consent with respect to form and substance.
      3. PRICING FORMULA AND OPINION. Welco agrees to render a written opinion as to the yields below which Summit's Certificates may not be offered based on the pricing formula that is set forth in Exhibits "A" and "B," attached hereto and incorporated herein by reference. It is understood and agreed that the securities to which this Agreement relates will be offered on a continuous, best efforts basis by MIS, as the managing sales agent of Summit pursuant to the Selling Agreement in effect between MIS and Summit which is filed as an exhibit to the Registration Statement referred to above. Summit, will continue to offer the Certificates according to the terms and conditions of said Selling Agreement in accordance with this Agreement, including, without limitation, Exhibits "A" and "B". Welco reserves the right to review and amend its opinion upon the filing of any post-effective amendment to the Registration Statement or upon occurrence of any material event which may or may not require such an amendment to be filed, or at such time as the offering shall terminate or otherwise lapse under operation of law.
      4. FEES AND EXPENSE. It is understood that Summit shall reimburse Welco for its expenses on a nonaccountable basis in the amount of $5,000 the receipt of which is hereby acknowledged. It is further agreed that Welco shall be paid an additional amount of $18,500 at the time the pricing opinion and pricing formula are rendered, concurrent with the closing. Welco agrees to pay all fees and expenses to any legal counsel whom it may employ to represent it separately in connection with or on account of its actions contemplated herein. All mailing, telephone, travel, hotel, meals, clerical, or other office costs incurred or to be incurred by Welco in conjunction with Summit's proposed offering which is the subject of this Agreement shall be reimbursed to Welco by Summit at closing on an accountable basis upon receipt of an itemization of said expenses.
      5. MATERIAL FACTS. Summit represents and warrants to Welco that at the time the Registration Statement or any amendment thereto becomes effective, the Registration Statement and, at the time the Prospectus is filed with the Commission (including any preliminary prospectus and the form of prospectus filed with the Commission pursuant to Rule
424(b)) and at all times subsequent thereto, the Prospectus (as amended or supplemented if it shall have been so amended or supplemented) will contain all material statements which are required to be stated therein in accordance with the Act and will conform to all other requirements of the federal securities laws, and will not, on such date include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that all contracts and documents required by the Act to be filed or required as exhibits to said registration statement have been filed. Summit further represents and warrants that any further filing, report, document, release or communication which in any way refers to Welco or to the services to be performed by Welco pursuant to this Agreement will not contain any untrue or misleading statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
      Summit further warrants and represents that:
      (a) All leases, contracts and agreements referred to in or filed as exhibits to the Registration Statement to which Summit is a party or by which it is bound are in full force and effect.
      (b) Summit has good and marketable title, except as otherwise indicated in the Registration Statement and Prospectus, to all of its assets and properties described therein as being owned by it, free and clear of all liens, encumbrances and defects except such encumbrances and defects which do not, in the aggregate, materially affect or interfere with the use made and proposed to be made of such properties as described in the Registration Statement and Prospectus; and that Summit has no material leased properties except as disclosed in the Prospectus.
      (c) Summit is duly organized under the laws of the State of Idaho and, as of the effective date of the Registration Statement, Summit will be validly existing and in good standing under the laws of the State of Idaho with full corporate power and authority to own its properties and conduct its business to the extent described in the Registration Statement and Prospectus; Summit is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the business transacted by it or its ownership of properties or assets makes qualification necessary;
the authorized and outstanding capitalization of Summit is as set forth in the Prospectus and the description in the Prospectus of the capital stock of Summit conforms with and accurately describes the rights set forth in the instruments defining the same;
      (d) Summit is not in violation of its certificate of incorporation or Bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note, or other evidence of indebtedness, contract or lease or in any indenture or loan agreement to which it is a party or by which it is bound.
      (e) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Summit and MIS and performance of the foregoing agreement and the consummation of the transactions contemplated thereby, will not conflict with or result in a breach of any of the terms or constitute a violation of the respective certificates of incorporation or Bylaws of Summit or MIS, or any deed of trust, lease, sublease, indenture, mortgage, or other agreement or instrument to which Summit or MIS is a party or by which either of them or their property is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Summit or MIS or their properties or obligations; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and in the other agreements previously referred to in this paragraph except as may be required under the Act or under any state securities or Blue Sky Laws.
      (f) Any certificate signed by an officer of Summit and delivered to Welco pursuant to this Agreement shall be deemed a representation and warranty by Summit to Welco, to have the same force and effect as stated herein, as to the matters covered thereby.
      (g) If any event relating to or affecting Summit shall occur as a result of which it is necessary, in Welco's opinion, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, Summit undertakes to inform MIS of such events within a reasonable time thereafter, and will forthwith prepare and furnish to MIS, without expense to them, a reasonable number of copies of an amendment or amendments or a supplement or supplements to the Prospectus (in form and substance satisfactory to Welco) which will amend or supplement the Prospectus so that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.
      (h) Summit hereby warrants and represents that it will offer the Certificates described herein in accordance with the pricing formula set forth in Exhibits "A" and "B" hereto.
      (i) All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of Summit submitted pursuant hereto, shall remain operative and in full force and effect, surviving the date of this Agreement.
      6. AVAILABILITY OF INFORMATION. Summit hereby agrees to provide Welco, at its expense, with all information and documentation with respect to its business, financial condition and other matters as Welco may deem relevant based on the standards of reasonableness and good faith and shall request in connection with Welco's performance under this Agreement, including, without limitation, copies of all correspondence with the Commission, certificates of its officers, opinions of its counsel and comfort letters from its auditors. The above-mentioned certificates, opinions of counsel and comfort letters shall be provided to Welco as Welco may request on the effective date of the Registration Statement. Summit will make reasonably available to Welco, its auditors, counsel, and officers and directors to discuss with Welco any aspect of Summit which Welco may deem relevant. In addition, Summit, at Welco's request, will cause to be delivered to Welco copies of all certificates, opinions, letters and reports to be delivered to the underwriter or underwriters, as the case may be, pursuant to any underwriting agreement executed in connection with the Offering or otherwise, and shall cause the person issuing such certificate, opinion, letter or report to authorize Welco to rely thereon to the same extent as if addressed directly to Welco. Summit represents and warrants to Welco that all such information and documentation provided pursuant to this paragraph 6 will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein not misleading. In addition, Summit will promptly advise Welco of all telephone conversations with the Commission which relate to or may affect the Offering.
      7.    INDEMNIFICATION.
            (a) Subject to the conditions set forth below, and in addition to any rights of indemnification and contribution to which Welco may be entitled pursuant to any agreement among underwriters, underwriting agreement or otherwise, and to the extent allowed by law, Summit hereby agrees that it will indemnify and hold Welco and each person controlling, controlled by or under common control with Welco within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations thereunder (individually, an "Indemnified Person") harmless from and against any and all loss, claim, damage,liability, cost or expense whatsoever to which such Indemnified Person may become subject under the Act, the Exchange act, or other federal or state statutory law or regulation, at common law or otherwise, arising out of, based upon, or in any way related or attributed to (i) this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any other filing, report, document, release or communication, whether oral or written, referred to in paragraph 5 hereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any application or other document executed by Summit or based upon written information furnished by Summit filed in any jurisdiction in order to qualify the Certificates under the securities or Blue Sky laws thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iv) the breach of any representation or warranty made by Summit in this Agreement. Summit further agrees that upon demand by an Indemnified Person at any time or from time to time, it will promptly reimburse such Indemnified Person for, or pay, any loss, claim, damage, liability, cost or expense as to which Summit has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this paragraph 7, any such payment or reimbursement by Summit of fees, expenses or disbursement incurred by an Indemnified Person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Indemnified Person as a direct result of such person's negligence, bad faith or willful misfeasance will be promptly repaid to Summit. In addition, anything in this paragraph 7 to the contrary notwithstanding, Summit shall not be liable for any settlement of any action or proceeding effected without its written consent.
            (b) Promptly after receipt by an Indemnified Person under sub- paragraph (a) above of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against Summit under paragraph (a), notify Summit in writing of the commencement thereof; but the omission to so notify Summit will not relieve Summit from any liability which it may have to any Indemnified Person otherwise than under this paragraph 7 if such omission shall not have materially prejudiced Summit's ability to investigate or to defend against such claim. In case any such action is brought against any Indemnified Person, and such Indemnified Person notifies Summit of the commencement thereof, Summit will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person; PROVIDED, HOWEVER, that if the defendants in any such action include both the Indemnified Person and Summit or any corporation controlling, controlled by or under common control with Summit, or any director, officer, employee, representative or agent of any thereof, or any other "Qualified Independent Underwriter" retained by Summit in connection with the Offering and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to such other defendant, the Indemnified Person shall have the right to select separate counsel to represent it. Upon receipt of notice from Summit to such Indemnified Person of its election so to assume the defense of such action and approval by the Indemnified Person of counsel, Summit will not be liable to such Indemnified Person under this paragraph 7 for any fees of counsel subsequently incurred by such Indemnified Person in connection with the defense thereof (other than the reasonable costs of investigation subsequently incurred by such Indemnified Person) unless
(i) the Indemnified Person shall have employed separate counsel in accordance with the provision of the next preceding sentence (it being understood, however, that Summit shall not be liable for the expenses of more than one separate counsel in any one jurisdiction representing the Indemnified Person, which counsel shall be approved by Welco), (ii) Summit, within a reasonable time after notice of commencement of the action, shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person, or (iii) Summit shall have authorized in writing the employment of counsel for the Indemnified Person at the expense of Summit, and except that, if clause
(i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).
            (c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph
7 is due in accordance with its terms but is for any reason held by a court to be unavailable from Summit to Welco on grounds of policy or otherwise, Summit and Welco shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which Summit and Welco may be subject in such proportion so that Welco is responsible for that portion represented by the percentage that its fee under this Agreement bears to the public offering price appearing on the cover page of the Prospectus and Summit is responsible for the balance, except as Summit may otherwise agree to reallocate a portion of such liability with respect to such balance with any other person, including, without limitation, any other "Qualified Independent Underwriter"; PROVIDED, HOWEVER, that (i) in no case shall Welco be responsible for any amount in excess of the fee set forth in paragraph
4 above and (ii) no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (c), any person controlling, controlled by or under common control with Welco, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as Welco and each person who controls Summit within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of Summit who shall have signed the Registration Statement and each director of Summit shall have the same rights to contribution as Summit, subject in each case to clause (i) of this paragraph (c). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this paragraph (c), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (c).
The indemnity and contribution agreements contained in this paragraph
7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person or termination of this Agreement.
      8. AUTHORIZATION BY SUMMIT. Summit represents and warrants to Welco that this Agreement has been duly authorized, executed and delivered by Summit and constitutes a valid and binding obligation of Summit.
      9. AUTHORIZATION BY MIS. MIS represents and warrants to Welco that this Agreement has been duly authorized, executed and delivered by MIS and constitutes a valid and binding obligation of MIS.
      10. AUTHORIZATION BY WELCO. Welco represents and warrants to Summit that this Agreement has been duly authorized, executed and delivered by Welco and constitutes a valid and binding obligation of Welco.
      11. NOTICE. Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to Welco, at 101
West City Avenue, Suite 2130, Bala Cynwyd, PA 19004-9967, Attention:
Kenneth S. Shapiro, and (b) if to Summit, at W. 929 Sprague Ave., Spokane, WA 99204 Attention: Susan A. Thomson.
      12. GOVERNING LAW. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of Idaho applicable to agreements made and to be performed wholly within such jurisdiction.

      IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above mentioned.

            SUMMIT SECURITIES, INC.

                  /S/ C. PAUL SANDIFUR, JR.

            By: ______________________________________________
                  C. Paul Sandifur Jr., President

                  /S/ REUEL SWANSON

            By: ______________________________________________
                  Reuel Swanson, Secretary


            METROPOLITAN INVESTMENT SECURITIES, INC.

                  /S/ SUSAN A. THOMSON

            By: ______________________________________________
                  Susan A. Thomson, Vice President

                  /S/ REUEL SWANSON

            By: ______________________________________________
                  Reuel Swanson, Secretary

            WELCO SECURITIES, INC.

                  /S/ KENNETH S. SHAPIRO

            By: _____________________________________________
                  Kenneth S. Shapiro, President

EXHIBIT A


      The opinion of Welco is conditioned upon Summit's undertaking to maintain the rates on its Certificates at least equal to an "assumed floor." Based upon the pricing formula described below:

      1. The interest rate to be paid on the Certificates shall be fixed by Summit from time to time. However, the rate shall not be lower than the computation made per the worksheet on Exhibit B, which is attached and incorporated by reference herein.

      2. The "assumed floor" for 6 to 11 month Certificates shall be at least 1.0% above the lesser of the interest rate on the 6 month U.S. Treasury Bills, on a discount basis, based upon the auction average (which is published widely in newspapers throughout the country, normally on the day following the auction) and a composite average of the offering rates on 6 month certificates of deposit currently being offered by banks and savings institutions in the northwestern section of the United States. For purposes of this composite average of certificate of deposit rates, the rates being offered by the following institutions shall be considered initially:

            a.    First Interstate Bank of Washington
            b.    Great American Bank
            c.    West One Bank, Idaho, N.A.
            d.    U.S. Bank of Washington
            e.    Security Pacific Bank of Washington
            f.    Seattle First National Bank
            g.    Washington Mutual Savings Bank
            h.    Washington Trust Bank

            Welco and Summit agree to review on an ongoing basis the group which comprises the composite average, and may substitute another institution in the composite group from time-to-time by mutual agreement, as the case may be.

      3. The "assumed floor" for 60 to 120 month Certificates shall be computed in like manner as that described in paragraph "2" above, except that the latest auction average on 5 year U.S. Treasury Notes shall be considered in place of the 6 month U.S. Treasury Bills, and 5 year certificates of deposit currently offered in the composite group shall be considered in lieu of the 6 month rate.

      4. Rates on 12 to 23 month, 24 to 35 month, 36 to 47 month and 48 to 59 month Certificates shall be at least equal to the interpolated differences between the computation of the "assumed floor" of 6 to 11 month Certificates and 60 to 120 month Certificates, based upon the computation set forth in Exhibit B.

      5. Rates on Certificates payable in installments of principal and interest shall be no lower than .25% below the "assumed floor" for 60 to 120 month Certificates.

      6. The computation of the "assumed floor" shall be made monthly, as of the first Tuesday of each month, or at such other times during any month that Summit causes the offering rates to change from those in effect on the first Tuesday of each month ("the computation date"). Summit agrees to furnish Welco with a computation of the "assumed floor" by completing the worksheet on Exhibit B. Should the offering rates at that time on Summit's Certificates be less than the "assumed floor" as computed, Summit agrees to raise the rates on its Certificates to at least the "assumed floor" within 10 calendar days of the computation date. Should Summit fail to raise its offering rates within the 10 day period referred to above, Welco reserves the right, in its uncontrolled discretion, to withdraw its opinion regarding the offering rates on the Certificates.

                                                           EXHIBIT B

                                                       SUMMIT SECURITIES
                                                        PRICING FORMULA

        C.D. RATE                                                         GOVERNMENT RATE

Average rate between a composite of 8 selected                            Most current of 8 selected auction rate
Banks and Savings and Loans as of the 1st Tuesday                         available on the 1st Tuesday of each month.

        COLUMN A                COLUMN B                            COLUMN C                      COLUMN D         COLUMN E

 CERTIFICATE OF DEPOSIT      GOVERNMENT RATE                      ENTER LESSER                                     SUMMIT'S
    (CD) CALCULATION           CALCULATION                      OF COLUMN A OR B                ASSUMED FLOOR    CURRENT RATE

5 yr CD rate    =  ________  5 yr Govt Rate    =  ________

6 mo CD Rate    =  ________  6 mo Govt Rate    =  ________

DIFFERENCE      =  ________  DIFFERENCE        =  ________
                   x    .20                       x    .20
                   ________                       ________

Differential    =  ________  Differential      =  ________

(enter in (a)                (enter in (a)
   below)                       below)

6 mo (actual)                6 mo (actual)
   rate         =  ________     rate           =  ________   ____________________   +   1%   ____________________   ___________
         (a)       +                  (a)         +                                                                 6-11 mos.
                   ________                       ________

1 year rate     =  ________  1 year rate       =  ________   ____________________   +   1%   ____________________   ___________
         (a)       +                  (a)         +                                                                 12-23 mos.
                   ________                       ________

2 year rate     =  ________  2 year rate       =  ________   ____________________   +   1%   ____________________   ___________
         (a)       +                  (a)         +                                                                 24-35 mos.
                   ________                       ________

3 year rate     =  ________  3 year rate       =  ________   ____________________   +   1%   ____________________   ___________
         (a)       +                  (a)         +                                                                 36-47 mos.
                   ________                       ________





4 year rate     =  ________  4 year rate       =  ________   ____________________   +   1%   ____________________   ___________
         (a)       +                  (a)         +                                                                 48-59 mos.
                   ________                       ________


5 - 10 year                  5 year
(actual) rate      ________  (actual) rate        ________   ____________________   +   1%   ____________________   ___________
                                                                                                                    60-120 mos.
                                                                                                          -   .25
                                                                                             ____________________
INSTALLMENT PAYMENTS (Floor equal to Five Yr. rate MINUS .25).........................       ____________________   ___________*
                                                                                                                    Install.

* The rate for installment payment bonds is .5% less than those specified for comparable terms.

                                                      Exhibit b(ii)
FORM OF
AGREEMENT TO ACT AS "QUALIFIED INDEPENDENT UNDERWRITER"


      This agreement made as of the          day of January, 1994, by
and between Summit Securities, Inc., an Idaho corporation ("Summit"), Metropolitan Investment Securities, Inc., a Washington corporation ("MIS"), and Welco Securities, Inc., a Nevada Corporation ("Welco").
                                     WITNESSETH:
      WHEREAS, Summit intends to offer 150,000 shares of Preferred
Stock, designated as "Variable Rate Cumulative Preferred Stock, Series S-1," (hereinafter referred to as the "Preferred Stock"), which will be offered in reliance on a post-effective amendment to a registration statement filed on Form S-1, bearing SEC file number 33-
; and,
      WHEREAS, MIS, a wholly-owned broker/dealer an affiliate of Summit and a member of the National Association of Securities Dealers
("NASD"), will be engaged as the sole selling agent for its affiliate, Summit,
      WHEREAS, pursuant to Section 3 of Schedule E of the Bylaws of the NASD, MIS, as a NASD member, may participate in such underwriting only if the price at which the Preferred Stock is offered to the public is no higher than the price recommended by a "Qualified Independent Underwriter" as that term is defined in Section 2(l) (1) through 2(l)
(6) of Schedule E to the Bylaws of the NASD, and who participates in the preparation of the registration statement and prospectus relating to the offering and exercises customary standards of due diligence, with respect thereto; and,
      WHEREAS, this agreement ("Agreement") describes the terms on which Summit is retaining Welco to serve as such a "Qualified Independent Underwriter" in connection with this offering of Preferred Stock;
      NOW, THEREFORE, in consideration of the recitations set forth above, and the terms, promises, conditions, and covenants herein contained, the parties hereby contract and agree as follows:
DEFINITIONS
      As hereinafter used, except as the context may otherwise require, the term "Registration Statement" means the registration statement on Form S-1 (including the related preliminary prospectus, financial statements, exhibits and all other documents to be filed as a part thereof or incorporated therein) for the registration of the offer and sale of the preferred stock under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act") filed with the Securities and Exchange Commission (the "Commission"), and any amendment thereto, and the term "Prospectus" means the prospectus including any preliminary or final prospectus (including the form of prospectus to be filed with the Commission pursuant to Rule 424(b) under the Act) and any amendment or supplement thereto, to be used in connection with the offering.
      1. SCHEDULE E REQUIREMENT. Welco hereby confirms its agreement as set forth in clause (6) of paragraph (l) of Section 2 of Schedule E of the Bylaws of the NASD and represents that, as appropriate, Welco satisfies or at the times designated in such paragraph (l) satisfies the other requirements set forth therein or will receive an exemption from such requirements from the NASD.
      2. CONSENT. Welco hereby consents to be named in the Registration Statement and Prospectus as having acted as a "Qualified Independent Underwriter" solely for the purposes of Schedule E referenced herein. Except as permitted by the immediately preceding sentence or to the extent required by law, all references to Welco in the Registration Statement or Prospectus or in any other filing, report, document, release or other communication prepared, issued or transmitted in connection with the offering by Summit or any corporation controlling, controlled by or under common control with Summit, or by any director, officer, employee, representative or agent of any thereof, shall be subject to Welco's prior written consent with respect to form and substance.
      3. PRICING FORMULA AND OPINION. Welco agrees to render a written opinion as to the price above which Summit's Preferred Stock may not be offered based on the computation of dividends to be declared on those shares that is set forth in Schedule "A," a copy of which is attached hereto, and incorporated herein by reference. It is understood and agreed by Welco that the securities to which this Agreement relates will be offered on a best efforts basis by MIS, as the sole selling agent of Summit pursuant to the selling agreement to be entered into between MIS and Summit which is filed as exhibit to the Registration Statement referred to above. Summit, through MIS, will continue to offer the preferred stock according to the terms and conditions of said agreement, in accordance with this Agreement. Welco reserves the right to review and amend its opinion upon the filing of any post-effective amendment to this Registration Statement or upon occurrence of any material event which may or may not require such an amendment to be filed, or at such time as the offering under this registration shall terminate or otherwise lapse under operation of law.
      4. FEES AND EXPENSE. It is understood that Summit shall reimburse Welco for its expenses on a nonaccountable basis in the amount of $5,000 to be paid irrespective of closing at the request of Welco. It is further agreed that Welco shall be paid an additional amount of $15,000 at the time the pricing opinion is rendered, concurrent with the closing. Welco agrees to pay all fees and expenses to any legal counsel whom it may employ to represent it separately in connection with or on account of its actions contemplated herein. All mailing, telephone, travel, hotel, meals, clerical, or other office costs incurred or to be incurred by Welco in conjunction with Summit's proposed offering which is the subject of this Agreement shall be reimbursed to Welco by Summit at closing on an accountable basis upon receipt of an itemization of said expenses.
      5. MATERIAL FACTS. Summit represents and warrants to Welco that at the time the Registration Statement and, at the time the Prospectus is filed with the Commission (including any preliminary prospectus and the form of prospectus filed with the Commission pursuant to Rule
424(b)) and at all times subsequent thereto, to and including the date on which payment for, and delivery of, the Preferred Stock to be sold in the Offering is made by the underwriter or underwriters, as the case may be, participating in the Offering and by Summit (such date being referred to herein as the "Closing Date"), the Prospectus (as amended or supplemented if it shall have been so amended or supplemented) will contain all material statements which are required to be stated therein in accordance with the Act and will conform to all other requirements of the federal securities laws, and will not, on such date include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that all contracts and documents required by the Act to be filed or required as exhibits to said registration statement have been filed. Summit further represents and warrants that any further filing, report, document, release or communication which in any way refers to Welco or to the services to be performed by Welco pursuant to this Agreement will not contain any untrue or misleading statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
      Summit further warrants and represents that:
      (a) All leases, contracts and agreements referred to in or filed as exhibits to the Registration Statement to which Summit or its subsidiaries is a party or by which it is bound are in full force and effect.
      (b) Summit has good and marketable title, except as otherwise indicated in the Registration Statement and Prospectus, to all of their assets and properties described therein as being owned by them, free and clear of all liens, encumbrances and defects except such encumbrances and defects which do not, in the aggregate, materially affect or interfere with the use made and proposed to be made of such properties as described in the Registration Statement and Prospectus;
and Summit has no material leased properties except as disclosed in the Prospectus.
      (c) Summit is duly organized under the laws of the State of Idaho and, as of the effective date of the Registration Statement and at Closing Summit will be validly existing and in good standing under the laws of the State of Idaho with full corporate power and authority to own its properties and conduct its business to the extent described in the Registration Statement and Prospectus; Summit is duly qualified to do business as foreign corporations and in good standing in all jurisdictions in which the nature of the business transacted by them or their ownership of properties or assets makes their qualification necessary; the authorized and outstanding capitalization of Summit is as set forth in the Prospectus and the description in the Prospectus of the capital stock of Summit conforms with and accurately describes the rights set forth in the instruments defining the same;
      (d) Summit is not in violation of their respective certificates of incorporation or Bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note, or other evidence of indebtedness, contract or lease or in any indenture or loan agreement to which any of them is a party or by which any of them is bound.
      (e) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Summit and MIS and performance of the foregoing agreement and the consummation of the transactions contemplated thereby, will not conflict with or result in a breach of any of the terms or constitute a violation of the respective certificates of incorporation or Bylaws of Summit or MIS, or any deed of trust, lease, sublease, indenture, mortgage, or other agreement or instrument to which Summit or MIS is a party or by which any of them or their property is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Summit or MIS or their properties or obligations; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and in the other agreements previously referred to in this paragraph except as may be required under the Act or under any state securities or Blue Sky Laws.
      (f) Any certificate signed by an officer of Summit and delivered to Welco pursuant to this Agreement shall be deemed a representation and warranty by Summit to Welco, to have the same force and effect as stated herein, as to the matters covered thereby.
      (g) If any event relating to or affecting Summit or any of its subsidiaries shall occur as a result of which it is necessary, in Welco's opinion, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, Summit undertakes to inform Welco of such events within a reasonable time thereafter, and will forthwith prepare and furnish to Welco, without expense to them, a reasonable number of copies of an amendment or amendments or a supplement or supplements to the Prospectus (in form and substance satisfactory to Welco) which will amend or supplement the Prospectus so that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.
      (h) Summit hereby warrants and represents that it will offer the preferred stock in accordance with the pricing formula set forth in Schedule "A" which is incorporated by reference herein.
      (i) All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of Summit submitted pursuant hereto, shall remain operative and in full force and effect, surviving the date of this Agreement.
      6. AVAILABILITY OF INFORMATION. Summit hereby agrees to provide Welco, at its expense, with all information and documentation with respect to its business, financial condition and other matters as Welco may deem relevant based on the standards of reasonableness and good faith and shall request in connection with Welco's performance under this Agreement, including, without limitation, copies of all correspondence with the Commission, certificates of its officers, opinions of its counsel and comfort letters from its auditors. The above-mentioned certificates, opinions of counsel and comfort letters shall be provided to Welco as Welco may request on the effective date of the Registration Statement and on the Closing Date. Summit will make reasonably available to Welco, its auditors, counsel, and officers and directors to discuss with Welco any aspect of Summit which Welco may deem relevant. In addition, Summit, at Welco's request, will cause to be delivered to Welco copies of all certificates, opinions, letters and reports to be delivered to the underwriter or underwriters, as the case may be, pursuant to any underwriting agreement executed in connection with the Offering or otherwise, and shall cause the person issuing such certificate, opinion, letter or report to authorize Welco to rely thereon to the same extent as if addressed directly to Welco. Summit represents and warrants to Welco that all such information and documentation provided pursuant to this paragraph 6 will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein not misleading. In addition, Summit will promptly advise Welco of all telephone conversations with the Commission which relate to or may affect the Offering.
      7.    INDEMNIFICATION.
            (a) Subject to the conditions set forth below, and in addition to any rights of indemnification and contribution to which Welco may be entitled pursuant to any agreement among underwriters, underwriting agreement or otherwise, and to the extent allowed by law, Summit hereby agrees that it will indemnify and hold Welco and each person controlling, controlled by or under common control with Welco within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations thereunder (individually, an "Indemnified Person") harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever to which such Indemnified Person may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, arising out of, based upon, or in any way related or attributed to (i) this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any other filing, report, document, release or communication, whether oral or written, referred to in paragraph 5 hereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) any application or other document executed by Summit or based upon written information furnished by Summit filed in any jurisdiction in order to qualify the Debentures under the securities or Blue Sky laws thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) the breach of any representation or warranty made by Summit in this Agreement. Summit further agrees that upon demand by an Indemnified Person at any time or from time to time, it will promptly reimburse such Indemnified Person for, or pay, any loss, claim, damage, liability, cost or expense as to which Summit has indemnified such person pursuant hereto.
Notwithstanding the foregoing provisions of this paragraph 7, any such payment or reimbursement by Summit of fees, expenses or disbursement incurred by an Indemnified Person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Indemnified
Person as a direct result of such person's negligence, bad faith or willful misfeasance will be promptly repaid to Summit. In addition, anything in this paragraph 7 to the contrary notwithstanding, Summit shall not be liable for any settlement of any action or proceeding effected without its written consent.
            (b) Promptly after receipt by an Indemnified Person under paragraph (a) above of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against Summit under paragraph (a), notify Summit in writing of the commencement thereof; but the omission to so notify Summit will not relieve Summit from any liability which it may have to any Indemnified Person otherwise than under this paragraph 7 if such omission shall not have materially prejudiced Summit's ability to investigate or to defend against such claim. In case any such action is brought against any Indemnified Person, and such Indemnified Person notifies Summit of the commencement thereof, Summit will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person; provided, however, that if the defendants in any such action include both the Indemnified Person and Summit or any corporation controlling, controlled by or under common control with Summit, or any director, officer, employee, representative or agent of any thereof, or any other "Qualified Independent Underwriter" retained by Summit in connection with the Offering and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to such other defendant, the Indemnified Person shall have the right to select separate counsel to represent it. Upon receipt of notice from Summit to such Indemnified

Person of its election so to assume the defense of such action and approval by the Indemnified Person of counsel, Summit will not be liable to such Indemnified Person under this paragraph 7 for any fees of counsel subsequently incurred by such Indemnified Person in connection with the defense thereof (other than the reasonable costs of investigation subsequently incurred by such Indemnified Person) unless
(i) the Indemnified Person shall have employed separate counsel in accordance with the provision of the next preceding sentence (it being understood, however, that Summit shall not be liable for the expenses of more than one separate counsel in any one jurisdiction representing the Indemnified Person, which counsel shall be approved by Welco), (ii) Summit, within a reasonable time after notice of commencement of the action, shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person, or (iii) Summit shall have authorized in writing the employment of counsel for the Indemnified Person at the expense of Summit, and except that, if clause
(i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).
            (c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from Summit to Welco on grounds of policy or otherwise, Summit and Welco shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which Summit and Welco may be subject in such proportion so that Welco is responsible for that portion represented by the percentage that its fee under this Agreement bears to the public offering price appearing on the cover page of the Prospectus and Summit is responsible for the balance, except as Summit may otherwise agree to reallocate a portion of such liability with respect to such balance with any other person, including, without limitation, any other "Qualified Independent Underwriter"; provided, however, that (i) in no case shall Welco be responsible for any amount in excess of the fee set forth in paragraph
4 above and (ii) no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (c), any person controlling, controlled by or under common control with Welco, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as Welco and each person who controls Summit within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of Summit who shall have signed the Registration Statement and each director of Summit shall have the same rights to contribution as Summit, subject in each case to clause (i) of this paragraph (c). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this paragraph (c), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (c).
The indemnity and contribution agreements contained in this paragraph
7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person or termination of this Agreement.
      8.    AUTHORIZATION BY SUMMIT.  Summit represents and warrants to

Welco that this Agreement has been duly authorized, executed and delivered by Summit and constitutes a valid and binding obligation of Summit.
      9. AUTHORIZATION BY MIS. MIS represents and warrants to Welco that this Agreement has been duly authorized, executed and delivered by MIS and constitutes a valid and binding obligation of MIS.
      10. AUTHORIZATION BY WELCO. Welco represents and warrants to Summit that this Agreement has been duly authorized, executed and delivered by Welco and constitutes a valid and binding obligation of Welco.
      11. NOTICE. Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to Welco, at 101
West City Avenue, Suite 2130, Bala Cynwyd, PA 19004-9967, Attention:
Kenneth S. Shapiro, and (b) if to Summit, at West 929 Sprague Avenue, Spokane, Washington 99204, Attention: Susan A. Thomson.
      12. GOVERNING LAW. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of Washington applicable to agreements made and to be performed wholly within such jurisdiction.
      IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above mentioned.

                        SUMMIT SECURITIES, INC.

                        By:__________________________________________
                              C. Paul Sandifur, Jr., President

                        By:__________________________________________
                              Reuel Swanson, Secretary

                        METROPOLITAN INVESTMENT SECURITIES, INC.

                        By:__________________________________________
                              Susan A. Thomson, Vice President

                        By:__________________________________________
                              Reuel Swanson, Secretary

                        WELCO SECURITIES, INC.

                        By:__________________________________________
                              Kenneth S. Shapiro, President

SCHEDULE A

      The opinion of Welco is conditioned upon Summit's undertaking to maintain the distribution rate of the Preferred Stock in accordance with the formula set forth below:

      Notwithstanding anything to the contrary herein the Applicable Rate for any monthly distribution period shall not, in any event, be less than 6% or greater than 14% per annum. The Board of Directors may, however, by resolution, authorized distributions in excess of the Applicable Rate. The Applicable Rate for any monthly distribution period shall be the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate (each as hereinafter defined) plus one half of one percentage point for such dividend period. In the event that the Company determines in good faith that for any reason one or more of such rates cannot be determined for any distribution period, then the Applicable Rate for such period shall be the higher of whichever of such rates can be so determined.

EXHIBIT B

VARIABLE RATE, CUMULATIVE

PREFERRED STOCK, SERIES S-1
PRICING



For Distributions Payable On:       ________________________________________

Distributions Record Date:          ________________________________________

                                                                  Effective
                        Date        Date        Average           Rate



3 Mo. Treasury Bill     ________________________________          +1.5%

10 Yr Constant Rate     ________________________________          +1.5%

20 Year                 Alternative as provided for
                        in the Prospectus

                        ________________________________          +1.5%


                  HIGHEST EFFECTIVE RATE: _______________________________
                  MONTHLY DISTRIBUTION PER SHARE: _______________________ As resolved by the Board of Directors, distribution will be deemed declared on the 1st day of each month, payable on the 20th of each month to the holders of record on the 5th of each month.


                  _______________________________________________________
                  Reuel Swanson, Secretary

                                                      Exhibit 1(c)(i)

                                       Form of
Pricing Opinion of Welco Securities, Inc.

Welco Securities, Inc.
P.O. Box 688
101 West City, Avenue, Suite 2130
Bala Cynwyd, PA 19004-9967


January      , 1994


C. Paul Sandifur Jr., President
Metropolitan Investment Securities, Inc.
917 W. Sprague Avenue
Spokane, Washington 99210

Re:   Summit Securities, Inc., Offering of $40,000,000 in
      Principal Amount of Investment Certificates, Series A

Dear Mr. Sandifur:

      This letter will serve to confirm our engagement as a "qualified independent underwriter" as that term is defined in Sections 2(l) (1) through (7) of Schedule E to the NASD bylaws, as amended ("Schedule E").

      Based upon our review of the registration statement, and the performance of "due diligence" as required in Section 3 (c) (1) to Schedule E, it appears that the yields on the Certificates (which are based upon the computation set forth in Exhibits A and B to the Agreement to Act as "Qualified Independent Underwriter" dated
                , which is filed as Exhibit 1(b)(i) to the registration statement referred to hereafter,) are no lower than those which we would recommend.

      We hereby consent to the use of our name as a "qualified
independent underwriter," in the Registration Statement (SEC File No.
33-                 ).

                              Very truly yours,

                              WELCO SECURITIES, INC.

                                    /s/ KENNETH S. SHAPIRO

                              By: ________________________________________
                                    Kenneth S. Shapiro, President

cc: National Association of Securities Dealers, Inc.

                                                   Exhibit 1(c)(ii)

Form of
Pricing Opinion of Welco Securities, Inc.

January     , 1994


C. Paul Sandifur, Jr., President
Metropolitan Investment Securities, Inc.
917 W. Sprague Avenue
Spokane, Washington 99210

      Re: Summit Securities, Inc. Offering of $15,000,000 of Variable Rate Cumulative Preferred Stock, Series S-1

Dear Mr. Sandifur:

      This letter will serve to confirm our engagement as a "qualified independent underwriter" as that term is defined in Sections 2(l)
(1) through (7) of Schedule E to the NASD bylaws, as amended ("Schedule
E").

      Based upon our review of the registration statement, and the performance of "due diligence" as required in Section 3 (c) (1) to Schedule E, it appears that the price of $100.00 per share on the Variable Rate Cumulative Preferred Stock, Series S-1 (provided that the manner in which the computation of dividends are those set forth in Exhibit A to the Agreement to Act as "Qualified Independent
Underwriter" dated January       , 1994, which is filed as Exhibit
1(b)(ii) to the registration statement referred to hereafter,) is no higher than that which we would recommend.

      We hereby consent to the use of our name as a "qualified
independent underwriter," to the Registration Statement (SEC File No.
33-              ).

                              Very truly yours,

                              WELCO SECURITIES, INC.

                              By:_______________________________________
                                    Kenneth S. Shapiro, President

KSS/mm
cc: National Association of Securities Dealers, Inc.

                                                     Exhibit 4(c)

FORM OF
STATEMENT OF RIGHTS, DESIGNATIONS AND PREFERENCES OF VARIABLE RATE CUMULATIVE PREFERRED STOCK, SERIES S-1 PURSUANT TO


1.    Name of Corporation: Summit Securities, Inc.

2. Copy of resolution establishing and designating Variable Rate Cumulative Preferred Stock, Series S-1, and determining the relative rights and preferences thereof: Attached hereto.

3. The undersigned does hereby certify that the attached resolution was duly adopted by the Board of Directors of the corporation on
      January      , 1994.




                              ______________________________________
                                    Reuel Swanson, Secretary

                                                 Exhibit 4(c) continued

SUMMIT SECURITIES, INC.
PREFERRED STOCK SERIES S-1 AUTHORIZING RESOLUTION


      Resolved, that pursuant to the authority expressly granted and vested in the Board of Directors (the "Board") of this Corporation by its Articles of Incorporation, as amended, a sub-series of Preferred Stock, Series S-1 of the Corporation be, and is hereby, established which will consist of 150,000 shares of the par value of $10.00 per share ($15,000,000), shall be designated "Variable Rate Cumulative Preferred Stock, Series S-1" (hereafter called "Preferred Stock"), shall be offered at $100.00 per share and which shall have rights, preferences, qualifications and restrictions as follows:

      1.    DIVIDENDS.

            a) Dividends (or other distributions deemed dividends for purposes of this resolution) on the issued and outstanding shares of Preferred Stock shall be declared and paid monthly at a percentage rate per annum of the liquidation preference of $100.00 per share equal to the "Applicable Rate," as hereinafter defined, or such greater rate as may be determined by the Board. Notwithstanding the foregoing, the Applicable Rate for any monthly dividend period shall, in no event, be less than 6% per annum or greater than 14% per annum. Such dividends shall be cumulative from the date of original issue of such shares and shall be payable, when and as declared by the Board, on such dates as the Board deems advisable, but at least once a year, commencing June 1, 1993. Each such dividend shall be paid to the holders of record of shares of Preferred Stock as they appear on the stock register of the Corporation on such record date as shall be fixed by the Board in advance of the payment date thereof. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date as shall be fixed by the Board in advance of the payment date thereof.

            b) Except as provided below in this section, the Applicable Rate for any monthly dividend period shall be the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate (each as defined in Exhibit A attached hereto and incorporated by reference herein) plus one half of one percentage point. In the event that the Board determines in good faith that for any reason one or more of such rates cannot be determined for any dividend period, than the Applicable Rate for such dividend period shall be the higher of whichever of such rates can be so determined.
In the event that the Board determines in good faith that none of such rates can be determined for any dividend period, then the Applicable Rate in effect for the preceding dividend period shall be continued for such dividend period. The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

            c) No dividend shall be paid upon, or declared or set apart for, any share of Preferred Stock for any Dividend Period unless at the same time a like dividend shall be paid upon, or be declared and set apart for, all shares of Preferred Stock then issued and outstanding and all shares of all other series of preferred stock then issued and outstanding and entitled to receive dividends. Holders of Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends as herein provided. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears on Preferred Stock.

            d) Dividends payable for each full monthly Dividend Period shall be computed by dividing the Applicable Rate for such monthly Dividend Period by twelve and applying such rate against the liquidation preference of $100.00 per share. Dividends shall be rounded to the nearest whole cent. Dividends payable for any period less than a full monthly Dividend Period shall be computed on the basis of 30 day months and a 360 day year. The Applicable Rate with respect to each monthly Dividend Period shall be calculated as promptly as practicable by the Corporation according to the method provided herein. The Corporation will cause notice of such Applicable Rate to be enclosed with the dividend payment check next mailed to the holders of shares of Preferred Stock.

            e)  So long as any shares of Preferred Stock are outstanding,
(i) no dividend (other than a dividend in common stock or in any other stock ranking junior to Preferred Stock as to dividends and upon liquidation and other than as provided in the foregoing section 1(c)) shall be declared or paid or set aside for payment; (ii) no other distribution shall be declared or made upon common stock or upon any other stock ranking junior to or on a parity with Preferred Stock as to dividends or upon liquidation; and (iii) no common stock or any other stock of the Corporation ranking junior to or on a parity with Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired by the Corporation for any consideration (or any monies paid to or made available for a sinking fund for the redemption of any shares of any such stock) except by conversion into or exchange for stock of the Corporation ranking junior to Preferred Stock as to dividends and upon liquidation unless, in each case, the full cumulative dividends on all outstanding shares of Preferred Stock shall have been paid or declared and set apart for all past dividend payment periods.

            f) The holders of Preferred Stock shall be entitled to receive, when and as declared by the Board, dividend distributions out of the funds of the Corporation legally available therefor. Any distribution made which may be deemed to have been made out of the capital surplus of Preferred Stock shall not reduce either the redemption process or the liquidation rights as hereafter specified.

      2.    REDEMPTION.

            a) The Corporation, at its option, may redeem shares of Preferred Stock, in whole or in part, at any time or from time to time, at redemption prices hereafter set forth plus accrued and unpaid dividends to the date fixed for redemption.

                  i) In the event of a redemption of shares pursuant to this subsection prior to January 1, 1995, the redemption price shall be $102.00 per share; and the redemption price shall be $100.00 per share in the event of redemption anytime after December 31, 1994.

                  ii) In the event that fewer than all of the outstanding shares of Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Corporation and the shares to be redeemed shall be determined by lot, or pro rata, or by any other method, as may be determined by the Corporation in its sole discretion to be equitable.

                  iii) In the event that the Corporation shall redeem shares hereunder, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days or more than 60 days prior to he redemption date, to each holder of record of the shares to be redeemed, at such holder's address as it appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and
(v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                  iv) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price), dividends on the shares so called for redemption shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates representing shares redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            b) Discretionary Redemption Upon Request of the Holder: The shares of Preferred Stock are not redeemable at the option of the holder. If, however, the Corporation receives an unsolicited written request for redemption of a block of shares from any holder, the Corporation may, in its sole discretion and subject to the limitations described below, accept such shares for redemption. Any shares so tendered, which the Corporation in its discretion, allows for redemption, shall be redeemed by the Corporation directly, and not from or through a broker or dealer, at a price equal to $97 per share, plus any declared but unpaid dividends to date if redeemed during the first year after the date of original issuance and $99 per share plus any declared but unpaid dividends if redeemed thereafter. The Corporation may change such optional redemption prices at any time with respect to unissued shares.

      For a period of three years from the date of initial sale of each share of Preferred Stock, any such optional redemption of such share shall occur only upon the death or major medical emergency of the holder or any joint holder of the share requested to be redeemed. Any optional redemption of a share in any calendar year after the third year from the date of sale of the share, not arising from the death or medical emergency of the holder or any joint holder shall occur only when the sum of all optional redemptions (including those arising out of the death or medical emergency of the holder or any joint holder) of shares of Preferred Stock during that calendar year shall not exceed 10% of the number of shares of Preferred Stock outstanding at the end of the preceding calendar year. In the event the 10% limit is reached in any calendar year, the only redemption which may thereafter occur during that calendar year shall be those arising from the death or medical emergency of the holder or any joint holder; provided, however, that to the extent that total optional redemptions in any calendar year do not reach the 10% limit, the amount by which such optional redemptions shall fall short of the 10% limit may be carried over into ensuing years; and provided further that to the extent that all redemptions, including those involving the death or medical emergency of the holder or any joint holder, exceed the 10% in any year, the amount by which such redemptions exceed the 10% limit shall reduce the limit in the succeeding year for limiting redemptions not involving the death or medical emergency of a holder or any joint holder. In no event shall such optional redemptions of all types in a single calendar year exceed 20% of the number of shares of Preferred Stock outstanding at the end of the preceding calendar year.

      The Corporation may not redeem any such shares tendered for redemption if to do so would be unsafe or unsound in light of the Corporation's financial condition (including its liquidity position); if payment of interest or principal on any outstanding instrument of indebtedness is in arrears or in default; or if payment of any dividend on Preferred Stock or share of any stock of the Company ranking at least on a parity therewith is in arrears as to dividends.

            c) Any shares of Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are designated as part of a particular series by the Board.

            d) Notwithstanding the foregoing provisions of this Section 2, if any dividends on Preferred Stock are in arrears, no shares of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all of the outstanding shares of Preferred Stock.

      3. CONVERSION OR EXCHANGE. The holders of shares of Preferred Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or series of any class of securities of the Corporation.

      4. VOTING. Except as required from time to time by law, the shares of Preferred Stock shall have no voting powers. Provided, however, not withstanding the foregoing, that whenever and as often as dividends payable on any shares of Preferred Stock shall be in arrears in an amount equal to twenty four full monthly dividends or more per share, the holders of Preferred Stock together with the holders of any other preferred stock hereafter authorized, voting separately and as a single class shall be entitled to elect a majority of the Board of

Directors of the Corporation. Such right shall continue until all dividends in arrears on preferred stock have been paid in full.

      5.    LIQUIDATION RIGHTS.

            a) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made on the Common Stock, or on any other class of stock ranking junior to Preferred Stock, upon liquidation, the amount of $100.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

            b) Neither the sale, lease or conveyance of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section.

            c) After the payment to the holders of the shares of Preferred Stock of the full preferential amounts provided for in this Section, the holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

            d) In the event the assets of the Corporation available for distribution to the holders of shares of Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section, no such distribution shall be made on account of any shares or any other series of Preferred Stock or any other class of stock ranking on a parity with the shares of Preferred Stock upon such dissolution, liquidation or winding up, unless proportionate distributive amounts shall be paid on account of the shares of Preferred Stock, ratably in accordance with the sums which would be payable in such distribution if all sums payable in respect of the shares of all series of Preferred Stock and any such other class of stock as aforesaid were discharged in full.

      6. PRIORITIES. For purposes of this Resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

            a) Prior to the shares of Preferred Stock, either as to dividends or upon liquidation if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Preferred Stock.

            b) On a parity with shares of Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of Preferred Stock, if the holder of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holder of such stock and the holders of Preferred Stock; and

            c) Junior to shares of Preferred Stock, either as to dividends or upon liquidation, if the holders of shares of Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

      7. SHARES NON-ASSESSABLE. Any and all shares of Preferred Stock issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

      8. PRE-EMPTIVE RIGHTS. Holders of Preferred Stock shall have no pre-emptive rights to acquire additional shares of Preferred Stock.

EXHIBIT A

      Treasury Bill Rate

      Except as provided below in this paragraph, the "Treasury Bill Rate" for each distribution period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant weekly Calendar Period (as defined below)) for the three-month U.S. Treasury Bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the first day of the distribution period for which the distribution rate on Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for the related distribution period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for the three-month U.S. Treasury Bills, as published weekly during such Calendar Period by any Federal Reserve Bank, or by any U.S. Government department or agency selected by the Company. In the event that a per annum market discount rate for the three-month U.S Treasury Bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such distribution period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate, for any distribution period as provided above in this paragraph the Treasury Bill Rate for such distribution period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized primary U.S. Government securities dealers selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any distribution period as provided above in this paragraph, the Treasury Bill Rate for such distribution period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized primary U.S. Government securities dealers selected by the Company.

      Ten Year Constant Maturity Rate

      Except as provided below in this paragraph, the "Ten-Year Constant Maturity Rate" for each distribution period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten-Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the first day of the distribution period for which the distribution rate on Preferred is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten-Year Average Yield during such Calendar Period, then the Ten-Year Constant Maturity Rate for such distribution period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten-Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve
Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Ten-Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten-Year Constant Maturity Rate for such distribution period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Ten-Year Constant Maturity Rate for any distribution period as provided above in this paragraph, then the Ten-Year Constant Maturity Rate for such distribution period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed-interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized primary U.S. Government securities dealers selected by the Company.

      Twenty Year Constant Maturity Rate

      Except as provided below in this paragraph, the "Twenty-Year Constant Maturity Rate" for each distribution period shall be the arithmetic average of the two most recent weekly per annum Twenty-Year Average Yields (or the one weekly per annum Twenty-Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the first day of the distribution period for which the distributionrate on Preferred is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty-Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such distribution period shall be the arithmetic average of the two most recent weekly per annum Twenty-Year Average Yields (or the one weekly per annum Twenty-Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Twenty-Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such distribution period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more than twenty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Twenty-Year Constant Maturity Rate for any dividend period as provided above, then the Twenty-Year Constant Maturity Rate for such distribution period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed-interest rate securities (other than Special Securities) with a final maturity date of not less than eighteen nor more than twenty-two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized primary U.S. Government securities dealers selected by the Company.

      As used herein, the term "Calendar Period" means a period of 14 calendar days; the term "Special Securities" means securities which may, at the option of the holder, be surrendered at face value in payment of any federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten-Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed-interest rate securities (adjusted to constant maturities of ten years); and the term "Twenty-Year Average Yield" means the average yield of maturity for actively traded marketable U.S. Treasury fixed-interest rate securities (adjusted to constant maturities of 20 years).

                                                     Exhibit 4(d)

(FORM OF VARIABLE RATE CUMULATIVE
PREFERRED STOCK CERTIFICATE)


Certificate No.                                                  Shares

SUMMIT SECURITIES, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF IDAHO

VARIABLE RATE CUMULATIVE PREFERRED STOCK
SERIES

(Par Value: $10.00 per share;
Liquidation Preference: $100.00 per share)


This certifies that                                              is the
registered holder of                    shares of Variable Rate
Cumulative Preferred Stock, Series         of Summit Securities, Inc.
transferable only on the books of the Corporation upon surrender of this certificate properly endorsed by the holder hereof in person or by attorney-in-fact.

      The Corporation will provide to any registered holder of stock of the Corporation, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of stock authorized to be issued by the Corporation, the variations in the relative rights and preferences between the shares of each series of each class of stock so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the rights and preferences of subsequent series.

      In witness whereof the Corporation has caused this certificate to be signed by its duly authorized officers and the facsimile of its corporate seal imprinted hereon.


Issue Date:




________________________________          ________________________________
Secretary or Assistant Secretary          President or Vice President

                                                       Exhibit 4(e)

                               SUMMIT SECURITIES,INC.
                     HARBOR CENTER, 1000 WEST HUBBARD, SUITE 140
                            COEUR D' ALENE, ID 83814-2276


                          INVESTMENT CERTIFICATE, SERIES A

Principal               Issue       Maturity      Interest      Certificate
Amount                  Date          Date          Rate          Number



Interest:
Amortization Term:
Months:

Issued To:


      THE CERTIFICATE
      This is a duly authorized Certificate of Summit Securities, Inc. ("Summit"). This Certificate is issued under an Indenture dated July 25, 1990 ("Indenture") between Summit and West One Bank, Idaho, N.A. as Trustee ("Trustee"). The Indenture permits Summit to issue an unlimited amount of Certificates, the terms of which may vary according to series. This Certificate is of the series stated above; that series is not limited in aggregate principal amount as stated in the Indenture (or supplemental indentures). The Indenture (and supplemental indentures) contains statements of the rights of the Certificateholders, Summit and the Trustee and provision concerning authentication and delivery of the Certificates. Definitions of certain terms used in the Certificate are also found in the Indenture (and supplemental indentures).

      PAYMENT OF PRINCIPAL
      For value received, Summit promises to pay the principal amount of this Certificate at the maturity date stated above. Payment will be made to the Person to whom this Certificate is issued or registered assigns.

      PAYMENT OF INTEREST
      Summit promises to pay interest on the principal amount of this Certificate from the issue date until the principal amount is paid or made available for payment. Interest will be computed at the annual interest rate stated above. Interest will be payable or compounded as stated above or as otherwise elected by the Person entitled to payment of interest. Summit will pay interest to the Person in whose name this Certificate (or one or more Predecessor Certificates) is registered at the close of business on the Regular Record Date for the payment of interest. The Regular Record Date is the 15th date of the calendar month immediately preceding an Interest Payment Date.

      COMPOUNDING OF INTEREST
      If the Person entitled to payment of interest so elects, Summit will compound interest rather than pay interest in installments. Interest will be compounded on a semiannual basis at the interest rate stated above from the Interest Payment Date immediately preceding receipt by Summit of the compounding election. Interest will be compounded from the issue date of the Certificate if Summit receives the compounding election prior to the first Interest Payment Date. Interest will be compounded until the maturity date stated above and will be paid on such date. Prior to maturity, however, Summit will pay at the Certificateholder's request the interest accumulated in the last two semiannual compounding periods before Summit receives the request, together with the interest accrued from the end of the last such semiannual period. Interest compounded prior to the last two semiannual compounding periods is payable only onthe maturity date stated above.

      ALTERNATIVE INSTALLMENT PAYMENTS OF PRINCIPAL AND INTEREST
      If so elected by the Person to whom this Certificate is originally issued, Summit promises, in lieu of the foregoing provisions for payment of principal and interest, to pay equal monthly installments of principal and interest, commencing thirty days from the issue date, until the maturity date, at which time the remaining principal amount, if any, together with all unpaid accrued interest, shall be paid. The amount of each monthly installment shall be the amount necessary to amortize the principal amount at the specified interest rate during the specified amortization term.

      PREPAYMENT ON DEATH
      In the event of a Certificateholder's death, any person entitled to receive some or all of the proceeds of this Certificate may elect to have his or her share of the principal and any unpaid interest prepaid in full in five consecutive equal monthly installments. Interest on the declining principal balance of that share will continue to accrue at the interest rate stated above. Any request for prepayment must be made in writing to Summit. The request must be accompanied by the Certificate and evidence, satisfactory to Summit, of the Certificateholder's death. Before Summit prepays the Certificate, it may require additional documents or other material it considers necessary to establish the Persons entitled to receive some or all of the proceeds of the Certificate. Metropolitan may also require proof of other facts relevant to its obligation to prepay the Certificate in the event of death.

      MISCELLANEOUS
      The provisions on the reverse are part of this Certificate.

      This Certificate is not entitled to any benefit under the Indenture nor is this Certificate valid or obligatory for any purpose unless the certificate of authentication below has been executed by the Trustee by manual signature.
      This Certificate is not insured by the United States government, the State of Idaho nor any agency thereof.
      In witness whereof, Summit has caused this Certificate to be duly executed under its corporate seal.

                               SUMMIT SECURITIES, INC.

Attest:_________________________          By:_______________________________
      Secretary or Assistant Secretary          Chairman of the Board,
      President or Vice President

                            CERTIFICATE OF AUTHENTICATION
                     This is one of the Certificates referred to
                          in the within-mentioned Indenture

                             WEST ONE BANK, IDAHO, N.A.
                                     as Trustee


                      By:_____________________________________
                                Authorized Signature

(reverse of Certificate)

      TRANSFER AND EXCHANGE
      Transfer and exchange of this Certificate are conditioned by certain provisions in the Indenture. To effect a transfer, the Holder must surrender this Certificate at Summit's office or agency in Coeur d'Alene, Idaho or such other place as may be designated by Summit. This Certificate must be duly endorsed or accompanied by a written instrument of transfer satisfactory to Summit. Upon transfer, one or more new Certificates of the same series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferrers. Prior to due presentment for registration of transfer, Summit, the Trustee or any of their agents may treat any Person in whose name this Certificate is registered as the owner of this Certificate, regardless of notice to the contrary or whether this Certificate might be overdue.
      This Certificate is issuable only as a registered Certificate; it does not bear coupons. As provided in the Indenture, this Certificate is exchangeable for the other Certificates of the same series of authorized denominations with the same aggregate principal amount. To effect an exchange, the Holder must surrender this Certificate at Summit's office or agency in Coeur d' Alene, Idaho or such other place as may be designated by Summit. The Certificate must be duly endorsed or accompanied by a written instrument of exchange satisfactory to Summit.
      No service charge will be made for a transfer or exchange, but Summit may require payment of a sum sufficient to cover any governmental charge in connection with such transaction.

      AMENDMENT OF THE INDENTURE; WAIVER OF RIGHTS
      With certain exceptions, the Indenture may be amended, the obligations and rights of Summit may be modified and the rights of the Certificateholders may be modified by Summit at any time with the consent of the Holders of 66-2/3% in aggregate principal amount of the Certificates at the time Outstanding. The Indenture allows the Holders of specified percentages in aggregate principal amount of the Certificates of a particular series to waive compliance by Summit with certain indenture provisions and to waive past defaults and their consequences on behalf of all the Holders of Certificates of that series. Any such consent or waiver by the Holder of this Certificate will be binding upon that Holder. The consent or waiver will also be binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer of, or in exchange for or in lieu of this Certificate, whether or not that consent or waiver is noted upon the Certificate.

      FAILURE TO PAY INTEREST OR INSTALLMENTS; EVENTS OF DEFAULT
      If interest or any installment of principal and interest is not punctually paid or duly provided for, it shall cease to be payable to the registered Holder of this Certificate on the applicable Regular Record Date. Instead, the Trustee will fix a Special Record Date for payment of the Defaulted Interest or installments. The Trustee will give the Certificateholders notice of the Special Record Date at lease 10 days prior to the Special Record Date. The Person in whose name this Certificate (or one or more Predecessor Certificates) is registered at the close of business on the Special Record Date will be entitled to payment of the Defaulted Interest or installment. If the Certificates are listed on a securities exchange, however, the

Defaulted Interest or installment may be paid at any time and in any lawful manner consistent with the requirements of the exchange.
      If an Event of Default occurs, the principal of all the Certificates may be declared due and payable as provided in the Indenture.

      FORM OF PAYMENT
      Payment of principal and interest will be made at the office or agency of Summit maintained for that purpose in Coeur d'Alene, Idaho or such other place as may be designated by Summit. Payment will be made in coin or currency of the United States of America that is legal tender for payment of public and private debts at the time of payment. At Summit's option, however, payment of interest may be made by check mailed to the Person entitled to the interest at that Person's address as it appears in the Certificate Register.

      BUSINESS DAYS
      Whenever any interest Payment Date, the Stated Maturity of this Certificate or any date on which any Defaulted Interest or installment is proposed to be paid is not a business day, the appropriate payment or compounding of interest or principal may be made on the next succeeding Business Day without accrual of additional interest.

      CERTAIN DEFINITIONS
      Summit is an Idaho corporation. The term "Summit" includes any successor corporation under the Indenture. The term "Trustee: includes any successor Trustee under the Indenture.

                                                           Exhibit 5(a)


OPINION OF SUSAN A. THOMSON

January     , 1994

The Directors and Stockholder
Summit Securities, Inc.
929 West Sprague Avenue
Spokane, WA 99204

Gentlemen:

      I have acted as counsel to you in connection with the proceedings for the authorization and issuance of $40,000,000 principal amount of Investment Certificates of the Company and the preparation of a Registration Statement (form S-1) under the Securities Act of 1933, as amended, which you have filed with the Securities and Exchange Commission with respect to the Certificates. (SEC Registration No.
33-            ).

      I have examined the Registration Statement referred to above and such documents and records of the Company and other documents as I have deemed necessary for the purpose of this opinion.

      Based upon the foregoing, I am of the opinion that upon the happening of the following events,

      (a) due action by the Board of Directors of the Company authorizing the issuance and sale of the Certificates pursuant to the Indenture dated as of November 15, 1990, between the Company and West One Bank, Idaho, N.A. as Trustee;

      (b) the Registration Statement referred to above becoming effective;

      (c) compliance with the terms and conditions of the Indenture with respect to the creation, authentication and delivery of the Certificates, the due execution by the Company and authentication and delivery by the Trustee of the Certificates, and the sale thereof by the Company as contemplated in the Registration Statement and in accordance with the above-mentioned corporate and governmental authorizations;

      The Certificates will constitute in the hands of the holders thereof valid, binding and legal outstanding obligations of the Company, in accordance with their terms, subject to applicable bankruptcy and insolvency laws.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus under the caption "Legal Opinion".

                                          Sincerely,

                                          /s/SUSAN A. THOMSON

                                          Susan A. Thomson
                                          Assistant Corporate Counsel

                                                       Exhibit 5(b)

OPINION OF SUSAN A. THOMSON

January        , 1994

The Directors and Stockholders
Summit Securities, Inc.
West 929 Sprague Avenue
Spokane, WA 99204

Gentlemen:

      I have acted as counsel to Summit Securities, Inc. (the "Company") in connection with the proceedings for the authorization and issuance of 150,000 shares of Variable Rate Cumulative Preferred Stock, Series S-1 ("Preferred Stock, Series S") including the preparation of a Registration Statement (Form S-1) under the Securities Act of 1933, as amended, which has been filed with the Securities and Exchange
Commission.  (SEC Registration No. 33-                )

      I have examined the Registration Statement referred to above and such other documents and records as I have deemed necessary for the purpose of this opinion.

      Based upon the foregoing, and subject to the Board of Directors' adoption of Articles of Amendment to the Company's Article of Incorporation which incorporate the Statement of Rights, Designation and Preferences of variable Rate Cumulative Preferred Stock, Series S-1, and the filing of same with the Secretary of State of the State of
Idaho in accordance with                                    , I am of
the opinion that:

      (1) the Preferred Stock, Series S-1 of the Company which is being registered, when issued and sold in the manner and for the consideration contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable; and

      (2) in the event of dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of Preferred Stock, Series S-1 will be entitled to receive, on parity with all other issued and outstanding preferred stock, before any payment or distribution is made on the Company's Class A or Class B Common Stock, the amount of ($100.00 per share plus an amount equal to all accrued and unpaid dividends thereon to the date of distribution or payment.

      This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus under the caption "Legal Opinion."

                                          Sincerely,

                                          /s/ SUSAN A. THOMSON


                                          Susan A. Thomson
                                          Assistant Corporate Counsel

                                                         EXHIBIT 12

SUMMIT SECURITIES, INC.
RATIO OF EARNING TO FIXED CHARGES

      The ratio of adjusted earnings to fixed charges was computed using the following tabulations to compute adjusted earnings and the defined fixed charges.

                                                     Year Ended
                                  September 30,     September 30,   September 30,
                                      1993              1992            1991
Income (loss) before
   extraordinary item.....         $  283,107        $  611,595         $238,205

Add:
   Interest...............          1,792,059         1,390,968          640,318
   Taxes (benefit) on
     income..............             145,951           127,989           (2,689)
                                   ----------          --------          -------
Adjusted Earnings.........         $2,221,117        $2,130,552         $875,834
                                   ==========          ========          =======
Fixed Charges
   Interest...............         $1,792,059        $1,390,968         $640,318
                                   ==========          ========          =======
Ratio of Adjusted Earnings
   to Fixed Charges.......               1.24              1.53             1.37
                                   ==========          ========          =======

                                                   Exhibit 23(a)(i)

CONSENT OF

INDEPENDENT PUBLIC ACCOUNTANTS



Summit Securities, Inc.
Spokane, Washington

      We consent to the inclusion in this Registration Statement on Form
S-1 (File No. 33-                  ) of our report dated December 13,
1993 which includes an explanatory paragraph describing changes in the Company's method of accounting for repossessed real property and income taxes relating to our audit of the financial statements and financial statement schedules of Summit Securities, Inc.

      We also consent to the reference to our firm under the caption
"Experts".


                                /s/ COOPERS & LYBRAND

COOPERS & LYBRAND


Spokane, Washington
January 13, 1994

                                                     Exhibit 23 (a)(ii)



                                     CONSENT OF

                      INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Summit Securities, Inc.
Spokane, Washington

      We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 7, 1992, relating to the financial statements of Summit Securities, Inc., which is contained in that Prospectus, and of our report dated December 7, 1992, relating to the schedules, which is contained in Part II of the Registration Statement.

      We also consent to the reference to us under the caption
"Experts", Summary of Financial Data and Selected Financial Data in the Prospectus.



                                   /s/ BDO SEIDMAN

BDO SEIDMAN


Spokane, Washington
January 13, 1994

                                                         Exhibit 25

                                      FORM T-1

                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON D.C. 20549

                            _____________________________


                     Statement of Eligibility and Qualification
                     Under the Trust Indenture Act of 1939 of a
                      Corporation Designated to Act as Trustee

                            _____________________________

                                WEST ONE BANK, IDAHO
                 (Exact name of trustee as specified in its charter)


                            _____________________________

           Idaho                                 82-0130211
  (State of incorporation                     (I.R.S. Employer
  if not a national bank)                    Identification No.)

 101 S. Capitol Boulevard                           83702
       Boise, Idaho                              (Zip code)
   (Address of Trustee's
principal executive offices)


                           ______________________________

                               SUMMIT SECURITIES, INC.
                 (Exact name of obligor as specified in its charter)

           Idaho                                 82-0438135
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)               Identification No.)

      1000 W. Hubbard                               83814
   Coeur d'Alene, Idaho                          (Zip code)
   (Address of principal
    executive offices)

                          _________________________________

                               INVESTMENT CERTIFICATES
                         (Title of the indenture securities)

Item 1.     General Information.
            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Name                                Address

            Federal Reserve Bank of
                  San Francisco                 San Francisco, CA
            Federal Deposit Insurance
                  Corporation                   Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust power.

                  Yes.

Item 2.     Affiliations with Obligor and Underwriters.
            If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe such affiliation.

                  None.

Item 3.     Voting Securities of the Trustee.
            Furnish the following information as to each class of voting securities of the trustee:

                        As of December 3, 1993

                  Col. A                              Col. B
            Title of Class                      Amount Outstanding
            ______________                      __________________
            Capital Stock (Common)
            par value $2.50 per share           6,148,202 shares

Item 4.     Trusteeships under Other Indentures.

            If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

            (a) Title of the securities outstanding under each such other indenture.

                        None.

            (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                        Nonapplicable.

Item 5.     Interlocking Directorates and Similar Relationships with the

Obligor or Underwriters.

            If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                  None.

Item 6.     Voting Securities of the Trustee Owned by the Obligor or its
            Officials.

            Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                  As of December 3, 1993

            The amount of voting securities of the trustee owned beneficially by the obligor and its directors and executive officers, taken as a group, does not exceed one percent of the outstanding voting securities of the trustee.

Item 7. Voting Securities of the Trustee Owned by Underwriters or their Officials.

            Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                  As of December 3, 1993.

                  None.

Item 8.     Securities of the Obligor Owned or Held by the Trustee.

            Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

                  As of December 3, 1993

                  None.

Item 9.     Securities of Underwriters Owned or Held by the Trustee.

            If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of such underwriter any of which are so owned or held by the trustee.

                  As of December 3, 1993

                  None.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligors.

            If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or
            (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                  As of December 3, 1993

                  None.

Item 11. Ownership or Holdings by the Trustee or any Securities of Person Owning 50 percent or More of the Voting Securities of the Obligor.

            If the trustee owns beneficially or holds as collateral security for obligations default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the Voting Securities of the Obligor.

            If the trustee owns beneficially or holds as collateral security for obligations default any securities of a person who, to the knowledge of the trust owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                  As of December 3, 1993

                  None.

Item 12.    List of Exhibits.

            Exhibit 1. Articles of Incorporation of the trustee, as amended, and as now in effect.

            Exhibit 2. Certificate of authority of the trustee to commence business.

            Exhibit 3. Authorization of the trustee to exercise corporate trust powers.

            Exhibit 4.        Existing By-Laws of the trustee.

            Exhibit 5.        None.

            Exhibit 6. Consent of the trustee required by Section 321(b) of the Act.

            Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act OF 1939 the trustee, West One Bank, Idaho, N.A. a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boise, State of Idaho, on the 3rd day of December, 1993.


                              WEST ONE BANK, IDAHO


                              By:_________________________________________
                                    Roger Wright
                                    Vice President and Manager
                                    Corporate Trust Department